Exhibit 2.1

Execution version

SHARE PURCHASE AGREEMENT

BY AND AMONG

SUNPOWER CORPORATION,

SUNRAY MALTA HOLDINGS LIMITED,

AND

THE SHAREHOLDERS OF SUNRAY MALTA HOLDINGS LIMITED

FEBRUARY 11, 2010

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(continued)

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(continued)

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(continued)

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(continued)

Page
Exhibits:

Exhibit A	Form of Class C Holder Non-Competition Agreement	A-1

Exhibit B	Form of Class A/B Holder Non-Competition Agreement	B-1

Exhibit C	Form of General Release	C-1

Exhibit D	Form of Side Agreement	D-1

Exhibit E	Company Disclosure Schedule	E-1

Exhibit F	Company Shareholder Disclosure Schedules	F-1

Exhibit G	Principal Terms of the Letter of Credit	G-1

Exhibit H	Form of Retention Agreement	H-1

Exhibit I	Form of Company Shareholder Note	I-1

Exhibit J	Form of Escrow Agreement	J-1

Exhibit K	Company Deliverables	K-1

Exhibit L	Purchaser Deliverables	L-1

Exhibit M	Deed of Variation of the Company Shareholders Agreement	M-1

Exhibit N	Shareholder Resolution	N-1

Exhibit O	CSE Notice	O-1

Exhibit P	Deed of Termination and Release	P-1

Exhibit Q	Trustee Consent	Q-1

Exhibit R	Provisions of Company Shareholders Agreement and Company Articles	R-1

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SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of February 11, 2010, by and among SunPower Corporation, a Delaware corporation (“Purchaser”), SunRay Malta Holdings Limited, a company organized under the laws of Malta (the “Company”), and the persons listed, together with the type of Shares held by each or in respect of which they have an interest, on Schedule A attached hereto (collectively, the “Company Shareholders”).

RECITALS

A. The Class A Holders and the Class B Holders own beneficially and of record all of the issued Company Class A Shares and the Company Class B Shares respectively. The Class C Holders (through a nominee) beneficially own all of the issued Company Class C Shares other than the EBT Shares. The EBT Shares are owned as of record by the EBT Trustee, which holds such Shares on behalf of the beneficiaries of the EBT. The EBT Trustee has resolved that, at the Closing, it will sell the EBT Shares to Purchaser on the terms and conditions set out herein. Collectively therefore, the Company Shareholders and the EBT Trustee own beneficially and of record (or through nominees or trustees where so indicated) all of the issued and outstanding share capital of the Company (the “Shares”)

B. The Company Shareholders desire to sell and to procure that EBT shall sell to Purchaser, and Purchaser desires to purchase from the Company Shareholders and from the EBT Trustee, all of the Shares on the terms and subject to the conditions set forth in this Agreement (the “Acquisition”).

C. The Company, the Company Shareholders and Purchaser desire to make certain representations, warranties, covenants and other agreements in connection with the Acquisition.

D. In order to induce Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, certain Company Shareholders are executing and delivering Class C Holder Non-Competition Agreements in substantially the form attached hereto as Exhibit A (each, a “Class C Holder Non-Competition Agreement”) and certain other Company Shareholders are executing and delivering Class A/B Holder Non-Competition Agreements in substantially the form attached hereto as Exhibit B (each, a “Class A/B Holder Non-Competition Agreement”).

E. In order to induce the Company Shareholders and Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Purchaser, the Company and the Company Shareholders have agreed to execute and deliver at the Closing a Mutual General Release in substantially the form attached hereto as Exhibit C (the “General Release”).

F. In order to induce Purchaser to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the individuals set forth on Schedule B is executing a Retention Agreement with Purchaser in a form reasonably requested by Purchaser.

G. In order to induce Purchaser and the Company Shareholders to enter into this Agreement, concurrently with the execution and delivery of this Agreement, the Company and the Company Shareholders are executing and delivering Side Agreements in substantially the form attached hereto as Exhibit D (each, a “Side Agreement”).

AGREEMENT

In consideration of the representations, warranties, covenants and other agreements in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Acceptable Bank” means (a) any one of Deutsche Bank, Bank of America, JPMorgan Chase or Wells Fargo or (b) any other commercial bank reasonably acceptable to the Class A Holder, provided, in either case, that such bank’s senior unsecured long-term debt is rated at the Minimum Acceptable Credit Rating or higher by at least two of Fitch, Moody’s and S&P.

“Accounting Principles” means International Financial Reporting Standards, as applied by the Company in the Company Financial Statements on a consistent basis for the periods covered by the Company Financial Statements.

“Acquisition” has the meaning set forth in Recital B.

“Action” means any criminal, judicial, administrative or arbitral action, audit, charge, claim, complaint, demand, grievance, hearing, investigation, litigation, mediation, proceeding, subpoena or suit, whether civil, criminal, administrative or judicial, whether formal or informal, whether public or private, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or private arbitrator or mediator; provided, however, that any such audit or investigation of any Person may only be deemed to be an Action if such Person has been provided with written notice thereof.

“Actual February Capital Spend” means any amounts that are reflected on the Company Closing Balance Sheet as fixed assets that were capitalized in February 2010 relating to the Planned February Capital Spend as detailed in the General Budget.

“Adjusted Current Assets” means the sum of (i) the aggregate amount of the current assets on the Company Closing Balance Sheet with the reference numbers 1, 2, 5, 6 and 13, plus (ii) Actual February Capital Spend, plus (iii) M24 Contingent Equity. For the avoidance of doubt, Adjusted Current Assets shall exclude (i) all assets of Cassiopea PV S.r.l. other than the M24 Contingent Equity (reference #15), (ii) any Greek Cash, (iii) all tax assets (reference #4), which for the avoidance of doubt excludes all VAT receivables which are included in reference #3, (iv) all VAT receivables (reference #3). (v) non-current assets held for sale (reference #7), and (vi) any cash drawn under the March Debt.

“Adjusted Current Liabilities” means the sum of the current liabilities on the Company Closing Balance Sheet with the reference numbers 8, 11, and 12. For the avoidance of doubt, Adjusted Current Liabilities shall exclude (i) any current liabilities of Cassiopea PV S.r.l., (ii) the aggregate amount outstanding and owed to Piraeus Bank (reference #16, herein referred to as the “Piraeus Loan”) under the Open Account Agreement No. 2850592, dated October 22, 2008, between Piraeus Bank and Energy Ray Energy Société Anomyme, as amended on October 22, 2008 by virtue of additional act 2850592/1 and as extended and amended on March 27, 2009, June 26, 2009, September 28, 2009, October 29, 2009 and January 29, 2010, through respective letters (which for the avoidance of doubt shall not include any accrual for Taxes), (iii) Permitted Indebtedness and all accrued interest thereon that is required to be repaid by Purchaser on the Closing Date pursuant to Section 6.15 (reference #17), (iv) all tax liabilities (reference #10) and (v) Other VAT Liabilities (reference #9).

“Adjusted Purchase Price” has the meaning set forth in Section 2.2.

“Affiliate” means, when used with reference to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first Person.

“Agreement” has the meaning set forth in the Preamble.

“Arbitrating Accountant” has the meaning set forth in Section 2.5(f).

“Authorized Agent” has the meaning set forth in Section 10.10.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that would reasonably be likely to form the basis for any specified consequence.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the State of New York.

“Claims Notice” has the meaning set forth in Section 9.5(a).

“Class A Holder” means any Company Shareholder that owns directly (or through nominees or trustees where so indicated) Company Class A Shares.

“Class A/B Holder Non-Competition Agreement” has the meaning set forth in Recital D.

“Class B Holder” means any Company Shareholder that owns directly (or through nominees or trustees where so indicated) Company Class B Shares.

“Class C Holder” means any Company Shareholder that owns through nominees or trustees Company Class C Shares.

“Class C Holder Non-Competition Agreement” has the meaning set forth in Recital D.

“Class C Note Consideration Shareholder” has the meaning set forth in Section 2.3(a)(v).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Closing Delay Event” means a failure of the Closing to occur on or before February 28, 2010 where either (1) following the date on which all of the conditions set forth in Sections 7.1 and 7.3 (excluding conditions that, by their terms, are not expected to be satisfied until the Closing Date) have been satisfied or waived and the Class A Holder has informed Purchaser in writing of such satisfaction or waiver, Purchaser elects to postpone the Closing in accordance with the provisions of Sections 2.4 and 10.14(a) of this Agreement, or (2) all of the conditions set forth in Sections 7.1 and 7.3 (other than the condition set forth in Section 7.3(d) and conditions that, by their terms, are not expected to be satisfied until the Closing Date) have been satisfied or waived, the Class A Holder has informed Purchaser in writing of such satisfaction or waiver, and Purchaser is unable to demonstrate that either (A) it has complied with its obligations under Section 6.10(a) with respect to the consent contemplated by Section 7.3(d) or (B) its actions were not the primary cause of the failure of the condition set forth in Section 7.3(d) to then be satisfied.

“Closing Delay Event Date” means (1) in the case of Closing Delay Event of the type described in clause (1) of the definition of Closing Delay Event, (A) if the date upon which Purchaser makes its election to postpone the Closing in accordance with the provisions of Sections 2.4 and 10.14(a) (a “Delay Election”) is on or before February 28, 2010, February 28, 2010, or (B) if the date upon which Purchaser makes a Delay Election is after February 28, 2010, the date of such Delay Election, and (2) in the case of Closing Delay Event of the type described in clause (2) of the definition of Closing Delay Event, the later of (A) the date upon which all of the conditions set forth in Sections 7.1 and 7.3 (other than conditions that, by their terms, are not expected to be satisfied until the Closing Date) have been satisfied or waived and the Class A Holder has informed Purchaser in writing of such satisfaction or waiver or (B) February 28, 2010.

“Closing of the Books Taxes” has the meaning set forth in Section 9.2(d).

“Closing Spreadsheet” has the meaning set forth in 2.6(b).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Operation” means, with respect to any Project, that the inverters, solar panels and other equipment and facilities aggregating to the Minimum Installed Capacity of such Project have been installed, are interconnected to a transmission network and are capable of generating and transmitting electrical energy continuously and reliably in accordance with Prudent Industry Practices to such transmission network in connection with commercial sales, excluding, however, electric energy delivered to such transmission network in connection with testing, start-up or commissioning; provided, however, that Commercial Operation shall not occur before (a) the occurrence of (i) “commercial operation” (or any similar term or concept) as defined under any applicable Law in order to obtain any Environmental Attributes, or as defined under any FiT Registration or any Contract for the sale of energy from such Project, provided that in any case electricity is actually delivered to the transmission network, or (ii) if there is no such Contract as described in clause (i), then “substantial completion” (or any similar term or concept) under the Contract for installation of the material equipment and balance of plant for such Project, and (b) the entering into and coming into force of all FiT Registrations and Contracts and Environmental Attributes, in each case necessary to ensure the cashing in of any and all feed-in tariffs or similar benefits provided by any Governmental Entity.

“Company” has the meaning set forth in the Preamble.

“Company Articles” means collectively, the Memorandum of Association of SunRay Malta Holdings Limited and the Articles of Association of SunRay Malta Holdings Limited as in effect on the date of this Agreement.

“Company Audited Balance Sheet Date” has the meaning set forth in Section 3.4(a).

“Company Balance Sheet” has the meaning set forth in Section 3.4(a).

“Company Capital Stock” means any capital stock of the Company.

“Company Cash” means all cash and cash equivalents (determined in accordance with the Accounting Principles) actually in the possession and control of the Company or any Subsidiary or held for their benefit, less the amount of any uncashed checks issued by the Company or any Subsidiary.

“Company Class A Shares” means the Ordinary A shares of the Company, with a nominal value of €1 per share.

“Company Class B Shares” means the Ordinary B shares of the Company, with a nominal value of €1 per share.

“Company Class C Shares” means the Ordinary C shares of the Company, with a nominal value of €0.01 per share.

“Company Closing Balance Sheet” has the meaning set forth in Section 2.5(b).

“Company Disclosure Schedule” means the disclosure schedule dated the date hereof, delivered by the Company to Purchaser and attached hereto as Exhibit E, which forms a part of this Agreement.

“Company Financial Statements” has the meaning set forth in Section 3.4(a).

“Company Indemnification Amount” has the meaning set forth in 2.3(a)(iv).

“Company Indemnification Deductible” has the meaning set forth in Section 9.3(b).

“Company IP Rights” means, collectively, the Company-Owned IP Rights and the Company-Licensed IP Rights.

“Company-Licensed IP Rights” means the Intellectual Property licensed to the Company or one of the Subsidiaries by a third party.

“Company Material Adverse Effect” means any effect that is, or is reasonably likely to be, materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company and the Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Company Material Adverse Effect: (i) subject to clause (iii) below (solely as to changes in Law in Italy), any effect that results primarily from changes in general economic, regulatory or political conditions, (ii) any effect that results directly from any action taken or not taken pursuant to the express provisions this Agreement, (iii) any effect that results from changes in applicable Law (other than changes in Law in Italy) or International Financial Reporting Standards (except, in each case, to the extent such changes have had a disproportionate effect on the Company and the Subsidiaries taken as a whole), (iv) any effect that results from the failure of the Company and the Subsidiaries to meet financial projections, it being understood that the underlying cause of the failure to meet financial projections may be deemed to constitute and may be taken into account in determining whether there has been a Company Material Adverse Effect, or (v) any effect that results directly from any action taken or not taken by Purchaser or any of its Affiliates, including pursuant to any Contracts with the Company or any Subsidiary, other than actions (excluding breaches) under this Agreement or any Related Agreement and actions by Purchaser or its Affiliates in response to a breach by the Company or a Subsidiary under another Contract. For the avoidance of doubt, it is understood that the M9 Project, by itself, is not material to the Company and the Subsidiaries taken as a whole, but that effects related to the M9 Project may be considered with other effects in determining whether there has been a Company Material Adverse Effect.

“Company-Owned IP Rights” means the Intellectual Property owned by the Company or one of the Subsidiaries.

“Company Registered Intellectual Property” has the meaning set forth in Section 3.8(b).

“Company Shareholder Disclosure Schedule” means, as to any Company Shareholder, the disclosure schedule, if any, dated the date hereof, delivered by or on behalf of such Company Shareholder to Purchaser and attached hereto as Exhibit F, which forms a part of this Agreement.

“Company Shareholder Note” has the meaning set forth in Section 2.3(a)(iv).

“Company Shareholders” has the meaning set forth in the Preamble.

“Company Shareholders Agreement” means the Amended and Restated Shareholders Agreement of SunRay Malta Holdings Limited, dated as of 26 October 2009, as amended on the date hereof.

“Company Software” has the meaning set forth in Section 3.8(b).

“Company Source Code” has the meaning set forth in Section 3.8(d).

“Company Subscription Agreement” means the Subscription Agreement of SunRay Malta Holdings Limited, dated as of 14 April 2008.

“Company Transaction Expenses” has the meaning set forth in Section 6.6.

“Company Working Capital” means (A) Adjusted Current Assets, minus (B) the sum of (i) Adjusted Current Liabilities, plus (ii) Non-Reimbursable Spend, plus (iii) February Budget Underspend, plus (iv) Exceeded Liability Amount.

“Competing Transaction” means (a) any merger or consolidation with or involving the Company or any Subsidiary or any acquisition of any equity interest (other than under the Company’s management share participation scheme) or assets of the Company or any Subsidiary (other than the sale of the Company’s services in the ordinary course of business) or (b) any agreement involving engineering, procurement or construction services, the sale/purchase of any photovoltaic equipment, maintenance and operations services, or land, permits or other rights, in each case with respect to the two solar parks of a maximum power capacity of 12MWp (M9) and 60MWp (M52) to be located in the Municipality of Montalto di Castro (sole authorization No. 4 of July 3, 2009 and No. 6 of August 7, 2009, respectively, issued by the Province of Viterbo).

“Confidential Information” has the meaning set forth in Section 6.4(b).

“Contract” means written (or, if legally binding, oral) agreements, options, deeds, instruments, evidence of Indebtedness, mortgages, indentures, security agreements or other contracts, including any leases, rights of passage (servitudes), surface right leases, licenses (other than Permits), Guarantees, sublicenses and subcontracts.

“Contractor” means each individual who has a contract to provide services to the Company and/or any Subsidiary.

“Copyrights” means all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship, which shall include, for the avoidance of doubt, project plans.

“Date of Survival” has the meaning set forth in Section 10.1.

“Designated Officers” has the meaning set forth in Section 6.3(b).

“Development Budget” means a budget, set forth in Schedule C, to develop each Project named in Schedule C.

“Domain Names” means all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing.

“EBT” means the SunRay Malta Holdings Limited Employee Share ownership trust constituted by a trust instrument dated 26 October 2009 in connection with the SunRay Malta Holdings Limited Share Plan.

“EBT Cash Proceeds” has the meaning given to that term in Section 2.3(a)(ii).

“EBT Shares” means the 1,122 Company “C” Shares held by the EBT Trustee within the EBT subject to the terms of the trust instrument and the SunRay Malta Holdings Limited Share Plan Rules.

“EBT Trustee” means Ganado Trustees & Fiduciaries Limited acting in its capacity as trustee of the EBT.

“Employee” means each individual that is an employee of the Company and/or any Subsidiary.

“Employee Plan” has the meaning set forth in Section 3.10(a).

“Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air and indoor air; including any material or substance in the physical structure of any building or improvement.

“Environmental Attributes” means all current attributes of an environmental or other nature that are created or otherwise arise from the generation of electricity from an eligible electric generating facility or the electric energy capacity or other generation-based products produced therefrom. Forms of such attributes include any kind of public incentives and special rights, subsidies of any kind by a Governmental Entity, including mandatory purchase price of the electricity, priority dispatch, electricity feed-in tariffs, any and all environmental air quality credits, green credits, including carbon credits, emissions reduction credits, certificates, tags, offsets, allowances, or similar products or rights, howsoever entitled, including where resulting from the avoidance of the emission of any gas, chemical, or other substance, including mercury, nitrogen oxide, sulfur dioxide, carbon dioxide, carbon monoxide, particulate matter or similar pollutants or contaminants of air, water or soil gas, chemical, or other substance. Environmental Attributes include those existing under local, state, regional, federal, or international legislation or regulation relevant to the avoidance of any emission described in this definition under any governmental, regulatory or voluntary program, including the United Nations Framework Convention on Climate Change (“UNFCCC”) and related Kyoto Protocol.

“Environmental Condition” means any condition of the Environment with respect to the Real Property, with respect to any real property currently or previously owned, leased or operated by the Company or any Subsidiary to the extent such condition of the Environment currently exists or existed at the real property at the time of such ownership, lease or operation, or with respect to any other real property at which any Hazardous Material generated by the operation of the business of the Company or any Subsidiary prior to the Closing Date has been treated, stored or disposed of or has otherwise come to be located, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results in any Release, or threat of Release.

“Environmental Law” means all applicable Laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and legally binding rulings thereunder and the regulations and legally binding directives of the European Union and the Laws of the countries in which the Company or any Subsidiary has any operations or Projects) concerning pollution, including electromagnetic pollution, protection of safety and human health (as it relates to non-occupational exposures to Hazardous Materials), protection of natural or wildlife resources, or protection of the Environment including Laws relating to emission, discharges, Releases, or threatened Releases of Hazardous Materials into the air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, each as amended and in effect on the Closing Date.

“Environmental Reports” has the meaning set forth in Section 3.21(d).

“EPC Work” means engineering, procurement or construction services, the sale/purchase of any photovoltaic equipment, or maintenance and operations services, in each case provided by Purchaser to the Company in relation to the M24 Project.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” has the meaning set forth in Section 2.3(b).

“Escrow Agreement” has the meaning set forth in Section 2.3(b).

“Escrow Claim Period” has the meaning set forth in Section 9.4.

“Escrow Fund” means the Letter of Credit and Company Shareholder Notes held by the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Specified Losses” has the meaning set forth in Section 9.1.

“Estimated Company Working Capital” has the meaning set forth in Section 2.5(b).

“Estimated Company Working Capital Certificate” has the meaning set forth in Section 2.5(b).

“Estimated Company Working Capital Shortfall” means the positive difference, if any, between the Target Company Working Capital Amount minus the Estimated Company Working Capital set forth in the Estimated Company Working Capital Certificate, provided that the amount of such difference exceeds €1,000,000.

“Estimated Company Working Capital Surplus” means the positive difference, if any, between the Estimated Company Working Capital set forth in the Estimated Company Working Capital Certificate minus Target Company Working Capital Amount, provided that the amount of such difference exceeds €1,000,000.

“Exceeded Liability Amount” means (A) the sum of (x) the amount by which the other tax liability (reference #10) on the Company Closing Balance Sheet exceeds €250,000, plus (y) the amount by which other facilities or loans which are taken out expressly to finance VAT (similar in nature to ‘Other-VAT Facility B’ (reference #18) on the Company Closing Balance Sheet) (which for the sake of clarity shall include only balances other than or in addition to such balances associated with the M24 Project) exceeds zero, minus (B) the amount by which the Greek Cash exceeds the Piraeus Loan on the Company Closing Balance Sheet.

“Excepted Company Representation” has the meaning set forth in Section 9.1.

“Excepted Purchaser Representation” has the meaning set forth in Section 9.3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Rate” means, as to any date, the spot currency rate for the applicable currency to dollars as reported in the “World Currency Rates” section on www.bloomberg.com (or its future equivalent) at 5:00 p.m. New York time on the Business Day immediately preceding such date.

“Excluded Items” has the meaning set forth in Section 9.5(a).

“February Budget Underspend” means €3,000,000 minus the amount actually spent or committed to be spent in February 2010 (excluding VAT) as business development expenses as detailed in the General Budget, excluding amounts capitalized in Cassiopea PV S.r.l., Andromeda PV S.r.l. and Centauro PV S.r.l. Such amount spent or committed to be spent shall be reflected as a reduction in cash (to the extent paid) or as an increase in payables (to the extent committed but not paid in cash).

“Final Company Working Capital” has the meaning set forth in Section 2.5(g).

“Final Company Working Capital Shortfall” means the positive difference, if any, between the Target Company Working Capital Amount minus the Final Company Working Capital, provided that the amount of such difference exceeds €1,000,000.

“Final Company Working Capital Surplus” means the positive difference, if any, between the Final Company Working Capital minus Target Company Working Capital Amount, provided that the amount of such difference exceeds €1,000,000.

“FiT Registration” means the concession or grant by any Governmental Entity of any incentives of any kind on the price of the electricity, for an extended period of time, typically 20 years or more and, in addition to a feed-in-tariff license, the right to enter into one or more PPAs with any Governmental Entity or other mandated entity for sale of all electricity produced by a Project.

“Fully Operating Project Status” means, with respect to the Montalto Projects, that (a) the Montalto Project Company has taken title to real property or acquired other definitive property rights (free and clear of Liens other than Permitted Liens) sufficient to enable such Montalto Project Company to develop, construct, finance, install, interconnect, own and operate the Montalto Projects at its Minimum Installed Capacity for a period of at least twenty (20) years from the date on which Commercial Operation is expected to be achieved or the term of the applicable FiT Registrations, whichever is longer, (b) the Montalto Project Company has completed all interconnection, transmission, species, solar resource, cultural, archaeological, environmental, wetlands and other studies required by Law or Prudent Industry Practice or otherwise customarily obtained in connection with the development, construction, financing and operation of the Montalto Projects, (c) the Montalto Project Company has obtained all permits, licenses and consents (in each case in final form and no longer subject to appeal), and paid all fees required by Law, needed to implement, finance, install, interconnect, own and operate the Montalto Projects at its Minimum Installed Capacity, (d) the Montalto Project Company has obtained an FiT Registration sufficient to enable the delivery of the energy output of the Minimum Installed Capacity to the grid, and (e) the Montalto Project Company has entered into an interconnection agreement sufficient to enable the delivery of the energy output of the Minimum Installed Capacity to the counterparty to such Contract.

“GAAP” means generally accepted accounting principles in the United States.

“General Budget” means the budget for the operation of the business of the Company and the Subsidiaries during the period from the date of this Agreement through February 28, 2010, which is set forth in Schedule D.

“General Claim Period” has the meaning set forth in Section 9.4(a).

“General Release” has the meaning set forth in Recital E.

“Governmental Entity” has the meaning set forth in Section 3.3(b).

“Greek Cash” means cash held on deposit at Piraeus Bank for the benefit of the Greek Subsidiaries, equal to the aggregate amount outstanding and owed to Piraeus Bank under Open Account Agreement No. 2850592, dated October 22, 2008, between Piraeus Bank and Energy Ray Energy Société Anomyme, as amended on October 22, 2008 by virtue of additional act 2850592/1 and as extended and amended on March 27, 2009, June 26, 2009, September 28, 2009, October 29, 2009 and January 29, 2010, through respective letters (reference #14).

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or otherwise supporting in whole or in part the payment of any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such

Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligations of the payment of such Indebtedness or to protect such obligee against loss in respect of such Indebtedness (in whole or in part); provided, however, that the term Guarantee shall not include endorsements for deposit or collection in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning.

“Hazardous Material” means (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, (b) any chemicals or other materials or substances which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances” or “toxic pollutants” under any Environmental Law as of the Closing Date, and (c) any other chemical or other material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity under any Environmental Law as of the Closing Date.

“in the ordinary course of business” means, with respect to any action, such action is consistent with the recent past practices of such Person and is taken in the ordinary course of operations of such Person and consistent with the General Budget and the relevant Development Budget, if any.

“Indebtedness” of any Person means, without duplication, the aggregate of the following (a) any liability of any Person (i) for borrowed money (including the current portion thereof), (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance, mortgage, debenture, note purchase facility or factoring agreement with recourse (pro solvendo), (iii) evidenced by a bond, note, mortgage, debenture or similar instrument (including a purchase money obligation), (iv) for the payment of money relating to leases that are required to be classified as capitalized lease obligations in accordance with Accounting Principles for all or any part of the deferred purchase price of property or services (other than trade payables), or (v) for all or any part of the deferred purchase price of property or services (other than trade payables), including any non-compete payments, or (b) any liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, Indebtedness of a Person includes (A) any and all accrued interest, success fees, prepayment premiums, make whole premiums or penalties and fees or expenses actually incurred (including attorneys’ fees) associated with the prepayment of any Indebtedness and (B) any and all amounts owed by such Person or any of its subsidiaries to any of their respective Affiliates, other than any intercompany indebtedness between or among such Person and its majority owned direct or indirect subsidiaries.

“Indemnification Amount” means, as to any Principal Shareholder, the amount obtained by multiplying (i) such Principal Shareholder’s Indemnification Percentage by (ii) $31,855,000

“Indemnification Percentage” means, as to any Principal Shareholder, the amount, rounded to two decimal places and expressed as a percentage, obtained by dividing (i) such Principal Shareholder’s portion of the Purchase Price, by (ii) the aggregate portion of the Purchase Price payable to all Principal Shareholders, each as reflected in the Spreadsheet.

“Indemnified Person” means any Person claiming indemnification (including claims by another on such Person’s behalf) under any provision of Article 9.

“Indemnifying Person” means any Person against whom a claim for indemnification is being asserted under any provision of Article 9.

“Individual Claims” has the meaning set forth in Section 9.8(b).

“Individual Representation” has the meaning set forth in Section 9.3(c)(ii).

“Intellectual Property” means the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights; (d) Trademarks; (e) Domain Names; (f) any similar, corresponding or equivalent rights to any of (a)-(e) above anywhere in the world; and (g) Software.

“Interest Amount” means the sum of (a) the product of (i) the lesser of 26 or the number of calendar days between the Closing Delay Event Date and the Closing Date, and (ii) 0.000082 multiplied by the aggregate amount payable to the Class A Holder and the Class B Holders pursuant to Section 2.3(a)(i)(x), plus (b) the product of (i) the lesser of 26 or the number of calendar days between the Closing Delay Event Date and the Closing Date, and (ii) 0.000022 multiplied by the aggregate amount payable to the Escrow Agent on behalf of the Class A Holder and the Class B Holders pursuant to Section 2.3(a)(iv).

“Issuer” has the meaning set forth in Section 6.19(a).

“Issuer Note Holder” has the meaning set forth in Section 6.19(a).

“Issuer Notes” has the meaning set forth in Section 6.19(a).

“IRS” means the Internal Revenue Service.

“knowledge” or “aware” means, with respect to the Company, the actual knowledge of those Persons set forth on Schedule E.

“Law” means the law of any jurisdiction, whether international, multilateral, multinational, national, federal, state, provincial, local or common law, an order or act, statute, ordinance, regulation, rule or code promulgated by a Governmental Entity, including a decree, treaty, official directive, policy or similar form of decision of any Governmental Entity having the force and effect of law.

“Letter of Credit” means the irrevocable commercial direct pay letter of credit issued on behalf of Purchaser by any Acceptable Bank to the Escrow Agent, for the benefit of the Class A Holder and the Class B Holders, dated as of the Closing Date, in an amount equal to the Stated Amount, and containing the terms summarized in the Principal Terms of Letter of Credit attached as Exhibit G (and such other terms as Purchaser and the Class A Holder may agree), and otherwise in form and substance reasonably acceptable to the Class A Holder, including any replacement thereof made in accordance with the Escrow Agreement.

“Liability Claim” has the meaning set forth in Section 9.5(a).

“Lien” means, with respect to any asset, any mortgage, easement, right of way, seizure, lien, pledge, hypothecation, encumbrance, title defect, title retention agreement, voting trust agreement, option, charge, security interest of any kind or similar restriction or limitation in respect of such asset, including pending or potential expropriation, heritage, archeological, landscape, hydrological or geological liens, or Contracts to give any of the foregoing.

“Listed Contract” has the meaning set forth in Section 3.17(a).

“Litigation Conditions” has the meaning set forth in Section 9.9.

“Losses” has the meaning set forth in Section 9.1.

“M24 Contingent Equity” means the value of a contingent right to the return of an equity investment in the M24 Project, blocked as cash in SunRay Italy Holdings S.r.l., which, except as provided in the next sentence, shall be not less than €4,610,000. Notwithstanding the foregoing, if the Company has, as of the date used for the determination of Company Working Capital, knowledge that such equity investment will not be returned in full, such current asset shall be in the amount of such equity investment which is reasonably likely to be returned.

“M52 Project” means the M45 Project and the M7 Project, taken together.

“March Debt” has the meaning set forth in Section 6.15(c)(ii).

any reference to an event, change, condition or effect being “material” with respect to any Person or matter means any event, change, condition or effect that is material in relation to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person and its subsidiaries.

“Minimum Acceptable Credit Rating” means a rating of A or higher from Fitch and S&P, and a rating of A-2 or higher from Moody’s.

“Minimum Installed Capacity” means the installed capacity in MWp for each Project specified in Schedule F.

“Montalto FiT Registration” means any FiT Registration with respect to the Montalto Projects.

“Montalto Project Company” means, collectively, (a) Cassiopea PV S.r.l., an Italian società a responsabilità limitata, with registered office in Milan, Piazza Meda 3, holding the M24 Project, (b) SunRay Italy S.r.l. and (c) upon the transfer of the (i) the M9 Project (currently held by SunRay Italy S.r.l.), Centauro PV S.r.l., and (iii) the M7 Project and the M45 Project (each currently held by SunRay Italy S.r.l.), Andromeda PV S.r.l.

“Montalto Projects” means up to an aggregate of approximately 83MWp of Projects under development by the Company (through the Montalto Project Company) in the Municipality of Montalto di Castro, Italy, consisting of (a) the M24 Project, (b) the M9 Project, (c) the M7 Project and (d) the M45 Project.

“MWp” means megawatt(s) of peak capacity.

“Necessary Permits” means all Permits necessary for the development, siting, construction, interconnection, ownership and operation of the Projects and any Permits otherwise necessary for the business of the Company or any Subsidiary.

“Non-Principal Shareholders” means the Company Shareholders other than the Principal Shareholders.

“Non-Reimbursable Spend” means €200,000, related to the settlement cost for the appeal on the M45 Project.

“Notarized Options” has the meaning set forth in Section 3.19(d).

“Note Exchange Rate” means the average of the daily spot currency rate for U.S. dollars to Euros as reported in the “World Currency Rates” section on www.bloomberg.com (or its future equivalent) at 5:00 p.m. New York time with respect to period commencing on January 1, 2010 and ending on and including the day that is five (5) Business Days prior to the Closing Date.

“Objection Notice” has the meaning set forth in Section 9.6(d).

“Objection Period” has the meaning set forth in Section 9.6(d).

“Obligations” has the meaning set forth in Section 6.19(a).

“Owned Real Property” has the meaning set forth in Section 3.19(f).

“Patents” means U.S. and non-U.S. patents and patent applications, together with all reissues, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures.

“Payment Covenants” has the meaning set forth in Section 9.3(c)(i).

“Pending Agreements” has the meaning set forth in Section 3.17(c).

“Permit” means any permit, license, approval, consent or authorization issued by a Governmental Entity, but excluding any interim clearances received or to be received in connection with any application for a Autorizzazione Unica issued pursuant to the Legislative Decree n.387/2003 or a Minimal Technical General Solution for the connection pursuant to TICA - Integrated Text for the Active Connections.

“Permit Applications” has the meaning set forth in Section 3.20(a).

“Permitted Indebtedness” means (i) up to an aggregate of €120 million of Indebtedness of the Company or the Montalto Project Company directly related to the 24 MWp phase of the Montalto Projects as described on Schedule G, (ii) the existing approximate €27 million of Indebtedness as described on Schedule G including any renewals thereof, (iii) up to €14 million of Indebtedness of the Company that is required to be paid by Purchaser on the Closing Date pursuant to Section 6.15 and as described on Schedule G, (iv) up to an aggregate of €14.1 million of the Indebtedness of the Company that is required to be paid by Purchaser on the Closing Date pursuant to Section 6.15 and as described on Schedule G, and (v) any other Indebtedness incurred by the Company during the period from the date of this Agreement until the Closing with the prior written consent of Purchaser, in each case, together with all interest, fees and other expenses accrued thereon.

“Permitted Liens” means (a) Liens for taxes not yet due or being contested in good faith, (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not delinquent, (c) Liens existing or incurred in connection with Permitted Indebtedness and (d) any other minor imperfections of title, defects, easements, rights of land, land use restrictions including zoning or similar Lien which individually or in the aggregate would not reasonably be expected to be material to the Company or any Subsidiary.

“Person” means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, Governmental Entity or other entity or organization.

“Planned February Capital Spend” means (i) €5,800,000 of expected expenditures on M52 Project land, (ii) €6,800,000 of expected expenditures on M9 Project and M52 Project capital assets and (iii) €122,500 for the transfer of land from the M24 Project to the M9 Project, as defined by reference to the amount which would be capitalized in the Company Balance Sheet, in each case, excluding VAT.

“Post-February 28 Budget” has the meaning set forth in Section 6.15(c).

“PPA” means any Contract for the sale of electricity.

“Pre-Closing Tax Liabilities” has the meaning set forth in Section 9.1.

“Principal Shareholder Indemnified Person” has the meaning set forth in Section 9.2(b).

“Principal Shareholders” means (a) the holders of the Company Class A Shares, (b) the holders of the Company’s Class B Shares and (c) the individuals set forth on Schedule V.

“Prior Letter Agreement” means that certain letter agreement among Purchaser, the Company and certain other parties set forth on the signature pages thereto, dated December 21, 2009, as amended.

“Prior NDA” has the meaning set forth in Section 6.4(a).

“Project” means each of the solar power projects, along with the planned MWps for each, specified on Schedule F.

“Project Company” means each of the wholly-owned Subsidiaries that are listed on Schedule H.

“Project Company Business” has the meaning set forth in Section 3.1(h).

“Project FiT Registration” means any FiT Registration with respect to any Project.

“Project Material Adverse Effect” means any event, occurrence, change or effect of whatever nature that, individually or in the aggregate, has a material adverse impact on any Project (including any material adverse impact on the ability of the Company or any Project Company to acquire, permit, develop, finance, construct, interconnect, own, operate or achieve timely Commercial Operation of, any Project), or any Project Company Business (as defined in Section 3.1(h)); provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Project Material Adverse Effect: (i) subject to clause (iii) below (solely as to changes in Law in Italy), any effect that results primarily from changes in general economic, regulatory or political conditions, (ii) any effect that results directly from any action taken or not taken pursuant to the express provisions of this Agreement, (iii) any effect that results from changes in applicable Law (other than changes in Law in Italy) or in International Financial Reporting Standards (except, to the extent such changes have had a disproportionate effect on a Project or the Company and the Subsidiaries taken as a whole), (iv) any effect that results from the failure of the Company and the Subsidiaries to meet financial projections, it being understood that the underlying cause of the failure to meet financial projections may be deemed to constitute and may be taken into account in determining whether there has been a Project Material Adverse Effect, (v) any effect that results directly from any action taken or not taken by Purchaser or any of its Affiliates, including pursuant to any Contracts with the Company or any Subsidiary, other than actions (excluding breaches) under this Agreement or any Related Agreement and actions by Purchaser or its Affiliates in response to a breach by the Company or a Subsidiary under another Contract or (vi) with respect to Projects other than the Montalto Projects, any event, occurrence or change resulting in a reduction of the potential installed capacity of such Project to a level below the Minimum Installed Capacity for such Project, where such reduction would not be reasonably likely to cause such Project to not be Viable.

“Prudent Industry Practices” shall mean the practices, methods, equipment, specifications, and standards of care, skill, safety and diligence, as the same may change from time to time, but applied in light of the facts known at the time, as are generally applied or utilized under comparable circumstances by experienced and prudent professionals in respect of the design, development, permitting, construction, interconnection, commissioning, maintenance, financing and operation of solar generating facilities of comparable type and complexity to a Project. “Prudent Industry Practices” do not necessarily mean the best practice, method, or standard of care, skill, safety and diligence in all cases, but is instead intended to encompass a range of acceptable practices, methods, and standards.

“Purchase Price” shall mean $277,000,000.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnification Deductible” has the meaning set forth in Section 9.3(a).

“Purchaser Indemnified Person” has the meaning set forth in Section 9.1.

“Purchaser Material Adverse Effect” means any effect that is, or is reasonably likely to be, materially adverse in relation to the condition (financial or otherwise), properties, assets, liabilities, business operations or results of operations of Purchaser and its subsidiaries, taken as a whole; provided, however, that in no event shall any of the following be deemed, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been, a Purchaser Material Adverse Effect: (i) subject to clause (iii) below (solely as to changes in Law in Italy), any effect that results primarily from changes in general economic, regulatory or political conditions, (ii) any effect that directly from any action taken or not taken pursuant to the express provisions of this Agreement, (iii) any effect that results from changes in applicable Law (other than changes in Law in Italy) or in GAAP (except, to the extent such changes have had a disproportionate effect on Purchaser and its subsidiaries taken as a whole), (iv) any effect that results from the failure of Purchaser and its subsidiaries to meet financial projections, it being understood that the underlying cause of the failure to meet financial projections may be deemed to constitute and may be taken into account in determining whether there has been a Purchaser Material Adverse Effect, or (v) any effect that results directly from any action taken or not taken by the Company, any Subsidiary or any Company Shareholder, including pursuant to any Contracts with Purchaser or any of its Affiliates, other than actions (excluding breaches) under this Agreement or any Related Agreement and actions by the Company, any Subsidiary or any Company Shareholder in response to a breach by Purchaser or any of its Affiliates under another Contract.

“Purchaser’s Company Working Capital Calculation” has the meaning set forth in Section 2.5(d).

“Real Property” has the meaning set forth in Section 3.19(a).

“Real Property Agreements” has the meaning set forth in Section 3.19(a).

“Real Property Rights” has the meaning set forth in Section 3.19(a).

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any appropriate Governmental Entity, including any of the following: (i) issued Patents and Patent applications; (ii) Trademark registrations, renewals and applications; (iii) Copyright registrations and applications; and (iv) Domain Name registrations.

“Related Agreements” means any agreements to which the Company or any of the Company Shareholders is a party that it enters into in order to consummate the transactions contemplated hereby, including the Escrow Agreement, the Class C Holder Non-Competition Agreements, the Class A/B Holder Non-Competition Agreements, the General Release, the Side Agreements, the Company Shareholder Notes and the Retention Agreements.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of a Hazardous Material into the Environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials and any condition that results in the exposure of a Person to a Hazardous Material).

“Representatives” has the meaning set forth in Section 6.7(a).

“Required Consent” has the meaning set forth in Section 6.10(a).

“Required Permits” has the meaning set forth in Section 3.20(a).

“Response Period” has the meaning set forth in Section 9.7(a).

“Retention Agreements” means the employment agreements between Purchaser and each of the Persons listed in Schedule B, in the forms attached as Exhibit H, with such changes therein as may be approved by Purchaser and any employee of the Company that is a party to any such employment agreement.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Resolution” has the meaning set forth in Section 6.13(a)(ii).

“Shareholders Company Working Capital Objection Notice” has the meaning set forth in Section 2.5(e).

“Shareholders Company Working Capital Objection Period” has the meaning set forth in Section 2.5(e).

“Shares” has the meaning set forth in Recital A.

“Side Agreement” has the meaning set forth in Recital G.

“Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, and user interfaces, in any form or format, however fixed.

“Specified AP” has the meaning set forth on Annex A.

“Spreadsheet” has the meaning set forth in Section 2.6(a)(i).

“Stated Amount” has the meaning set forth in the Principal Terms of the Letter of Credit attached as Exhibit G.

“Straddle Period” has the meaning set forth in Section 9.2(d).

“Subsidiary” means any Person in which an amount of voting securities, other voting ownership or voting partnership interests sufficient to elect at least 50% of such Person’s board of directors or other governing body (or, if there are no such voting interests, 50% or greater of the equity interests of such Person) is owned directly or indirectly by the Company.

“Subsidiary Capital Stock” means the capital stock of a Subsidiary.

“SunRay Malta Holdings Limited Share Plan” means the SunRay Malta Holdings Limited Share Plan, adopted by the directors of SunRay Malta Holdings Limited on October 26, 2009 and accepted by the Award Trustee and the Trustee on October 26, 2009, as amended through the date hereof, together with the EBT.

“SunRay Malta Holdings Limited Share Plan Rules” means the rules of the SunRay Malta Holdings Limited Share Plan as in effect on the date hereof.

“Target Company Working Capital Amount” means €11,885,000.

“Tax” has the meaning set forth in Section 3.9(a).

“Tax Authority” has the meaning set forth in Section 3.9(a).

“Tax Return” has the meaning set forth in Section 3.9(a).

“Termination Date” has the meaning set forth in Section 8.1(b).

“third party” means a third party (other than Purchaser or each of its subsidiaries, the Company, each Subsidiary or any Company Shareholders).

“Total Owned Shares” means, with respect to any Company Shareholder, the aggregate number and type of Shares owned directly (or through nominees or trustees where so indicated) by such Company Shareholder at the Closing.

“Trade Secrets” means trade secret rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals, technical projects and data, business and marketing plans, market surveys, market know-how and customer lists and information.

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Transaction Expenses” has the meaning set forth in Section 6.6.

“Trustee” has the meaning set forth in Section 2.3(c).

“U.S. Person” means a United States person within the meaning of Section 7701(a)(30) of the Code.

“Viable” means, with respect to each Project, that there is no fact or circumstance (including any fact or circumstance that would lead to a loss of a Permit or Real Property Rights) that would lead a reasonable person, knowledgeable in the solar development industry in markets in which the Company or any Subsidiary operates, to conclude that given such fact or circumstance, the likelihood that such Project will be permitted, financed and constructed does not justify further development funding for such Project as of the date hereof taking into account (i) the inherent risk of development and/or (ii) the fact that other development opportunities may justify the diversion of development spending away from such Project.

“Willful Breach” means, subject to the next sentence, a deliberate act or failure to act, which act or failure to act constitutes in and of itself a breach of this Agreement, that the breaching party intended to cause by such deliberate act or failure to act. In addition, in the event that (i) such act or failure to act occurs after a proposal for, or inquiry or communication regarding, a Competing Transaction is publicly announced or becomes known to the Company and thereafter this Agreement is terminated, (ii) such act or failure to act results in a failure of any of the conditions set forth in Section 7.1 or Section 7.3 to be satisfied, and (iii) within twelve (12) months of the date this Agreement is terminated a Competing Transaction with the proposing, inquiring or communicating party is consummated by the Company Shareholders or the Company, “Willful Breach” also means a deliberate act or failure to act that would reasonably be expected to breach such party’s obligations under this Agreement.

“Working Capital Cushion” has the meaning set forth in Section 2.3(a)(iii).

“Working Capital Escrow Amount” has the meaning set forth in Section 2.3(a)(iii).

“Working Capital Escrow Fund” means the escrow fund established to provide for distributions pursuant to Section 2.5(h) following the determination of the Final Company Working Capital.

“Working Capital Principles” means the Accounting Principles, subject to the overriding principles set forth on Schedule I.

ARTICLE 2

PURCHASE AND SALE

2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Company Shareholder shall sell, convey, assign, transfer and deliver, or shall cause to be sold, conveyed, assigned, transferred and delivered, to Purchaser, and Purchaser shall purchase, acquire, assume and accept all of such Company Shareholder’s right, title and interest in and to, such Company Shareholder’s Total Owned Shares (including for this purpose, all of its right, title and interest in and to such Company Shareholder’s Total Owned Shares that are held by a nominee or trustee through which such Company Shareholder’s Total Owned Shares are held) free and clear of all Liens (other than Liens created by Purchaser and restrictions on Purchaser’s transfer under any applicable securities Law). In addition, the Class C Holders shall cause to be sold, conveyed, assigned, transferred and delivered, to Purchaser, and Purchaser shall purchase, acquire, assume and accept all of the right, title and interest in and to, the EBT Shares, free and clear of all Liens (other than Liens created by Purchaser and restrictions on Purchaser’s transfer under any applicable securities Law). At the Closing, the Shares shall be sold, conveyed, assigned, transferred and delivered to Purchaser by delivery to Purchaser of one or more transfer deeds substantially in the form of Schedule T.

2.2 Consideration. The aggregate purchase price for the Shares issued and outstanding at the Closing shall equal (a) the Purchase Price, less (b) the Estimated Company Working Capital Shortfall, plus (c) the Estimated Company Working Capital Surplus (the resulting amount being referred to as the “Adjusted Purchase Price”), and further adjusted pursuant to Sections 2.3(b) and 2.5(c), which shall be payable in the manner set forth in Section 2.3 and Section 2.5(h).

2.3 Payments.

(a) Closing Payment and Deliveries. On the terms and subject to the conditions set forth in this Agreement, and subject to any withholding of payments required by Law and pursuant to Section 2.3(b), at the Closing, Purchaser shall:

(i) pay (x) an aggregate amount of $230,583,844 (less the amount of any adjustment required pursuant to Section 2.2 and Section 2.5 as a result of any Estimated Company Working Capital Shortfall) to the Company Shareholders, to be allocated and paid to each Company Shareholder (or, in the case of Shares held by a nominee or trustee, paid to such nominee or trustee on behalf of such Company Shareholder) in the amount specified in Section 2.6(a)(i)(A), as reflected in the Closing Spreadsheet, plus (y) if a Closing Delay Event has occurred, to each Company Shareholder that is a Class A Holder or a Class B Holder, the applicable Interest Amount specified in Section 2.6(a)(i)(E), as reflected in the Closing Spreadsheet;

(ii) pay an aggregate amount of $287,846 to the EBT Trustee (the “EBT Cash Proceeds”);

(iii) pay to the Escrow Agent on behalf of the Company Shareholders, to the account specified by the Escrow Agent in the Escrow Agreement, an aggregate amount equal to U.S. $4 million, representing a portion of the Purchase Price to be held in escrow until the Final Company Working Capital has been determined (the “Working Capital Cushion”) plus the amount of the Estimated Company Working Capital Surplus, if any (and together with the Working Capital Cushion, the “Working Capital Escrow Amount”), to be allocated to each Company Shareholder in the amounts specified in Sections 2.6(a)(i)(B) and 2.6(a)(i)(C), respectively, as reflected in the Closing Spreadsheet;

(iv) deliver to the Escrow Agent U.S. $31,855,000 (the “Company Indemnification Amount”) by delivery (x) on behalf of the Class A Holder and Class B Holders, of the Letter of Credit with a Stated Amount that includes $28,344,521 (together with an interest component thereon), and (y) on behalf of the Principal Shareholders that are Class C Holders, promissory notes issued by the Issuer in favor of such Principal Shareholder, in substantially the form attached hereto as Exhibit I (a “Company Shareholder Note”), in the aggregate principal amount of U.S. $3,510,479, in each case, to be used to satisfy certain potential indemnification claims made by Purchaser in accordance with the provisions of Article 9 of this Agreement and the Escrow Agreement, and to be allocated to each such Principal Shareholder in the amounts specified in Sections 2.6(a)(i)(D), as reflected in the Closing Spreadsheet; and

(v) deliver to each Class C Holder listed on Schedule J (each, a “Class C Note Consideration Shareholder”) a second Company Shareholder Note in the aggregate principal amounts specified in Sections 2.6(a)(i)(F), as reflected in the Closing Spreadsheet.

Notwithstanding anything to the contrary contained in this Section 2.3, Purchaser shall be entitled to deduct and withhold from amounts otherwise payable in accordance with this Agreement to any Company Shareholder such amounts as Purchaser is required to deduct and withhold with respect to the making of such payment under any applicable Tax law or any other applicable Laws. As of the date hereof, other than (i) such payments required to be deducted and withheld with respect to any Israeli taxpayer participants in the SunRay Malta Holdings Limited Share Plan, (ii) payments to any U.S. Person that has not provided to Purchaser a properly completed U.S. Internal Revenue Service Form W-9, and (iii) payments to a Person other than a U.S. Person of interest on the Company Shareholder Notes, any portion of the Interest Amount, and, deemed interest or original issue discount for U.S. federal income tax purposes as to which, in each case, the recipient has not provided to Purchaser a properly completed U.S. Internal Revenue Service Form certifying the recipient’s entitlement to exemption from withholding, Purchaser is not aware of any amounts payable in accordance with this Agreement to any Company Shareholder that it would be required to so deduct and withhold. If after the date hereof but prior to the Closing Date, Purchaser becomes aware of any amounts payable in accordance with this Agreement to any Company Shareholder that Purchaser would be required to so deduct and withhold, Purchaser shall provide notice of such deduction or withholding to such Company Shareholder not less than two Business Days prior to the Closing to allow such Company Shareholder the opportunity to provide forms or certifications that would allow for a reduction or exemption from any such withholding; provided, however, that if Purchaser becomes aware of such amounts less than two Business Days prior to the Closing, Purchaser shall provide such notice to such Company Shareholder prior to the Closing. To the extent that amounts are so withheld and paid over to the appropriate Tax Authority by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Company Shareholder in respect of which such deduction and withholding was made by Purchaser. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, in no event shall (i) the aggregate amount of cash and principal amount of the Company Shareholder Notes payable to the Company Shareholders at the Closing pursuant to this Section 2.3(a) (after giving effect to the provisions of Section 2.3(b)) plus (ii) the Company Indemnification Amount plus (iii) the Working Capital Escrow Amount exceed the Adjusted Purchase Price.

(b) Escrow Payment. Deliveries to the Escrow Agent shall be made, in accordance with the Escrow Agreement, dated as of the Closing Date, by and among Purchaser, U.S. Bank National Association, as escrow agent (the “Escrow Agent”) and the Company Shareholders, substantially in the form attached hereto as Exhibit J (the “Escrow Agreement”). The Letter of Credit and the Company Shareholder Notes shall be deposited by Purchaser with the Escrow Agent to fund the Escrow Fund. Notwithstanding anything contained in this Agreement to the contrary, in lieu of depositing the Letter of Credit with the Escrow Agent, Purchaser may deposit cash in an amount equal to the Stated Amount (without regard to the interest component) with the Escrow Agent to fund the Escrow Fund, and in such event, Purchaser, the Escrow Agent and the Company Shareholders shall agree on an alternate form of escrow agreement, which shall be substantially similar to the Escrow Agreement (with such changes as are necessary to reflect the substitution of cash for the Letter of Credit as the form of escrow consideration thereunder). Upon such agreement, such alternate form shall be attached hereto as Exhibit J, and shall become the “Escrow Agreement” for purposes of this Agreement. The Escrow Fund shall be distributed in accordance with the terms of the Escrow Agreement and Section 2.5 and Article 9 of this Agreement. To the maximum extent possible, the Company Shareholder Note to be deposited with the Escrow Agent on behalf of any Class C Note Consideration Shareholder shall represent the portion of the combined aggregate principal amount of the Company Shareholder Notes that is the last to be repayable to such Company Shareholder pursuant to the terms of such Company Shareholder Note.

(c) Payment of all cash consideration to the Class A Holder and the Class B Holders shall be made by wire transfer of immediately available U.S. dollars to the account specified by such Company Shareholder in its Side Agreement or such other account designated in writing by such Company Shareholder at least two (2) Business days prior to the Closing. Payment of all cash consideration to be payable to each Class C Holder and to the EBT Trustee shall be made by wire transfer of immediately available U.S. dollars to the account of Ganado Trustees & Fiduciaries Limited, as trustee for certain trusts created in accordance with the SunRay Malta Holdings Limited Share Plan (the “Trustee”) as specified by such Company Shareholder in its Side Agreement, or in the case of the EBT Trustee, in the EBT Trustee Resolution, or such other account of the Trustee designated in writing by such Company Shareholders or the EBT Trustee at least two (2) Business days prior to the Closing, and the Company Shareholder Notes to be issued to each Class C Note Consideration Shareholder shall be issued in the name of such Class C Note Consideration Shareholder.

(d) Each Class C Note Consideration Shareholder (other than any Class C Note Consideration Shareholder set forth on Schedule X) shall have the right to elect, exercisable by providing written notice of such election to Purchaser at least five (5) Business Days prior to the Closing Date, that all of the Company Shareholder Notes issuable in the name of such Class C Note Consideration Shareholder pursuant to this Section 2.3 be denominated in Euros instead of U.S. dollars. Upon such election affecting any such Company Shareholder Note, notwithstanding anything to the contrary contained herein, (i) Purchaser shall cause such Company Shareholder Note to be denominated in Euros instead of U.S. dollars, (ii) the principal amount of such Company Shareholder Note shall be an amount of Euros equal to the product of (x) the principal amount, in U.S. dollars, that such Company Shareholder Note would have been absent such election and (y) the Note Exchange Rate, and (iii) such Company Shareholder Note shall be deemed to have a principal amount equal to the principal amount, in U.S. dollars, that such Company Shareholder Note would have had on the day of such conversion absent such election for purposes of the other provisions contained in this Agreement.

(e) Each Class C Note Consideration Shareholder set forth on Schedule X shall have the right to elect, exercisable by providing written notice of such election to Purchaser at least five (5) Business Days prior to the Closing Date, that all of the Company Shareholder Notes issuable in the name of such Class C Note Consideration Shareholder pursuant to this Section 2.3 be denominated in British Pound Sterling instead of U.S. dollars. Upon such election affecting any such Company Shareholder Note, notwithstanding anything to the contrary contained herein, (i) Purchaser shall cause such Company Shareholder Note to be denominated in British Pound Sterling instead of U.S. dollars, (ii) the principal amount of such Company Shareholder Note shall be an amount of British Pound Sterling equal to the product of (x) the principal amount, in U.S. dollars, that such Company Shareholder Note would have been absent such election and (y) 1.56, and (iii) such Company Shareholder Note shall be deemed to have a principal amount equal to the principal amount, in U.S. dollars, that such Company Shareholder Note would have had on the day of such conversion absent such election for purposes of the other provisions contained in this Agreement.

2.4 Closing. Unless this Agreement is earlier terminated pursuant to Article 8, the closing of the Acquisition (the “Closing”) will take place as promptly as practicable, but no later than the fifth Business Day following the date on which the conditions set forth in Article 7 (excluding conditions that, by their terms, are not expected to be satisfied until the Closing Date) have been satisfied or waived; provided, however, that if a Closing Delay Event of the type described in clause (1) of the definition thereof shall have occurred and within one (1) Business Day following the date upon which the Class A Holder notifies Purchaser in writing that such conditions have been satisfied or waived, Purchaser elects to postpone the Closing in accordance with the provisions of Section 10.14(a) of this Agreement, then the Closing will take place on the date (which shall be not later than March 26, 2010) specified by Purchaser in a written notice given to the Company and the Company Shareholders at least three (3) Business Days prior to such specified date (subject to the satisfaction or waiver of the conditions set forth in Article 7 as of such date); provided that if Purchaser requests after giving such notice, the parties hereto will use commercially reasonable efforts to close the Acquisition prior to the date specified in such notice. The Closing will take place at 10:00 a.m. (Eastern standard time) at the offices of Jones Day, 222 East 41st Street, New York, NY, unless another place or time is agreed to in writing by Purchaser and the Class A Holder. The date upon which the Closing actually occurs is herein referred to as the “Closing Date.”

2.5 Company Working Capital Adjustment.

(a) The parties hereto agree to (i) reduce the Purchase Price pursuant to Section 2.2 and this Section 2.5 if Company Working Capital is more than €1,000,000 less than the Target Company Working Capital Amount and (ii) increase the Purchase Price pursuant to Section 2.2 and this Section 2.5 if Company Working Capital is more than €1,000,000 greater than the Target Company Working Capital Amount.

(b) Not less than three nor more than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Purchaser a certificate (the “Estimated Company Working Capital Certificate”), duly executed by Yoram Amiga and Giles Clark solely in their capacities as directors of the Company, setting forth (i) the Company’s then current, good faith, reasonable best estimate of (A) the consolidated balance sheet of the Company as of the Closing Date (provided, that in the event that the Closing does not occur on or prior to February 28, 2010, as of February 28, 2010) (the “Company Closing Balance Sheet”) and (B) the Company Working Capital as of such date (the “Estimated Company Working Capital”), each of which shall be prepared consistent with Working Capital Principles, subject to notes and year-end adjustment permitted by the Working Capital Principles, and the Company Balance Sheet based upon the most recent ascertainable financial information of the Company and the Subsidiaries, and (ii) the amount of each major component of, and the supporting calculations used in preparing, such estimated Company Working Capital. For purposes of calculating the Adjusted Purchase Price and each of Estimated Company Working Capital, Estimated Company Working Capital Surplus and Estimated Company Working Capital Shortfall, the Euro amounts of each of the foregoing shall be converted to dollars at the Exchange Rate as of the date of the Company Closing Balance Sheet (i.e., the prior day’s rate as provided in the definition of “Exchange Rate”).

(c)

(i) An amount (if any) equal to the Estimated Company Working Capital Shortfall shall be withheld from the portion of the Purchase Price that would otherwise be payable to the Company Shareholders at the Closing under Section 2.3(a)(i)(x), and the amount of cash to be received thereunder by each Company Shareholder shall be reduced proportionately based on the amounts payable to all such Company Shareholders specified in Section 2.6(a)(i)(A), as reflected in the Closing Spreadsheet. Cash in the amount of such Estimated Company Working Capital Shortfall shall be retained by Purchaser, pending determination of the Company Final Working Capital.

(ii) An amount (if any) equal to the Estimated Company Working Capital Surplus shall be paid to the Escrow Agent by Purchaser at the Closing in accordance with Section 2.3(a)(iii).

(d) Within sixty (60) days after the Closing Date, Purchaser shall (unless waived by the written consent of Purchaser and the Class A Holder) deliver a certificate, duly executed by the Chief Financial Officer of Purchaser, solely in his/her capacity as such, setting forth Purchaser’s calculation of Company Working Capital as of the date used to determine the Estimated Company Working Capital, which shall be determined in accordance with the Working Capital Principles and in a manner consistent with the Company Balance Sheet (“Purchaser’s Company Working Capital Calculation”), which calculation shall be delivered to the Company Shareholders.

(e) If the Class A Holder disagrees with Purchaser’s Company Working Capital Calculation, then the Class A Holder may, within thirty (30) days (the “Shareholders’ Company Working Capital Objection Period”) after the valid delivery by Purchaser of Purchaser’s Company Working Capital Calculation, deliver a notice (the “Shareholders’ Company Working Capital Objection Notice”) to Purchaser disputing such calculation and setting forth the Class A Holder’s calculation thereof. Any Shareholders’ Company Working Capital Objection Notice shall specify in reasonable detail those items or amounts as to which the Class A Holder disagrees and the basis for disagreement. All items and amounts contained in Purchaser’s Company Working Capital Calculation that are not disputed in the Shareholders’ Company Working Capital Objection Notice shall not be subject to the dispute resolution procedures set forth in this Section 2.5, and all amounts relating to such non-disputed portion of the Working Capital Escrow (not including any portion of the Working Capital Cushion that may be required to cover any disputed amounts, which shall remain in escrow) shall be paid out to the Company Shareholders and Purchaser, as applicable. If the Class A Holder does not deliver the Shareholders’ Company Working Capital Objection Notice within the Shareholders’ Company Working Capital Objection Period, the parties will be deemed to have agreed in all respects with Purchaser’s Company Working Capital Calculation and it shall be deemed the final calculation of Company Working Capital.

(f) If a Shareholders’ Company Working Capital Objection Notice shall be timely delivered, and if Purchaser and the Class A Holder do not mutually resolve the objections within ten (10) Business Days after the delivery of such Shareholders’ Company Working Capital Objection Notice, then Purchaser and the Class A Holder shall jointly engage Ernst & Young, or such other firm of independent, internationally recognized accountants, having no material relationship with Purchaser, the Company, any Subsidiary or any Company Shareholders, unless waived by Purchaser and the Class A Holder in writing, as shall be reasonably acceptable to Purchaser and the Class A Holder (the “Arbitrating Accountant”), as arbitrator, and cause the Arbitrating Accountant to promptly review this Section 2.5, the definitions of the terms used herein, the applicable Exhibits and Schedules hereto and the disputed items or amounts for the purpose of calculating the final Company Working Capital. In making such calculation, the Arbitrating Accountant shall consider only those items or amounts in Purchaser’s Company Working Capital Calculation as to which the Class A Holder has, in the Shareholders’ Company Working Capital Objection Notice, disagreed and such other issues as may reasonably be affected by the items as to which the Class A Holder has disagreed. The Arbitrating Accountant shall deliver to Purchaser and the Class A Holder, as promptly as practicable, a written report setting forth its calculation of the disputed items. In no event shall the Arbitrating Accountant’s determination result in a calculation of final Company Working Capital that is (i) greater than the Class A Holder’s calculation set forth in the Shareholders’ Company Working Capital Objection Notice, or (ii) less than Purchaser’s Company Working Capital Calculation. Absent manifest error, such report shall be final and binding upon the parties hereto. The fees, costs and expenses of the Arbitrating Accountant shall be allocated to and borne 50/50 by Purchaser, on the one hand, and the Company Shareholders (pro rata), on the other hand.

(g) Each party hereto will cooperate and, to the extent requested, assist in the preparation of the final calculation of the Company Working Capital and in the conduct of the reviews referred to in this Section 2.5, including (i) Purchaser making available to the extent reasonably necessary or helpful any books, records, work papers and personnel of the Company and the Subsidiaries related to the Company Working Capital, and (ii) each of the Company Shareholders making available to the extent reasonably necessary or helpful any books, records, work papers and personnel of the Company and the Company Shareholders. The final Company Working Capital, determined in accordance with this Section 2.5, shall be referred to in this Agreement as the “Final Company Working Capital.”

(h) Within five days following the determination of the Final Company Working Capital, adjustments shall be paid in accordance with Annex A.

2.6 Spreadsheet.

(a) On or prior to the date hereof, the Company has delivered to Purchaser:

(i) a spreadsheet (the “Spreadsheet”) setting forth for each Company Shareholder (x) the name of such Company Shareholder and the number and type of Shares held by such Company Shareholder, and (y) the following payments and deliveries that are to made by Purchaser to or on behalf of such Company Shareholder on the Closing Date, if applicable, pursuant to the provisions of Section 2.3:

(A) the amount of cash to be paid to such Company Shareholder (or to the nominee or trustee through which such Company Shareholder holds Shares) at the Closing, in the case of the Class C Holders stating both the gross amount of cash to be received and the net amount after any deductions required to be made thereto pursuant to the SunRay Malta Holdings Limited Share Plan Rules;

(B) the amount of cash to be paid to the Escrow Agent on behalf of such Company Shareholder in respect of such Company Shareholder’s allocable portion of the Working Capital Cushion;

(C) if applicable, the allocable percentage of any Estimated Company Working Capital Surplus to be paid to the Escrow Agent on behalf of such Company Shareholder in respect of such Company Shareholder’s allocable portion of any Estimated Company Working Capital Surplus;

(D) if applicable, the portion of the Company Indemnification Amount and the Indemnification Percentage of such Company Shareholder to be delivered to the Escrow Agent by delivery of the Letter of Credit or Company Shareholder Notes, as applicable, including, if applicable, the amount of each Company Shareholder Note to be issued to the Escrow Agent;

(E) if the Closing has been postponed in accordance with the provisions of Sections 2.4 and 10.14 of this Agreement, the Interest Amount, if any, per day that is payable to such Class A Holder or Class B Holder during the period of such postponement, the aggregate amount of which is to be paid in cash to such Company Shareholder (or to the nominee or trustee through which such Company Shareholder holds Shares);

(F) if applicable, the amount to be paid directly to such Company Shareholder (or to the nominee or trustee through which such Company Shareholder holds Shares) by delivery of a Company Shareholder Note; and

(G) in the case of the Class C Holders, the amount of cash representing their proportionate share of the EBT Proceeds to be distributed to them by the EBT Trustee in accordance with the SunRay Malta Holdings Limited Share Plan Rules.

(ii) a Side Agreement executed by each Company Shareholder in which such Company Shareholder (x) acknowledges and agrees with the Company that, among other things, the amounts, details and calculations specified in clause (i) above as they relate to such Company Shareholder are in compliance with the allocations required by the provisions of Sections 4.1(b) through (d) of the Company Shareholders Agreement and of Articles 103.4 and 103.5 of the Company Articles in connection with the sale of its Shares pursuant to this Agreement, and where applicable, the SunRay Malta Holdings Limited Share Plan Rules, and (y) provides to the Company such Company Shareholder’s address and wire transfer instructions (and, when registered in the name of a nominee or trustee, also such information with respect to such nominee or trustee).

(b) Not less than three nor more than five Business Days prior to the Closing Date, the Company shall prepare and deliver to Purchaser a revised version of the Spreadsheet (the “Closing Spreadsheet”) that includes for each Company Shareholder the actual amounts, if any, referred to in clauses (C) and (E) above, which Closing Spreadsheet shall be used for purposes of the payments and deliveries to be made by Purchaser on the Closing Date pursuant to Section 2.3.

2.7 General Budget. Concurrently with the execution and delivery of this Agreement, the Company has delivered to Purchaser the General Budget.

2.8 Closing Deliveries by the Company and the Company Shareholders. At the Closing, the Company and the Company Shareholders shall deliver, or cause to be delivered, to Purchaser the items set forth on Exhibit K.

2.9 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver, or cause to be delivered, to the Company Shareholders the items set forth on Exhibit L.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in the Company Disclosure Schedule (each of which exceptions shall delineate the section or subsection to which it applies but may also qualify such other sections or subsections in this Article 3 to the extent that it is reasonably apparent on the face of the disclosure that such disclosure is applicable to such other section or subsection), the Company represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, as follows (provided, however, that if a Closing Delay Event shall have occurred, (x) all such representations and warranties (other than the Excepted Company Representations) shall be as of the date hereof and the Closing Delay Event Date, and (y) the Excepted Company Representations shall be as of the date hereof and the Closing Date):

3.1 Organization, Standing and Power.

(a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of each Subsidiary indicating (i) its jurisdiction of organization, (ii) its officers and directors, (iii) the record owners of all of its issued and outstanding equity securities or securities convertible into or exercisable or exchangeable for equity securities and (iv) all Persons other than the officers or directors of such Subsidiary who have been granted effective powers of attorney or can otherwise create legally binding obligations on behalf of such Subsidiary. All of the outstanding equity securities or securities convertible into or exercisable or exchangeable for equity securities of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable.

(b) Each of the Company and each Subsidiary is a company, corporation, partnership, trust, limited liability company or other legal entity, as applicable, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization.

(c) Each of the Company and each Subsidiary has the corporate power to own, lease and operate its properties and to conduct its business as now being conducted and is duly qualified to do business and is in good standing (or has similar status if its jurisdiction recognizes such status) in each jurisdiction set forth opposite the name of the Company and each Subsidiary in Section 3.1(c) of the Company Disclosure Schedule. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing (or has similar status if its jurisdiction recognizes such status) in each jurisdiction where the failure to be so qualified and in good standing (or in a similar status if its jurisdiction recognizes such status), individually or in the aggregate with any other such failures, would reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

(d) Neither the Company nor any Subsidiary is in violation of any of the provisions of its organizational documents.

(e) Section 3.1(e) of the Company Disclosure Schedule sets forth a list of the Company’s officers and directors and all Persons to which a power of attorney or other authorization to act on behalf of the Company has been granted by the Company and still remains in effect.

(f) Other than the entities listed on Section 3.1(a) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

(g) The Company operates as a holding company in Malta and is not conducting any operations or commercial activities in Malta that are inconsistent with its status as a holding company.

(h) With respect to each Project Company, since the formation date of such Project Company, such Project Company has engaged solely in the business of developing, financing, constructing and/or operating the Project for which it was formed (such Project Company’s “Project Company Business”), and no Project Company has engaged in any other business, incurred any capital expense or acquired any real or personal property other than specifically related to its Project Company Business.

3.2 Capital Structure.

(a) The authorized share capital of the Company consists of 298,472,500 Company Class A Shares, 1,500,000 Company Class B Shares and 2,750,000 Company Class C Shares, of which 52,102,536 Company Class A Shares, 1,500,000 Company Class B Shares and 129,700 Company Class C Shares are issued as of the date hereof. The Company has no issued share capital other than the Shares.

(b) There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. All issued shares of Company Capital Stock and Subsidiary Capital Stock are duly authorized and validly issued, and are fully paid up and free of any Liens, charges, claims, preemptive rights, rights of first refusal and “put” or “call” rights created by statute, the Company’s or any Subsidiary’s organizational documents or any Contract to which the Company or any Subsidiary is a party or by which it is bound, except for those contained in the Company Shareholders Agreement and the Company Articles. Except for the Company Shareholders Agreement, the Company Articles, the Company Subscription Agreement and award agreements entered into under the SunRay Malta Holdings Limited Share Plan, there are no Contracts to which the Company or any Subsidiary is a party, or by which it is bound, obligating the Company or any Subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any Company Capital Stock or Subsidiary Capital Stock or options exercisable for Company Capital Stock or Subsidiary Capital Stock or obligating the Company or any Subsidiary to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except for this Agreement and as set forth in Section 3.2(b) of the Company Disclosure Schedule, and except for the Company Shareholders Agreement and the Company Articles, there are no Contracts relating to voting, purchase or sale of any Company Capital Stock or Subsidiary Capital Stock (i) between or among the Company or any Subsidiary and any of their respective shareholders, and (ii) to the Company’s knowledge, between or among the Company’s or any Subsidiary’s respective shareholders. All outstanding share capital and debt securities of the Company and each Subsidiary was issued or repurchased (in the case of shares that were issued and repurchased by the Company or any Subsidiary) in compliance with all applicable Laws, including securities Laws.

(c) Except for the SunRay Malta Holdings Limited Share Plan (as contemplated in the Company Shareholders Agreement adopted on October 26, 2009) and certain warrants issued to employees of SunRay Management UK Ltd. that are no longer in effect, neither the Company nor any Subsidiary has ever adopted or maintained any stock option plan or other plan providing for equity compensation of any Person.

(d) The EBT Trustee is the sole registered legal and beneficial owner of the EBT Shares and such EBT Shares are to be sold pursuant to this Agreement. Such EBT Shares are not subject to any Liens (other than restrictions on Purchaser’s transfer under applicable securities Laws) or to any rights of first refusal of any kind that will remain in effect as of the Closing, and no rights to purchase have been granted and there are no obligations to transfer, assign or otherwise dispose of such EBT Shares to any other Person (other than Purchaser) that will remain in effect as of the Closing. Pursuant to the terms of the SunRay Malta Holdings Limited Share Plan Rules, the EBT Trustee is required to transfer the EBT Shares on a Complete Exit as defined in the Company Shareholders Agreement. The EBT Shares constitute all of the securities of the Company or any Subsidiary owned directly (or through nominees or trustees where so indicated) by the EBT Trustee, and the EBT Trustee, other than pursuant to the SunRay Malta Holdings Limited Share Plan, has no other rights to acquire any Company Capital Stock. Upon the Closing, transfer of the EBT Shares to Purchaser in the manner provided in Section 2.1 will vest in Purchaser all right, title and interest in, to and under such EBT Shares, free and clear of all Liens (other than any that may be created by Purchaser and any restrictions on Purchaser’s transfer under applicable securities Laws). The wire instructions for the EBT Trustee contained in the EBT Trustee Resolution will be the account to where Purchaser shall deliver the EBT Cash Proceeds.

3.3 Authority; Noncontravention.

(a) The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and any Related Agreements to which it is a party, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, and any Related Agreements to which the Company is a party, have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to rights of creditors generally, and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies.

(b) The execution and delivery by the Company of this Agreement and any Related Agreements by the Company do not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of a Lien on any properties or assets of the

Company or any Subsidiary, or (ii) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with, (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) other than such conflicts, violations, defaults or rights of termination, cancellation, renegotiation or acceleration as would occur solely as a result of the particular identity or the unique legal or regulatory status of Purchaser or any of its Affiliates, any Permit, judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any government, region, province, municipality and local entity, grid operator company, authority for the regulation of energy production and/or market, court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether U.S. or non-U.S., any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, taxing or other governmental or quasi-governmental authority (each a “Governmental Entity”) is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery by the Company of this Agreement, any Related Agreement to which it is a party or the consummation by the Company of the transactions contemplated hereby, except those as would be required solely as a result of the particular identity or the unique legal or regulatory status of Purchaser or any of its Affiliates, and filings after the Closing with the Registry of Companies in Malta to register the transfer of shares and the resignation of directors, and filings of statutory forms to be made by the Company Shareholders at the Maltese Inland Revenue.

(c) The execution and delivery of this Agreement by the Company and any Related Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby by the Company will not conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person in accordance with any Contract to which the Company or any Subsidiary is a party.

3.4 Company Financial Statements.

(a) The Company has delivered to Purchaser its audited consolidated financial statements as at and for the thirteen (13) month period ended June 30, 2008 and its unaudited consolidated financial statements as at and for the twelve (12) month period ended June 30, 2009 and the five (5) month period ended November 30, 2009 (including, in each case, balance sheets (the most recent such balance sheet being referred to as the “Company Balance Sheet”), statements of operations, statements of stockholders equity and statements of cash flows (collectively, the “Company Financial Statements”)). The Company Financial Statements (i) have been prepared in accordance with the Accounting Principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the Accounting Principles), and (ii) present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Company and each Subsidiary as of the dates, and for the periods, indicated therein, except as otherwise noted therein (subject, in the case of interim period financial statements, and the unaudited consolidated financial statements as at and for the twelve (12) month period ended June 30, 2009, to normal recurring year-end audit adjustments, none of which, individually or in the aggregate, are material). There has been no change in the Company’s accounting policies since June 30, 2008 (the “Company Audited Balance Sheet Date”), except as described in the Company Financial Statements or required by the Accounting Principles.

(b) Section 3.4(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Indebtedness (other than Permitted Indebtedness) of the Company and the Subsidiaries that would not be included in working capital under the Accounting Principles and is outstanding as of the date hereof, including with respect to each component thereof, the applicable amount outstanding and the applicable debtor and creditor.

3.5 Absence of Certain Changes; Undisclosed Liabilities.

(a) Except for the execution and delivery of this Agreement and any Related Agreements and the transactions to take place pursuant hereto and thereto and as disclosed on the Company Balance Sheet, since the Company Audited Balance Sheet Date, there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or would reasonably be expected to result in, a Company Material Adverse Effect or a Project Material Adverse Effect. In addition, since the Company Audited Balance Sheet Date neither the Company nor any Subsidiary has:

(i) Declared or paid any dividends on or made any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

(ii) Granted any exclusive rights of any type or scope with respect to the conduct of the business of the Company or any Subsidiary which remains in effect, other than those granted to Purchaser;

(iii) Except for inter-company transactions among one or more Subsidiaries, sold, leased, licensed or otherwise disposed of or encumbered (other than by way of Permitted Liens) any material fixed or tangible asset of the Company or any Subsidiary; or

(iv) Taken or agreed in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 3.5.

(b) Neither the Company nor any Subsidiary has any obligations or liabilities of any nature, whether matured or unmatured, fixed or contingent (whether or not required to be reflected in the Company Financial Statements in accordance with the Accounting Principles) other than (i) those set forth or adequately provided for in the Company Financial Statements or the Company Disclosure Schedule, (ii) those incurred in the ordinary course of business since the Company Audited Balance Sheet Date, (iii) Tax liabilities, (iv) those which individually are not material to the Company and its Subsidiaries taken as a whole and (v) under executory Contracts that are either set forth on Section 3.17(a) of the Company Disclosure Schedule or not required to be set forth thereon, and any such obligations under Contracts not required to be so set forth.

3.6 Litigation. There is no Action pending before any Governmental Entity or arbitrator, or, to the knowledge of the Company, threatened in writing against the Company, any Subsidiary or a Person acting on behalf of any of them (in their capacity as such), any of the assets of the Company or any Subsidiary, or any of the officers or directors of the Company or any Subsidiary (in their capacities as such) that if determined adversely to the Company or any Subsidiary, would reasonably be expected to result in (a) any injunction or other equitable relief against the Company or any Subsidiary that would interfere in any material way with its business or operations as currently conducted or (b) losses by the Company or any Subsidiary in excess of $50,000, individually or in the aggregate with other related Actions. There is no judgment, decree or order against the Company or any Subsidiary or a Person acting on behalf of any of them (in their capacity as such), any of the assets of the Company or any Subsidiary, or, to the knowledge of the Company, any of the directors or officers of the Company or any Subsidiary (in their capacities as such), that would reasonably be expected to prevent, enjoin, or alter or delay any of the transactions contemplated by this Agreement, or that, individually or in the aggregate with any such other judgments, decrees and orders, would reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect.

3.7 Restrictions on Business Activities. Except for this Agreement, the Related Agreements or any other Contract to which Purchaser is a party, there is no Contract (including covenants not to compete), judgment, injunction, order or decree binding upon the Company or any Subsidiary that has or would reasonably be expected to have, whether before or after consummation of the transactions contemplated by this Agreement, the effect of prohibiting or impairing in any material way (a) any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary or the conduct of business of the Company or any Subsidiary, in each case, as currently conducted or as currently proposed to be conducted by the Company or any Subsidiary, or (b) any action of Purchaser or any of its subsidiaries (other than the Company) after the Closing. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary has entered into any Contract that includes a “most favored pricing” or similar clause restricting or otherwise impacting the right of the Company or any Subsidiary to operate their respective business or in any manner restricts the Company or any Subsidiary from selling, licensing or otherwise distributing any of their respective technology or products to, or from providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

3.8 Intellectual Property.

(a) Except as set forth in Section 3.8(a)(i) of the Company Disclosure Schedule, the Company or one of the Subsidiaries solely and exclusively owns all right, title and interest in and to all Company-Owned IP Rights (other than commercially available, “off-the-shelf” and related Software) free and clear of any and all Liens (other than Permitted Liens). To the knowledge of the Company, except as set forth in Section 3.8(a)(ii) of the Company Disclosure Schedule, the Company IP Rights are sufficient for the conduct of the business of the Company and each Project Company Business as currently conducted and contemplated.

(b) Section 3.8(b) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) all Registered Intellectual Property included among the Company-Owned IP Rights (the “Company Registered Intellectual Property”), (ii) all material unregistered Trademarks included among the Company-Owned IP Rights, and (iii) all material Software included among the Company-Owned IP Rights (the “Company Software”). For each listed item, Section 3.8(b) of the Company Disclosure Schedule indicates, as applicable, the owner of such Intellectual Property, the countries in which such Intellectual Property is registered, registration number, and the filing and expiration dates thereof.

(c) None of the Company Software contains any Software code that is licensed under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with, based on, derived from or accessing the Software code: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge.

(d) No Person other the Company or its Subsidiaries possesses any current or contingent rights to any human readable Software source code, or any material portion or aspect of the Software source code, or any material proprietary information or algorithm contained in or embedded in or combined with, in any manner, any Software source code, in each case for any Company Software (“Company Source Code”). The transactions contemplated by this Agreement will not result in any third party gaining a right to access any Company Source Code (as the result of an escrow release or otherwise).

(e) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated by this Agreement will impair the rights of the Company or any Subsidiary in any Company IP Right or portion thereof. Neither the Company nor any Subsidiary is paying any royalties, honoraria, fees or other payments to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Company IP Rights, and none shall become payable as a result of the consummation of the transactions contemplated by this Agreement.

(f) To the knowledge of the Company, the operation of the business of the Company and each Project Company Business as currently conducted does not (i) infringe or misappropriate any Intellectual Property right of any third party or (ii) constitute unfair competition or trade practices under applicable Law, nor does there exist any Basis therefor. Neither the Company nor any Subsidiary has received any written notice (or, to the knowledge of the Company, any oral notice) asserting that any IP Right or the conduct of the business of the Company or any Project Company Business conflicts with or infringes, or would conflict with or infringe, the Intellectual Property or other rights of any third party and, to the knowledge of the Company, neither the Company nor any Subsidiary has received any written or oral notice from any third party offering a license under any third party Intellectual Property right to avoid litigation or other claims. To the knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company-Owned IP Rights by any third party, including any employee or former employee of the Company or any Subsidiary.

(g) Except for information intentionally disclosed from time to time in furtherance of the ordinary course of the Company’s business or in connection with the negotiation and consummation of the transactions contemplated under this Agreement, the Company and the Subsidiaries have taken reasonable steps consistent with industry standard practices to (i) protect, preserve and maintain the secrecy and confidentiality of Trade Secrets in the Company-Owned IP Rights, and (ii) to otherwise protect, preserve and maintain the Company’s and the Subsidiaries’ proprietary rights included among Company-Owned IP Rights.

(h) Except as set forth in Section 3.8(h)(i) of the Company Disclosure Schedule, all material Company-Owned IP Rights were created by employees or consultants of the Company or one of the Subsidiaries acting within the scope of their employment and all such employees and consultants have validly and irrevocably assigned all of their rights, including Intellectual Property rights therein, to the Company or one of the Subsidiaries. All current employees and consultants of the Company and each Subsidiary have executed Intellectual Property assignment and confidentiality agreements for the benefit of the Company or any Subsidiary, as applicable, substantially in the Company’s standard form(s) for the relevant jurisdiction, a list of which is set forth in Section 3.8(h)(ii) of the Company Disclosure Schedule, and all former employees and consultants of the Company and each Subsidiary who were involved in, or who contributed to, the creation or development of any material Company-Owned IP Rights have executed such an agreement in substantially such standard form(s). To the knowledge of the Company, no employee, officer, director, consultant or advisor of the Company or any Subsidiary (i) has any right, license, claim or interest whatsoever in or with respect to any material Company-Owned IP Rights, or (ii) is in material violation of any term of any employment Contract or any other Contract, or any restrictive covenant, relating to the right to use Trade Secrets or proprietary information of others, and the employment of any such Person by the Company or any Subsidiary does not subject any of the Company or any Subsidiary to any liability to any third party, relating to the right to use Trade Secrets or proprietary information of others.

(i) Except as set forth in Section 3.8(i) of the Company Disclosure Schedule, to the Company’s knowledge, each item of Company Registered Intellectual Property is valid and enforceable, and except as set forth in Section 3.8(i) of the Company Disclosure Schedule, none of the Company Registered Intellectual Property has been adjudicated invalid or unenforceable, in whole or in part. No Company-Owned IP Right is subject to any outstanding injunction, judgment, order, decree, ruling, charge, settlement or other disposition of any dispute. There are no actions that must be taken by the Company or any Subsidiary within 90 days of the date hereof, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or articles, for the purposes of maintaining, perfecting, preserving or renewing any Company Registered Intellectual Property.

3.9 Taxes.

(a) “Tax” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, estimated, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, value added, registration, real estate tax, mortgage tax, cadastral tax, national insurance contribution, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax (U.S. or non-U.S.) (each, a “Tax Authority”), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any obligation to indemnify any other Person. “Tax Return” means any return, statement, report or form (including estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes.

(b) The Company and each Subsidiary, and any consolidated, combined, unitary or affiliated group for Tax purposes of which the Company or any Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them. All such Tax Returns are true and correct in all respects and have been completed in accordance with applicable Law and the Company and each Subsidiary have timely paid or withheld and paid to the appropriate Tax Authority all Taxes due (whether or not shown to be due on such Tax Returns).

(c) The Company Balance Sheet reflects a proper accrual in accordance with the Accounting Principles for material unpaid Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Audited Balance Sheet Date. Neither the Company nor any Subsidiary has any liability for unpaid Taxes accruing after the Company Audited Balance Sheet Date except for Taxes arising in the ordinary course of business and in connection with the day-to-day operations of the Company or any Subsidiary subsequent to the Company Audited Balance Sheet Date.

(d) There is (i) no claim for Taxes being asserted against the Company or any Subsidiary that has resulted in a Lien against the property of the Company or any Subsidiary, and there is no such Lien for Taxes outstanding, in each case other than Liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of the Company or any Subsidiary currently being conducted by a Tax Authority and no written notice of any such audit being commenced that has been received by the Company or any Subsidiary, and (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any Subsidiary currently in effect. Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that such entity was required to file any Tax Return that was not filed.

(e) Neither the Company nor any Subsidiary has (i) filed any disclosures to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return, (ii) engaged in a “reportable transaction,” as set forth in U.S. Treasury Regulation Section 1.6011-4(b), (iii) ever been a member of a consolidated, combined, unitary or affiliated group of which the Company was not the ultimate parent company, (iv) ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code, or (v) any actual or potential liability as a transferee or successor, in accordance with any contractual obligation, or otherwise for any Taxes of any person other than the Company or any Subsidiary.

(f) Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing or Tax allocation agreement with any party other than the Company or any Subsidiary, nor does the Company or any Subsidiary have any liability or potential liability to another party under any such agreement, in each case, other than the obligations set forth on Section 3.9(f) of the Company Disclosure Schedule.

(g) The Company and each Subsidiary has withheld or collected and timely paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all Taxes required by Law to be withheld or collected.

(h) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) installment sale or other open transaction disposition made on or prior to the Closing Date, (ii) prepaid amount received on or prior to the Closing Date, (iii) agreement with any Tax Authority, or (iv) change in method of accounting to a taxable period ending on or prior to the Closing Date.

(i) Section 3.9(i) of the Company Disclosure Schedule lists all material income, value added, franchise and similar Tax Returns filed with respect to each of the Company and each Subsidiary for taxable periods ended on or after January 1, 2006, indicates the most recent income, value added, franchise or similar Tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all Tax Returns that currently are the subject of audit.

(j) Neither the Company nor any Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for Tax purposes in any jurisdiction.

(k) Neither the Company nor any Subsidiary has or has had any place of business or permanent establishment in any country outside the country of its incorporation, and no written claim has ever been made by a Government Entity in respect of Taxes in a jurisdiction where neither the Company nor any Subsidiary files a Tax Return that the Company or any Subsidiary is or may be subject to Tax in that jurisdiction.

(l) Other than in connection with the Gamma Share Plan, neither the Company nor any Subsidiary (i) has received any Tax ruling or entered into any agreement or is currently under negotiations to enter into any agreement with any Tax Authority that would affect the Tax status or liability of the Company or any Subsidiary in any taxable period ending after the Closing Date or (ii) benefits from a Tax regime that requires the Company or a Subsidiary to perform specified actions to maintain such benefits pursuant to a written agreement with a Taxing Authority.

(m) The Company and/or each Subsidiary holding shares or any other equity interest in any subsidiary resident in Italy qualify for the withholding Tax exemption provided for by Article 27 bis of Italian Decree No. 600 of September 29, 1973.

(n) Neither the Company nor any Subsidiary is a Tax resident in a state or country listed in Italian Decree of November 21, 2001 and Italian Decree of January 23, 2002, as amended and supplemented.

3.10 Company Employee Benefit Plans.

(a) Neither the Company nor any Subsidiary maintains, or at any time in the past has maintained, any “employee benefit plan” as defined in Section 3(3) of ERISA. Section 3.10(a) of the Company Disclosure Schedule sets forth a complete list of (i) all currently effective severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, Contracts, programs, funds or arrangements of any kind of the Company or any Subsidiary relating directly to employees, and (ii) all other employee benefit plans, Contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, U.S. or non-U.S., currently effective or terminated) and any trust, escrow or similar Contract related thereto, whether or not funded, in respect of any present or former employees, directors, officers, stockholders, consultants or independent contractors of the Company or any Subsidiary that are sponsored or maintained by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has made or is required to make payments, transfer or contributions (all of the above being hereinafter individually or collectively referred to as “Employee Plan” or “Employee Plans,” respectively). The Company has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Employee Plans, and neither the Company nor any Subsidiary has promised or announced or has any legally binding commitment to provide any such plan after the Closing.

(b) With the exception of any state sponsored or state administered Employee Plan, copies of the following materials have been delivered or made available to Purchaser: (i) all current plan documents for each Employee Plan or, in the case of an unwritten Employee Plan, a written description thereof, including all announcements, booklets and the like which have been issued or communicated to Employees, (ii) the most recent determination letter from each applicable Tax Authority with respect to any of the Employee Plans, if applicable, (iii) all current summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports, (iv) all current trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Employee Plan, and (v) any other material documents, forms or other instruments relating to any Employee Plan reasonably requested by Purchaser.

(c) Each Employee Plan (with the exception of any Employee Plan sponsored or administered by a Governmental Entity) complies with all applicable Law (including applicable Law regarding the form, funding and operation of the Employee Plan) in all material respects. The Company Financial Statements accurately reflect the Employee Plan liabilities and accruals for contributions required to be paid to the Employee Plans, if any, in accordance with the Accounting Principles. All contributions required to have been made to all Employee Plans as of the Closing will have been made as of the Closing. There have not occurred, nor are there continuing any transactions or breaches of fiduciary duty under applicable Law with respect to any Employee Plan which could have (i) a material adverse effect on any Employee Plan, or (ii) a Company Material Adverse Effect.

(d) With the exception of any Employee Plan sponsored or administered by a Governmental Entity, but including any mandatory plan under Italian Law, each Employee Plan has been maintained, operated, and administered by the Company or any Subsidiary in compliance with its terms and any related documents or agreements and in compliance with all applicable laws.

(e) With the exception of any Employee Plan sponsored or administered by a Governmental Entity, but including any Company or Subsidiary obligations under any mandatory plan under Italian Law, there is no pending or threatened assessment, complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Company or Subsidiary obligations under any Employee Plan (other than routine claims for benefits), nor is there any Basis for one.

(f) Section 3.10(f) of the Company Disclosure Schedule sets forth a complete list, description and amounts of all severance arrangements binding on the Company or any Subsidiary, other than such arrangements which are prescribed by Law or under applicable collective bargaining agreements.

(g) Other than under the SunRay Malta Holdings Limited Share Plan, as amended by Section 6.14, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, alone or in connection with any other event, (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due under any Employee Plan, (ii) increase any compensation or benefits (including severance, deferred compensation and equity benefits) otherwise payable under any Employee Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits to any extent under any Employee Plan, or (iv) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary to any Person. Other than under the SunRay Malta Holdings Limited Share Plan, as amended by Section 6.13, there is no benefit or payment under any Employee Plan or other severance or compensation arrangement that is contingent on this Agreement or the transactions contemplated by this Agreement, either alone or together with other events.

(h) No benefits or rights other than those provided for by Law, applicable collective bargaining agreements, the Employee Plans or the individual employment agreements have been granted or promised to the Employees.

(i) Neither the Company nor any Subsidiary has, in relation to any employee or any director, former employee or former director of the Company or any Subsidiary, been involved in any transaction to which the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006, as applicable, apply where any such employees or directors had the right to membership of an occupational pension arrangement that provided any benefits that were available other than for old age, invalidity or death.

3.11 Employee Matters.

(a) No individuals are employed in the United States by the Company or any Subsidiary.

(b) Other than as prescribed by applicable Law, statutory collective bargaining agreements or applicable extension orders, neither the Company nor any Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business). There are no pending claims against the Company and/or any Subsidiary under any workers compensation plan or policy or for long term disability.

(c) No individuals have transferred to the Company or any Subsidiary under the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006 or under the relevant equivalent national regulation in the twelve-month period prior to the date of this Agreement.

(d) Neither the Company nor any Subsidiary is a party to or bound by any voluntary collective bargaining or other union or works council agreement or employers’ organization, other than agreements covering substantially all employees in a particular jurisdiction or business sector of a jurisdiction pursuant to the Laws, applicable extension orders or customary practice of that jurisdiction applicable to the Employees, and neither the Company nor any Subsidiary has any duty to bargain with any labor organization, including any works council or trade union. Neither the Company nor any Subsidiary is aware of any activities or proceedings of any labor union or to organize their respective employees. To the knowledge of the Company, there is no labor dispute, threatened strike or work stoppage against the Company or any Subsidiary currently ongoing, pending or threatened which may interfere with the respective business activities of the Company or any Subsidiary. To the knowledge of the Company, neither the Company nor any Subsidiary has received any demand for recognition from any collective bargaining representative, union, works council or employers’ organization.

(e) Section 3.11(e)(i) of the Company Disclosure Schedule is a true, correct and complete list of the names and positions of each of the Employees, showing each such person’s name, length of service, position, employer and location of employment, and the Company has separately provided in writing to Purchaser a list of the rates of compensation of each of the Employees, showing bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. Other than the Employees and the Contractors, there are no Persons that may claim an employment or consultancy relationship with the Company or any Subsidiary. All material particulars of the terms of employment and engagement of all Employees and Contractors, including notice periods, are incorporated into the Contracts listed on Section 3.11(e)(ii) of the Company Disclosure Schedule. Except as contemplated by this Agreement, no employee, director, officer, consultant or independent contractor of the Company or any Subsidiary has given notice to the Company or any Subsidiary, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment or engagement with the Company or any Subsidiary.

(f) Section 3.11(f) of the Company Disclosure Schedule sets forth a true, complete and correct table of the following items applicable to any Employee: the trattamento di fine rapporto (i.e., termination indemnity set aside by the Company or any Subsidiary in a pension fund or in a special reserve of the accounts), sums accumulated in Israeli provident funds to which employer contributions and employee deductions have been transferred, including interest, linkage differentials and other profits which have accrued to such sums, holiday and special permits accruals, thirteen and fourteen month salaries accruals, bonuses and in kind benefits (including, car and computer provided for personal use).

(g) Except for the SunRay Malta Holdings Limited Share Plan, neither the Company nor any Subsidiary has any accrued unpaid liabilities or contributions relating to its employees, directors or officers other than for (i) salaries and fringe benefits in the ordinary course of business since the last payroll period, (ii) accrued but unused holiday and related payments, (iii) accrued but unpaid bonuses, and (iv) accrued but unused vacation and/or paid time off, all (ii)-(iv) above set forth in Section 3.11(g) of the Company Disclosure Schedule.

(h) Each of the Company and each Subsidiary has complied in all material respects with all applicable Laws and collective bargaining agreements in respect of employment and employment practices (including those related to safety, immigration, sex and other unlawful discrimination, equal pay, race relations, disability discrimination, minimum wages, maximum working time, data protection and transfers of undertakings), terms and conditions of employment and wages and hours applicable to their operation and nondiscrimination in employment, and have not and are not engaged in any unfair labor practice. To the knowledge of the Company, no employee, director or officer of the Company or any Subsidiary is in violation, in any material respect, of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer. Except in the ordinary course of business, neither the Company nor any Subsidiary is delinquent in payments to any employee for any services or any amounts required to be reimbursed or otherwise paid.

(i) No investigation of the Company or any Subsidiary by any Governmental Entity is pending in respect of any employment matters, and neither Company not any Subsidiary has been informed by any Governmental Entity that such Governmental Entity intends to conduct such investigation.

(j) The names of those Israeli Employees and Contractors with respect to whom the Company or any Subsidiary has relied on the provisions of Section 14 of the Severance Pay Law (with respect to statutory severance pay) are set forth on Section 3.11(j) of the Company Disclosure Schedule and all such Employees and Contractors have duly signed a general approval of the Israeli labor minister form.

3.12 Related Party Transactions. Other than as set forth in the Company Financial Statements, no officer or director of the Company (nor, to the knowledge of the Company, any immediate family member of any of such Persons; any trust, partnership or company in which any of such Persons has or has had an interest; any Company Shareholder; or any Affiliated investment fund of any director), has or has had, directly or indirectly, any financial interest in (a) any Person that furnished or sold, or furnishes or sells, services, products, commodities, land or technology similar to those involved in the business of the Company, any Project Company Business, any Listed Contract, or assets of the Company or any Subsidiary, (b) any Person that purchases from or sells or furnishes to the Company or any Subsidiary any goods or services used in the business of the Company or any Project Company Business, or (c) any Listed Contract, provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded company shall not be deemed to be a “financial interest in any Person” for purposes of this Section 3.12. No member, officer or director of the Company or any Subsidiary or any Company Shareholder is an officer, employee or member of any Governmental Entity.

3.13 Insurance. Section 3.13 of the Company Disclosure Schedule is a true, correct and complete listing as of the date hereof of all policies of insurance and bonds currently in effect and issued at the request or for the benefit of the Company or any Subsidiary. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies or bonds. The Company and each Subsidiary is in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase in an amount greater than 10% of the current annual premium paid with respect to, any of such policies.

3.14 Compliance With Laws.

(a) Each of the Company and each Subsidiary has complied in all material respects with, has not been in material violation of, and has not received any notices of violation with respect to, any applicable Law or material Permit issued under such Law.

(b) Neither the Company nor any Subsidiary, nor any director, officer, agent or employee acting on behalf of the Company or any Subsidiary, has used any funds to make, directly or indirectly, any unlawful contribution, gift, bribe, payoff, kickback or other unlawful payment to any United States or non-U.S. government official or employee in violation of the United States Foreign Corrupt Practices Act of 1977 or any other applicable Law. None of (i) the Company Shareholders, (ii) the Company or any Subsidiary, or (iii) to the knowledge of the Company, any other Person acting on behalf of a Company Shareholder, the Company or any Subsidiary, has, directly or indirectly, given or agreed to give any corrupt payment, gift or similar benefit to any customer, supplier, or any employee of any Governmental Entity or other Person who is or may be in a position to help or hinder the Company or any Subsidiary or assist the Company or any Subsidiary in connection with any actual or proposed transaction relating to their respective businesses. Without limiting the foregoing, none of the Company Shareholders, the Company or any Subsidiary or, to the knowledge of the Company, any other Person acting on behalf of the Company or any Subsidiary, has, directly or indirectly, paid, offered, promised, authorized or agreed to give any monies, gift or other thing of value or benefit to (i) any official or employee of any Governmental Entity (including an official or employee of any public international organization or of any business or enterprise owned or partially owned by a Governmental Entity); (ii) any political party, or employee or director thereof; or (iii) any candidate for a political position or any political subdivision for the purpose of: (A) influencing any act or decision of such Person described in clauses (i)-(iii), including a decision to not comply with his/her official duties; (B) inducing such Person described in clauses (i)-(iii) to act or fail to act in violation of his/her legal duties; or (C) causing such Person described in clauses (i)-(iii) to influence any act or decision of any Governmental Entity in order to obtain or retain business, or direct business toward any Person.

(c) The Company and each Subsidiary maintains a system of internal control over financial reporting sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Principles, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s or any Subsidiary’s properties or assets.

(d) Each Subsidiary located in Italy has complied with the provisions of Italian Legislative Decree No. 231/2001.

3.15 Minute Books. The minute books of the Company and each Subsidiary made available to Purchaser (a) are materially complete sets of the minute books of the Company and each Subsidiary in existence as of the date hereof and (b) are accurate and complete, in all material respects.

3.16 Brokers’ and Finders’ Fees. Neither the Company nor any Subsidiary has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.17 Contracts.

(a) Section 3.17(a) of the Company Disclosure Schedule (as identified in the applicable subsection thereof) contains a complete and accurate list, as of the date hereof (except as otherwise specified), of each Contract to which the Company or any Subsidiary is a party (each such Contract, whether or not actually listed on Section 3.17(a) of the Company Disclosure Schedule, a “Listed Contract”) of the following types:

(i) any supply Contract committing payments in excess of €25,000;

(ii) any power purchase Contract for the sale of the electricity and Environmental Attributes of a Project;

(iii) any Real Property Agreements entered into by the Company or any Subsidiary as of five (5) Business Days prior to the date hereof;

(iv) any Contract for the purchase or sale of assets or securities for consideration in excess of €25,000, goods or services requiring payments in excess of €25,000, financing agreements, power purchase agreements, interconnection agreements, applications for interconnection of any Project evidencing an interconnection queue position, equipment supply agreements requiring payments in excess of €25,000, consulting agreements, employment and labor agreements, Guarantees and bonds, and other material Contracts entered into by the Company or any Subsidiary related to any Project; provided, however, that all monetary thresholds for Contracts entered into by the Company or any Subsidiary related to the Montalto Projects in the immediately foregoing clause (iv) shall be €100,000;

(v) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction;

(vi) any Contract for capital expenditure in excess of €25,000 individually or €100,000 in the aggregate;

(vii) any Contract in accordance with which the Company or any Subsidiary is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property requiring rental payments in excess of €10,000 annually;

(viii) any license or other Contract providing rights to, or based upon, any IP Right;

(ix) any Contract with any Person with whom the Company or any Subsidiary does not deal at arm’s length;

(x) any agreement of Guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person, except for (A) endorsements for deposit or collection in the ordinary course of business and (B) any such Guarantee, support, indemnification, assumption, endorsement or commitment of a Subsidiary, by the Company or another Subsidiary, or of the Company, by any Subsidiary;

(xi) any government grants Contract;

(xii) any Contract with any Governmental Entity, including any agreement, protocol or deed with any Governmental Entity relating to the development, construction or operation of any of the Projects;

(xiii) any Contract relating to the disposition or acquisition of assets or any interest in any business enterprise;

(xiv) any Contract with respect to any currency swap or similar arrangement;

(xv) any Contract to which Terna S.p.A. or any of its Affiliates is a party;

(xvi) any employment Contract;

(xvii) any agreement resulting in a payment to the counterparty upon the execution of Real Property Agreements with third parties or the purchase of photovoltaic projects from third parties; or

(xviii) any other material contract that is either (i) not terminable by the Company without penalty upon up to 60 days’ written notice or (ii) terminable by the counterparty(ies) without material penalty.

(b) A true and complete copy of each Listed Contract has been made available to Purchaser. All Listed Contracts are in executed written form, and the Company or the applicable Subsidiary is not in material breach of, and is entitled to all material benefits under, and is, to the knowledge of the Company, not alleged to be in default in respect of, any Listed Contract. Each of the Listed Contracts is in full force and effect and represents a legally valid and binding obligation of the Company or the applicable Subsidiary, and, to the knowledge of the Company, each other party thereto, both with respect to the Company or the applicable Subsidiary and the other party thereto, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to rights of creditors generally, and (ii) rules of Law and equity governing specific performance, injunctive relief and other equitable remedies. The Company, or the applicable Subsidiary, and to the knowledge of the Company, any other party to each Listed Contract, are not in material default of any Listed Contract. Except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, there exists no default or event of default or event, occurrence, condition or act, including the consummation of the transactions contemplated hereby, which would reasonably be expected to result in the Company or the applicable Subsidiary not enjoying after the Closing all economic benefits that the Company or the applicable Subsidiary enjoyed before the Closing and to which it is entitled post-Closing under any Listed Contract.

(c) Section 3.17(c) of the Company Disclosure Schedule contains a true, complete and correct list of all agreements (other than agreements related to real property) that are under negotiation as of the date hereof (the “Pending Agreements”) which would, if already valid and binding agreements, be required to be disclosed on Section 3.17(a) of the Company Disclosure Schedule and the current status of negotiations related to such as of the date hereof.

3.18 Projects.

(a) As of five (5) Business Days prior to the date hereof, the Projects constituted all of the Company’s solar power plants under development, other than those for which no Real Property Agreement has been executed. The Company has not received any written notice from any Governmental Entity that would impair the Company’s, any Subsidiary’s or the applicable Project Company’s ability to obtain any Permit required under current Law for the construction, interconnection and/or operation of a Project; provided, however, that with respect to any Project, the Company shall not be deemed to be in breach of the immediately foregoing sentence unless any such impairment would be reasonably likely to cause such Project to not be Viable. The status of any currently pending or effective interconnection or utility approvals in respect of a Project for which the Company or any Subsidiary has applied or which it has obtained are as listed on Section 3.18(a) of the Company Disclosure Schedule. The Company or a Project Company, as applicable, has timely made all deposits and other payments required to be made on or prior to the date hereof, and filed all reports and other information required to be filed on or prior to the date hereof in order to maintain the eligibility status through the date hereof, in each case, with respect to each Project under pending or obtained interconnection or utility approvals.

(b) To the knowledge of the Company there is no fact or circumstance primarily affecting the Montalto Projects that would cause the Montalto Projects not to achieve Fully Operating Project Status, assuming for this purpose that the Development Budget for the Montalto Projects is adequate and funded. There have not been any unwaived defaults (with or without notice, lapse of time, or both) under the financing obtained by the Company or any Subsidiary with respect to the M24 Project.

(c) Each Development Budget was prepared in good faith based on assumptions the Company believes to be reasonable; provided, however, that the Company does not warrant that it will achieve the results implied by any financial and other projections contained in any Development Budget.

(d) All amounts required to be paid to any Governmental Entity or utility by or on behalf of a Project Company (including pursuant to applicable FiT Registrations) have been paid within the deadlines set by the relevant regulation or, when applicable, by the Governmental Entity under any Permits, Permit Applications or interconnection agreements, and neither the Company nor any Project Company has received written notice of, any specific fact, condition, event or circumstance that will result in such Project Company’s failure or inability to satisfy and meet such deadlines. Neither the Company nor any Subsidiary has sold or transferred, agreed or committed to sell or transfer, or granted any options or rights to purchase Environmental Attributes related to the electric power to be generated by any Project except as and to the extent provided in the Listed Contracts and set forth in Section 3.17(a) of the Company Disclosure Schedule.

(e) The designs, planning and construction of the Montalto Projects, to the extent completed through the date hereof, have not rendered the Montalto Projects legally or technically unsuitable for the application for and the receipt of FiT Registration in accordance with applicable Law; provided, however, that the Company makes no representations as to any designs, planning or construction completed by Purchaser or its Affiliates.

(f) To the knowledge of the Company, no facts or circumstances exist which will give rise to an Action adverse to the Company or any Subsidiary in relation to any Montalto Projects.

(g) Section 3.18(g) of the Company Disclosure Schedule lists all documents filed by the Company or any Subsidiary with respect to each Project to obtain Environmental Attributes, including FiT Registration. To the knowledge of the Company, the Company has not received any written notice of any fact which has caused the Company to reasonably conclude that the Company and/or any Subsidiary will fail or be unable to obtain FiT Registration and/or Environmental Attributes.

(h) The Montalto Project Company has obtained 2009 FiT Registration (Tariffa Conto Energia per l’anno 2009) for the M24 Project.

(i) The M24 Project has been duly and timely registered with the Cadastral Office (Catasto) and with the appropriate cadastral class (categoria) and rent (rendita).

3.19 Real Property.

(a) Section 3.19(a) of the Company Disclosure Schedule lists, as of five (5) Business Days prior to the date hereof, all Contracts (the “Real Property Agreements”) providing the Company or any Subsidiary with right of surface, rights in the nature of leases, easements, rights-of-way, restrictive covenants, or other interests in real property, options to purchase or lease any rights and interests in real property, and any Contracts limiting the rights of the Company or any Subsidiary against owners of real property in which the Company and the Subsidiaries have or plan to acquire any interest (collectively, the “Real Property Rights”), and the real property subject to such rights (the “Real Property”).

(b) All Real Property Agreements listed on Section 3.19(b) of the Company Disclosure Schedule have been duly and timely registered with the relevant real property registry.

(c) There are no Liens affecting any Owned Real Property, except for Permitted Liens.

(d) Neither the Company nor any Subsidiary has received written notice of, and the Company does not otherwise have any knowledge of, any Liens affecting any real property in which the Company or any Subsidiary has an option to purchase or lease pursuant to any notarized options in Italy or France (or similar arrangements in Israel or Greece) (“Notarized Options”), except for (i) Liens disclosed in such Notarized Options, each of which is listed on Section 3.19(d) of the Company Disclosure Schedule, and (ii) Permitted Liens.

(e) Section 3.19(e) of the Company Disclosure Schedule sets forth a list of all Liens (other than Permitted Liens) that the Company or any Subsidiary has received written notice of, or that the Company otherwise has knowledge of, (i) affecting any real property in which the Company or any Subsidiary has an option to purchase or lease otherwise than pursuant to any Notarized Options or (ii) which would be reasonably likely to cause a Project to not be Viable. No Lien set forth on Section 3.19(e) of the Company Disclosure Schedule would be reasonably likely to cause the Project corresponding to such Lien to not be Viable.

(f) All real property owned by the Company and the Subsidiaries is set forth on Section 3.19(f) of the Company Disclosure Schedule (together with the improvements thereon, the “Owned Real Property”). As of the Closing, the Company and the Subsidiaries will own no real property (legally or beneficially) and will have no real property rights (including surface rights), other than with respect to the Owned Real Property, those pursuant to Real Property Agreements, real property acquired pursuant to any Real Property Agreement or real property acquired as permitted by Agreement. Each of the Company and the Subsidiaries, as the case may be, owns good and marketable title to the Owned Real Property free and clear of any and all Liens (other than Permitted Liens). There are no pending or, to the knowledge of the Company, threatened condemnation or expropriation proceedings, lawsuits or administrative actions relating to the Owned Real Property. There are no parties (other than the Company or any Subsidiary) in possession or occupation of any portion of the Owned Real Property. There are no Tax Liens upon the Owned Real Property except for Liens for current Taxes not yet due and payable. The Company has no knowledge of any proposed or pending assessments or assessment Liens with respect to the Owned Real Property. There are no protests, appeals or other proceedings pending which have been undertaken for the reduction of the real estate Taxes or other charge assessed against the Owned Real Property.

(g) There are no pending or, to the knowledge of the Company, threatened condemnation or expropriation proceedings, lawsuits or administrative actions relating to the Real Property. There are no Tax Liens upon the Real Property except for Liens for current Taxes not yet due and payable. There are no protests, appeals or other proceedings pending which have been undertaken for the reduction of the real estate Taxes or other charge assessed against the Real Property. Notwithstanding anything to the contrary contained in this Section 3.19(g), the Company shall not be deemed to be in breach of any of the representations and warranties set forth in this Section 3.19(g) unless any such breach would be reasonably likely to cause the Project associated with such Real Property to not be Viable.

(h) Except for Permitted Liens and objections raised by Governmental Entities in proceedings (including the Permit process) instituted by the Company or any Subsidiary, the Company has not received written notice of any zoning, resource management planning or other land use proceedings, or proceedings under Environmental Laws, either instituted or, to the knowledge of the Company, planned to be instituted by a party other than the Company or its Affiliates, that would adversely affect the use and operation of the Owned Real Property and/or the Real Property. To the Company’s knowledge, there are no circumstances, proposals, plans, studies, or investigations related to zoning, the protection of historic and archaeological resources, resource management planning, land use, existing or required entitlements, or Environmental Laws that would reasonably be expected to have a Project Material Adverse Effect or a Company Material Adverse Effect.

(i) Except for the Permitted Liens and objections raised by Governmental Entities in proceedings (including the Permit process) instituted by the Company or any Subsidiary, the Company has no knowledge of, and has not received written notice that there, with respect to any Project:

(i) are any pending or threatened proceedings in eminent domain or for rezoning by a party other than the Company or its Affiliates that would be reasonably expected to materially and adversely affect the use or operation of the Real Property;

(ii) is any plan, study or effort by any Governmental Entity to widen, modify or realign any street or road providing access to the Real Property or Owned Real Property, or any portion thereof, related to such Project that would be reasonably expected to materially and adversely affect the use or operation of the Real Property;

(iii) is any defect, reservation or condition of title to any of the Real Property or Owned Real Property that is not capable of cure in the ordinary course of business;

(iv) are any encroachments of substations, transmission facilities, other improvements, personal property or fixtures, easements or other interest in favor of third parties on the Owned Real Property, which would reasonably be expected to have a Project Material Adverse Effect or a Company Material Adverse Effect;

(v) are any mining, mineral or water extraction or development projects in progress or planned or permitted to commence on or under the Real Property or any portion thereof; or

(vi) are any Contracts with any Governmental Entity or public or private utility affecting the Real Property or any portion thereof that would be reasonably expected to materially and adversely affect the use or operation of the Real Property.

(j) Except as provided in the Real Property Agreements, there are no Contracts requiring the Company or any Subsidiary to pay any rents, royalties, fees or other amounts exceeding €25,000, individually, or €200,000, in the aggregate, in connection with the Real Property or any portion thereof.

(k) The Owned Real Property, Real Property and Real Property Rights are sufficient for the operation of the Montalto Projects, as currently conducted or currently proposed to be conducted.

(l) There is no Person (other than the Company or a Subsidiary) who has asserted a right or interest of any kind in Owned Real Property, other than Permitted Liens, or, to the knowledge of the Company in Real Property, other than Permitted Liens. No written notice has been received by the Company or any Subsidiary which will materially adversely affect any Real Property Rights or the use or enjoyment of the Real Property Rights by the Company and/or the Subsidiaries, as currently conducted; provided, however, that with respect to any Project, the Company shall not be deemed to be in breach of the immediately foregoing sentence unless any such material adverse effect or such use or enjoyment would be reasonably likely to cause such Project to not be Viable. To the knowledge of the Company, no proceedings in respect of any Real Property Rights are pending or threatened. There is no outstanding notice, judgment, order, decree, arbitral award or decision of a Governmental Entity adversely affecting any Owned Real Property or, to the knowledge of the Company, any Real Property Rights.

(m) To the knowledge of the Company, no Hazardous Materials have been Released by the Company or any Subsidiary at, on, about or under any real property (i) currently owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects in a manner that has created a condition that has or would reasonably be expected to require material remediation, material investigation or other material response activity under Environmental Law. To the knowledge of the Company, no Hazardous Materials have been Released by the Company or any Subsidiary at, on, about or under any real property leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Projects other than the Montalto Projects in a manner that has created a condition that has or would reasonably be expected to require material remediation, material investigation or other material response activity under Environmental Law, except for any such remediation, investigation or response activity that would not be reasonably likely to cause such Projects to not be Viable. To the knowledge of the Company, Hazardous Materials have not been generated, transported, treated, stored, or arranged to be disposed of by the Company or any Subsidiary on, from, or under any real property (i) currently owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects in material violation of, or in a manner or to a location that could give rise to material liability under any Environmental Law or Permit. To the knowledge of the Company, Hazardous Materials have not been generated, transported, treated, stored, or arranged to be disposed of by the Company or any Subsidiary on, from, or under any real property leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Projects other than the Montalto Projects in material violation of, or in a manner or to a location that could give rise to material liability under any Environmental Law or Permit, except for any such violation or liability that would not be reasonably likely to cause such Projects to not be Viable.

(n) The Company has made available to Purchaser copies of all Notarized Options that are in existence as of the date hereof.

3.20 Permits.

(a) Part I of Section 3.20(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Permits that have been obtained by the Company or any Subsidiary and are in effect as of the date hereof. Part II of Section 3.20(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Permits for which the Company or any Subsidiary has, as of the date hereof, an application pending with a Governmental Entity (the “Permit Applications,” and, together with the Permits listed on Part I, the “Required Permits”).

(b) To the knowledge of the Company and other than Permits listed on Part I or Part II of Section 3.20(a) of the Company Disclosure Schedule, there are no Permits under Laws in effect as of the date hereof that are required for the development, construction, interconnection, ownership or operation of the Montalto Projects (other than Permits or approvals the granting of which is ministerial or administrative in nature). Each of the Company or the Subsidiaries owns or validly holds all Permits listed in Part I of Section 3.20(a) of the Company Disclosure Schedule, each of which has been issued in compliance with applicable Law and is valid, binding, non-appealable and in full force and effect and has not been terminated, revoked or modified. Neither the Company nor any Subsidiary has received any written notice of revocation, termination, invalidity or material noncompliance or default has been received by the Company or any Subsidiary. Neither the Company nor any Subsidiary are in noncompliance under each such Permit, and the holder of such Permit is in full compliance with the requirements thereof. To the knowledge of the Company, there are no circumstances which may cause the revocation, modification, suspension and/or the annulment of the Permits listed under Part I of Section 3.20(a) of the Company Disclosure Schedule.

(c) The Company has made available to Purchaser a true and correct copy of each Permit Application.

(d) The Company has prosecuted all Permit Applications in good faith.

(e) All material fees and other charges relating to the Permits and Permit Applications that are due and payable have been paid, and there are no material fees, charges or other commitments or other arrangements in effect with respect to such Permits and Permit Applications other than the fees and charges normally charged by the Governmental Entity with responsibility for the issuance thereof.

(f) The Permits provide for no material obligations in kind towards any Governmental Entity as a compensation of the environmental damage deriving from the construction and operation of such Projects.

(g) As of the date hereof, there is no agreement, protocol or deed which provide for the payments of rents, royalties, fees or other amounts by the Company or any Subsidiary to any Governmental Entity in connection with the Projects other than those listed on Section 3.20(g) of the Company Disclosure Schedule.

(h) The Company and the Subsidiaries, as applicable, have timely made all deposits and other payments due prior to the date hereof, and filed all reports, documents and other information, required to keep the Required Permits listed in Part I of Section 3.20(a) of the Company Disclosure Schedule valid and in full force and effect.

(i) All works relating to those Montalto Projects which are currently under construction have been and are carried out in compliance with the relevant Permits and applicable Laws; provided, however, that the Company makes no representations as to any work performed by Purchaser or its Affiliates or any of their respective subcontractors or any other Persons performing work or providing services to the Company or the Subsidiaries at the direction of or under the supervision of Purchaser or its Affiliates.

(j) The designs of those Montalto Projects already completed are in compliance with relevant Permits and with applicable Laws; provided, however, that the Company makes no representations as to any designs completed by Purchaser or its Affiliates or any of their respective subcontractors or any other Persons performing work or providing services to the Company or the Subsidiaries at the direction of or under the supervision of Purchaser or its Affiliates.

3.21 Environmental.

(a)(i) Each of the Company and each Subsidiary has complied with Environmental Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or written notice has been filed or commenced or, to the knowledge of the Company, threatened against the Company or any Subsidiary alleging any failure to comply in any material respect with any applicable Environmental Law, and (ii) without in any way limiting the generality of the preceding clause (i), (A) To the knowledge of the Company, Part I of Section 3.21(a) of the Company Disclosure Schedule sets forth a listing of all Permits (other than minor administrative and ministerial Permits) that are required as of the date hereof to be obtained under applicable Environmental Laws in effect on the date hereof for the construction, interconnection and operation of the Montalto Projects as currently contemplated; and (B) the Company and each Subsidiary is in compliance in all material respects with all of the terms and conditions of any Permits and other authorizations that have already been obtained under applicable Environmental Laws. To its knowledge, the Company has complied with all Laws concerning the protection of historic and archaeological resources in connection with the real property (i) owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects. The real property (i) currently owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects is currently in compliance with Environmental Laws in all material respects. The Company has received no written notice that the real property leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Projects other than the Montalto Projects is currently is in violation of Environmental Laws, except for violations that would not be reasonably likely to cause such Project to not be Viable.

(b) There have been no material environmental investigations, studies, audits, material tests, reviews or other analyses that are in the possession of the Company or any Subsidiary in relation to the real property (i) currently owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects, that have not been delivered to Purchaser. The Company has not received written notice of any material environmental investigations of, and there are no written studies, audits, material tests, reviews or other analyses in the possession of the Company or any Subsidiary in relation to, the real property leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Projects other than the Montalto Projects, that have not been delivered to Purchaser, except for any such written notices of environmental investigations, studies, audits, material tests, reviews or other analyses the subject or content of which would not be reasonably likely to cause such Project to not be Viable.

(c) To the knowledge of the Company, there is no event that has occurred that would be reasonably expected to result in material noncompliance with any Environmental Laws with respect to the real property (i) currently owned by the Company or (ii) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects.

(d) To the knowledge of the Company, (i) Part I of Section 3.21(d) of the Company Disclosure Schedule sets forth a complete list of all material environmental impact assessments in the possession of the Company or any Subsidiary concerning the Environmental Condition of any real property (A) owned by the Company or (B) leased or used by the Company or any Subsidiary, or in which any of them has Real Property Rights, with respect to the Montalto Projects, and (ii) Part II of Section 3.21(d) of the Company Disclosure Schedule sets forth a complete list of all material environmental impact assessments in the possession of the Company or any Subsidiary concerning the Environmental Condition of any real property leased or used by the Company or any subsidiary, or in which any of them has Real Property Rights, with respect to the Projects other than the Montalto Projects, except for any such environmental impact assessments, that if not complied with, would not be reasonably likely to cause such Project to not be Viable. To the knowledge of the Company, each of the material environmental impact assessments listed on Section 3.21(d) of the Company Disclosure Schedule references or incorporates the applicable material studies in the possession of the Company or any Subsidiary concerning wildlife habitat, threatened and endangered species, wetlands and cultural resources at the sites, visual impacts of developing solar energy projects at the sites, potential interference of such development with civil and military aviation and radar, archeological resources, historical properties/structures, environmental justice, storm water, traffic impacts, noise impacts, and recreation impacts. Part III of Section 3.21(d) of the Company Disclosure Schedule sets forth a complete list of all such material environmental impact assessments commissioned, but not yet received the Company or any Subsidiary. The material reports, studies and assessments listed on Parts I, II and III of Section 3.21(d) of the Company Disclosure Schedule constitute the “Environmental Reports.”

3.22 Accounts Payable. All accounts payable of the Company or any Subsidiary represent obligations actually incurred in the ordinary course of business in good faith and represent obligations for which the Company or any Subsidiary received, or will receive, value. There are no unpaid invoices or bills representing amounts alleged to be owed with respect to the Company or any Subsidiary, or other alleged obligations of the Company or any Subsidiary, which the Company or any such Subsidiary has disputed or determined to dispute or refuse to pay.

3.23 Exclusivity of Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that neither the Company nor any Company Shareholder is making any representation or warranty whatsoever, express or implied, except those set forth in this Agreement (as qualified by the Company Disclosure Schedule) or any Related Agreement. In particular, except as set forth in Section 3.18(c), neither the Company nor any Company Shareholder makes any representation or warranty to Purchaser with respect to (i) the information set forth in the Development Budget or General Budget or (ii) any financial projection or forecast relating to the business or condition of the Company and the Subsidiaries. With respect to the Development Budget and the General Budget, and any projection or forecast delivered by or on behalf of the Company or any Company Shareholder to Purchaser but except as set forth in Section 3.18(c), Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such budgets, projections and forecasts, (ii) it is familiar with such uncertainties, (iii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such budgets, projections and forecasts furnished to it, and (iv) it shall have no claim against the Company or any Company Shareholder with respect to such budgets, projections and forecasts; provided that this Section 3.23 shall in no way limit Purchaser’s remedies for fraud.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY SHAREHOLDERS

Subject to the exceptions set forth in such Company Shareholder Disclosure Schedule, if any (each of which exceptions shall delineate the section or subsection to which it applies but may also qualify such other sections or subsections in this Article 4 to the extent that it is reasonably apparent on the face of the disclosure that such disclosure is applicable to such other section or subsection), each Company Shareholder, severally but not jointly, hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing Date, and, as applicable, covenants to Purchaser, as follows:

4.1 Organization and Good Standing. If such Company Shareholder is a trust or partnership, it is duly formed and is validly existing and registered, if applicable, under the Laws of its jurisdiction of formation pursuant to a declaration of trust, partnership agreement or similar trust or partnership formation instrument, as applicable, currently in effect. If such Company Shareholder is not a trust, partnership or a natural person, it is duly incorporated or organized under the Laws of its jurisdiction of incorporation or organization and is validly existing and in good standing with respect to the filing of annual reports under such Laws.

4.2 Ownership of Securities; Address; Wire Instructions. Such Company Shareholder is the sole registered legal and beneficial owner of the Total Owned Shares designated as being owned by such Company Shareholder in such Company Shareholder’s Side Agreement and such Total Owned Shares are to be sold pursuant to this Agreement. Such Total Owned Shares are not subject to any Liens (other than restrictions on Purchaser’s transfer under applicable securities Laws) or to any rights of first refusal of any kind that will remain in effect as of the Closing, and such Company Shareholder has not granted any rights to purchase, and has no obligation to transfer, assign or otherwise dispose of, such Total Owned Shares to any other Person (other than Purchaser) that will remain in effect as of the Closing. Such Company Shareholder (including for this purpose, any nominee or trustee through which such Company Shareholder’s Total Owned Shares are held) will have the sole right to transfer (or cause the transfer of) such Total Owned Shares to Purchaser at the Closing. Such Total Owned Shares constitute all of the securities of the Company or any Subsidiary owned directly (or through nominees or trustees where so indicated) by such Company Shareholder, except for two (2) Ordinary Class B shares of SunRay Renewable Energy Limited that are held by Class B Holders and will be transferred to Purchaser or its designee at the Closing, and such Company Shareholder has no other rights to acquire any Company Capital Stock. Such Company Shareholder acknowledges and agrees that the EBT Trustee is the legal owner of 1,122 Company Class C Shares. Upon the Closing, transfer of the Shares to Purchaser in the manner provided in Section 2.1 will vest in Purchaser all right, title and interest in, to and under such Company Shareholder’s Total Owned Shares, free and clear of all Liens (other than any that may be created by Purchaser and any restrictions on Purchaser’s transfer under applicable securities Laws). The address set forth below such Company Shareholder’s name on the signature pages attached to this Agreement is, and at the Closing will be, a true and correct listing of such Company Shareholder’s principal residence or place of business, as applicable. The wire instructions for such Company Shareholder that will be included in the Spreadsheet will be the account to where such Company Shareholder desires that Purchaser deliver any cash payable to such Company Shareholder pursuant to Section 2.3(a).

4.3 Validity and Enforceability. Such Company Shareholder has the capacity or the requisite power and authority, as the case may be, to execute, deliver and perform such Company Shareholder’s obligations under this Agreement and the Related Agreements to which such Company Shareholder is a party. This Agreement and each of the Related Agreements have been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by Purchaser and the other parties to this Agreement or any Related Agreement, represent the legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws now and hereunder in effect relating to the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. No further action on the part of such Company Shareholder is or will be required in connection with the transactions contemplated by this Agreement or the Related Agreements.

4.4 Tax and Legal Matters. Such Company Shareholder acknowledges and agrees that such Company Shareholder had the opportunity to seek and was not prevented by Purchaser or any other Company Shareholder from seeking independent legal and Tax advice prior to the execution and delivery of this Agreement and the Related Agreements that, in the event that such Company Shareholder did not avail itself of that opportunity prior to signing this Agreement and the Related Agreements, that such Company Shareholder did so voluntarily without any undue pressure and agrees that such failure to obtain independent legal or Tax advice will not be used by such Company Shareholder as a defense to the enforcement of such Company Shareholder’s obligations under this Agreement or any of the Related Agreements. Such Company Shareholder understands that it must rely solely on its own advisors and not on any statements or representations by other Company Shareholders, the Company, any Subsidiary, Purchaser or any of their respective agents. Such Company Shareholder understands that it (and not Purchaser, the Company or any Subsidiary) shall be responsible for its own legal or Tax liability that may arise as a result of the transactions contemplated by this Agreement and the Related Agreements.

4.5 Absence of Claims. Other than claims that will be released by the General Release, such Company Shareholder does not have any present claim against the Company or any Subsidiary and does not have knowledge of the Basis for any future claim against the Company or any Subsidiary whether, contingent or unconditional, fixed or variable, under any Contract or on any other legal Basis whatsoever.

4.6 No Litigation. There are no Actions outstanding or pending or, to such Company Shareholder’s knowledge, threatened against or affecting such Company Shareholder that would prevent such Company Shareholder from (a) executing and delivering this Agreement or the Related Agreements or (b) performing such Company Shareholder’s obligations pursuant to, or observing any of the terms and provisions of, this Agreement or the Related Agreements.

4.7 No Conflict. Neither the execution and delivery of this Agreement or the Related Agreements, nor the performance by such Company Shareholder of its obligations hereunder or thereunder will (a) if such Company Shareholder is not an individual, conflict with, or result in a violation of or default under (with or without notice, lapse of time, or both) with the constituent documents of such Company Shareholder or any Law applicable to it, (b) conflict with, or result in a violation of or default under (with or without notice, lapse of time, or both), or give rise to a right of termination, cancellation, renegotiation or acceleration of any obligation or loss of any benefit under, or require consent, approval or waiver from any Person in accordance with the terms of any Contract to which such Company Shareholder is a party that will continue in effect at the Closing, or (c) result in the creation or imposition of any Liens (other than this Agreement) with respect to, or otherwise have an adverse effect upon the Shares owned beneficially or of record by such Company Shareholder or the ability of such Company Shareholder to consummate the transaction contemplated by this Agreement or the Related Agreements.

4.8 Brokers’ and Finders’ Fees. Such Company Shareholder has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.9 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party, including a party to any Contract with such Company Shareholder, is required by or with respect to such Company Shareholder in connection with the execution and delivery of this Agreement or the Related Agreements to which it is a party, or the consummation of the transactions contemplated hereby or thereby, other than filings after the Closing with the Registry of Companies in Malta to register the transfer of shares and the resignation of directors, and filings of statutory forms to be made by such Company Shareholder at the Maltese Inland Revenue.

4.10 Investment and Representations. If such Company Shareholder is a Class C Note Consideration Shareholder:

(a) such Company Shareholder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the SEC under the Securities Act;

(b) such Company Shareholder understands that the Company Shareholder Note to be issued in accordance with this Agreement will bear a legend substantially in the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE OR UNLESS THE PAYEE (AS DEFINED BELOW) ESTABLISHES TO THE SATISFACTION OF THE MAKER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(c) The Company Shareholder Notes to be issued in accordance with this Agreement shall also bear any legend required pursuant to any state, local or non-U.S. law governing such securities.

(d) Such Company Shareholder acknowledges and agrees that the Company shall not register the transfer of Company Shareholder Notes to be issued in accordance with this Agreement in violation of the restrictions set forth in this Section 4.10.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company Shareholders, as of the date hereof and as of the Closing Date, as follows:

5.1 Organization, Standing and Power. Purchaser is a company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Purchaser has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted by it.

5.2 Authority; Noncontravention. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, to perform Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and the Related Agreements to which it is a party have been duly authorized by all requisite corporate or similar action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser or its stockholders are necessary. This Agreement has been, and each of the Related Agreements to which Purchaser is a party, when executed and delivered prior to Closing, will be, duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery by the Company and the Company Shareholders, represent the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws in effect relating to the rights of creditors generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5.3 Sufficiency of Funds. Purchaser has sufficient funds available to pay the Adjusted Purchase Price, any and all costs and expenses (including legal and other advisory fees and expenses) incurred by Purchaser in connection with the transactions contemplated by this Agreement and to repay the Permitted Indebtedness on Schedule G.

5.4 No Litigation. There are no Actions outstanding or pending or, to Purchaser’s knowledge, threatened against or affecting Purchaser that would prevent Purchaser from (a) executing and delivering this Agreement or the Related Agreements or (b) performing Purchasers obligations pursuant to, or observing any of the terms and provisions of, this Agreement or the Related Agreements.

5.5 Brokers’ and Finders’ Fees. Purchaser has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby so as to give rise to any claim against any Company Shareholder, the Company or any Subsidiary.

5.6 Exclusivity of Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that Purchaser is not making any representation or warranty whatsoever, express or implied, except those set forth in this Agreement or in any documents required to be delivered by or on behalf of Purchaser pursuant to this Agreement.

ARTICLE 6

COVENANTS AND OTHER AGREEMENTS

6.1 Conduct of Business of the Company and the Subsidiaries. During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing:

(a) The Company shall, and shall cause each Subsidiary to, (i) use its commercially reasonable efforts to conduct the business of the Company and each Project Company Business in the ordinary course of business; (ii) (A) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, and (B) pay or perform its other obligations when due; and (iii) use its commercially reasonable efforts to preserve intact its present business organizations, keep available the services of the Employees, preserve its relationships with customers, development partners, suppliers, distributors, licensors, licensees and others having business dealings with it and ensure that no Contract lapses or terminates as a result of a failure of the Company or any Subsidiary to take appropriate action in the ordinary course of business, in each case, subject to the provisions of and any limitations that may result from a breach by Purchaser of its obligations under Section 6.15(c); and

(b) The Company shall, and shall cause each Subsidiary to, use its commercially reasonable efforts to assure that each Contract entered into by the Company or any Subsidiary on or after the date hereof will not require the procurement of any consent, waiver or notation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the transactions contemplated by this Agreement.

6.2 Restrictions on Conduct of Business of the Company and the Subsidiaries. Without limiting the generality or effect of the provisions of Section 6.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing, without the prior written consent of Purchaser (the determination of which shall not be unreasonably delayed), the Company shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following (except to the extent expressly provided otherwise herein or as required by applicable Law (in each of which case the Company shall notify Purchaser before taking any such action)):

(a) Except pursuant to Section 6.13, cause or permit any amendments to its organizational documents;

(b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements existing at the date hereof providing for the repurchase of shares in connection with any termination of service;

(c) Except pursuant to Section 6.13 and Schedule K, enter into any material Contract, including the Pending Agreements, or amend or otherwise modify or waive any of the material terms of any Listed Contract;

(d) Issue or grant any securities or agree to issue or grant any securities;

(e) Make any loans or advances (including prepayments) to, or any investments in or capital contributions to, or forgive or discharge in whole or in part any outstanding loans or advances of, any Person;

(f) Transfer or license to any Person any rights to any Company IP Rights;

(g) Modify the salary of any Employee, director or consultant of the Company or any Subsidiary, grant any severance or termination pay to any Employee, director or consultant of the Company or any Subsidiary, or amend or modify any existing severance or termination agreement with any Employee director or consultant of the Company or any Subsidiary, other than previously agreed salary agreements to take effect after the date hereof as set forth on Schedule K;

(h) Adopt or amend any Employee Plan or pay any special bonus or special remuneration to any Employee or non-Employee director or increase the salaries or wage rates of the Employees, or add any new non-Employee members to the board of directors of the Company or any Subsidiary;

(i) Grant any exclusive rights of any type or scope, except in the ordinary course of business;

(j) Sell, lease, license or otherwise dispose of or encumber any of the material assets of the Company or any Subsidiary (other than Permitted Liens);

(k) Incur any Indebtedness (other than Permitted Indebtedness) or Guarantee any such Indebtedness or issue or sell any debt securities or Guarantee any debt securities of others, except for renewals of any Permitted Indebtedness;

(l) Make any expenditure with respect to any matter unless (i) such matter is listed in the General Budget, (ii) such expenditure does not exceed the individual amount budgeted for such matter in the General Budget, and (iii) such expenditure, when aggregated with all other expenditures with respect to such matter made after the date hereof by the Company or any Subsidiary, does not exceed the aggregate amount budgeted for such matter in the General Budget;

(m) Reduce the amount of any insurance coverage provided by existing insurance policies;

(n) Terminate or waive any right or claim of substantial value;

(o) Commence a lawsuit other than for a breach of this Agreement, any Related Agreement or the Prior NDA;

(p) Acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or any company, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, other than the acquisition of any solar electric (photovoltaic) power projects, or rights to acquire the same, within the applicable capital expenditure limits provided for in the General Budget;

(q) Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any Tax-related closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(r) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

(s) Enter into any agreement or transaction in which any officer or non-employee director of the Company or any Subsidiary (or any member of the immediate family of such officer or director) or any Company Shareholder has an interest;

(t) Enter into, amend or renew any currency swap or similar arrangement; and

(u) Take or agree in writing or otherwise to take, any of the actions described in the foregoing clauses of this Section 6.2, or any action which could reasonably be expected to result in the failure of the condition set forth in Section 7.3(a) or prevent the Company from performing or cause the Company not to perform one or more covenant required hereunder to be performed by the Company.

Notwithstanding the foregoing, neither the Company nor any Subsidiary shall require Purchaser’s written consent to take commercially reasonable actions with respect to emergency situations in order to preserve the Company’s or such Subsidiary’s assets or business, and the Company shall (i) notify Purchaser of any such emergency situations promptly upon the Company or such Subsidiary becoming aware thereof and (ii) upon receipt of notice of any such action taken by the Company or such Subsidiary, promptly inform Purchaser of such actions taken.

6.3 Purchaser Access to Information.

(a) Subject to compliance with applicable Law, until the earlier of the termination of this Agreement and the Closing, (i) the Company and each Subsidiary shall afford Purchaser and its accountants, counsel and other representatives, reasonable access upon prior notice and during normal business hours (but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or any Subsidiary) to (A) all of the properties, books, contracts, commitments and records of the Company and each Subsidiary and (B) all other information concerning the business, properties and personnel of the Company or any Subsidiary as Purchaser may reasonably request, and (ii) the Company shall provide to Purchaser and its accountants, counsel and other representatives true, correct and complete copies of internal financial statements promptly upon request. Notwithstanding anything to the contrary contained herein, neither Purchaser nor its accountants, counsel or other representatives may contact or communicate with any employee of the Company or any Subsidiary, other than a Designated Officer, without a Designated Officer’s consent.

(b) Subject to compliance with applicable Law, until the earlier of the termination of this Agreement and the Closing, the Company and each Subsidiary shall cause the Designated Officers to confer from time to time as reasonably requested by Purchaser, upon prior notice and during normal business hours, with one or more representatives of Purchaser to discuss any material changes or developments in the operational matters of the Company or any Subsidiary and the general status of the ongoing business and operations of the Company or any Subsidiary, but only to the extent that such access does not unreasonably interfere with the business and operations of the Company or any Subsidiary. As used herein, the term

“Designated Officers” shall mean Yoram Amiga, Giora Salita, Giles Clark, Tim Corfield, Sean Murphy, Michael Barnea, Giuseppe Laloggia, Mike Rutgers and Koby Katz and such other individuals as any of the foregoing may designate in writing or by email or include in any meetings or discussions from time to time.

(c) No information or knowledge obtained in any investigation in accordance with this Section 6.3 of this Agreement, or otherwise, shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Acquisition or any party’s rights hereunder (including rights under Article 9).

(d) At least three but no more than five days prior to the Closing Date, the Company shall deliver to Purchaser written evidence, reasonably satisfactory to Purchaser, of all expenditures by the Company or the Subsidiary from the date hereof through the date upon which such written evidence is delivered.

6.4 Confidentiality.

(a) The Company and Purchaser acknowledge that they are subject to confidentiality obligations pursuant to a confidentiality agreement dated August 31, 2009 (the “Prior NDA”), which agreement shall continue in full force and effect in accordance with its terms and shall terminate on the Closing Date.

(b) From and after the Closing Date, each Company Shareholder shall hold in strict confidence from any Person and shall not, directly or indirectly, disclose, divulge or make any unauthorized use of, and shall use their best efforts to cause its Affiliates and their respective Representatives to hold in strict confidence from any Person and to not, directly or indirectly, disclose, divulge or make any use of, any Confidential Information (other than in connection with any such Person’s employment by the Company or any Subsidiary) unless (i) compelled to disclose by judicial or administrative process (including in connection with obtaining all, if any, necessary approvals of any Governmental Entity in connection with this Agreement and the transactions contemplated hereby) or by other requirements of Law or (ii) disclosed in an Action brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. As used herein, the term “Confidential Information” shall mean and include any and all material non-public information included in the books and records of the Company or any Subsidiary or relating to the business of the Company or any Subsidiary.

(c) Each Company Shareholder, on behalf of itself and its Representatives, acknowledges that in view of the nature of the Confidential Information and the objectives of the parties hereto in entering into this Agreement, the restrictions contained in this Section 6.4 are reasonable and necessary to protect the legitimate business interests of Purchaser after the Closing, and that any breach or threatened breach of the provisions of this Section 6.4 will cause irreparable injury to Purchaser for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach of this Section 6.4, each of Purchaser, the Company and each Subsidiary shall be entitled, in addition to the exercise of other remedies, to seek and obtain injunctive relief, without necessity of posting a bond, restraining any Company Shareholder or its Affiliates or Representatives, as applicable, from committing such breach or threatened breach.

6.5 Public Disclosure. Prior to the Closing, none of the Company, Purchaser or any Company Shareholder shall, the Company shall cause each Subsidiary not to, and Purchaser shall cause each of its subsidiaries not to, issue any press release or otherwise make any public statement with respect to the Acquisition, this Agreement or any material transaction involving any party hereto without the consent of the Company, the Class A Holder and Purchaser, except as may be required by Law, provided that the Company, the Class A Holder and/or Purchaser, as applicable, shall have received prior written notice of such public statement and had a reasonable opportunity to comment thereon. With respect to the initial press release announcing the Acquisition and this Agreement, the parties have agreed to the text of the press release regarding the Acquisition and this Agreement. Notwithstanding the foregoing, each of Purchaser, the Company and the Company Shareholders may make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with the previous press releases, public disclosures or public statements made jointly by the Company and Purchaser (or individually, if approved by the other party).

6.6 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting, investment banking, finders and advisory fees and expenses) (the “Transaction Expenses”) shall be paid by the party incurring such expense; provided, however, that (i) any Transaction Expenses incurred by the Company or any Subsidiary (including, any Transaction Expenses of the Class C Holders that the Company has agreed to pay) (the “Company Transaction Expenses”) shall be paid by the Principal Shareholders proportionately, based on their Indemnification Percentage, to the extent not reflected in the working capital adjustment pursuant to Section 2.5 and (ii) any fees or other out of pocket expenses incurred in connection with obtaining the consent set forth on Schedule N shall be paid using the formula set forth on Schedule L.

6.7 No Solicitation by Company or Company Shareholders.

(a) From the date hereof until the earlier of the termination of this Agreement and the Closing, neither the Company nor any of the Company Shareholders shall, and each of the Company and the Company Shareholders shall cause their respective owners, directors, officers, employees, affiliates, representatives and agents (collectively, “Representatives”) not to, directly or indirectly: (a) solicit, initiate, seek, entertain, encourage or support any inquiry, proposal or offer from any Person (other than Purchaser) regarding any Competing Transaction; (b) participate in any discussions or negotiations regarding any Competing Transaction with any Person (other than Purchaser); or (c) furnish to any Person (other than Purchaser) any information that the Company believes or should reasonably know will be used for the purposes of formulating any inquiry, proposal or offer regarding a Competing Transaction. Upon execution of this Agreement, the Company and the Company Shareholders each agree that any discussions or negotiations regarding any Competing Transaction (other than discussions or negotiations with Purchaser) in progress as of the date of this Agreement will be suspended during such period, and that none of the Company or any of the Company Shareholders will accept or enter into any agreement, arrangement or understanding regarding any Competing Transaction with any party other than Purchaser during such period. If, during such period, the Company, any Company Shareholder or any of their respective Representatives receives any inquiry, proposal or offer regarding a Competing Transaction, the Company or such Company Shareholder shall promptly notify Purchaser, describing in detail (i) the terms and conditions of such inquiry, proposal or offer and, (ii) unless the Company, such Company Shareholder or such Representative, as the case may be, is precluded from disclosing the identity of such party pursuant to a written nondisclosure or confidentiality agreement with such party entered into before August 14, 2009, the identity of the party making such inquiry, proposal or offer.

(b) Each of the Company and each Company Shareholder, on behalf of itself and its Representatives, acknowledges that in view of the objectives of the parties hereto in entering into this Agreement, the restrictions contained in this Section 6.7 are reasonable and necessary to protect the legitimate business interests of Purchaser after the Closing, and that any breach or threatened breach of the provisions of this Section 6.7 will cause irreparable injury to Purchaser for which an adequate monetary remedy does not exist. Accordingly, in the event of any such breach or threatened breach of this Section 6.7 Purchaser shall be entitled, in addition to the exercise of other remedies, to seek and obtain injunctive relief, without necessity of posting a bond, restraining the Company, any Company Shareholder, their respective Affiliates or their respective Representatives, as applicable, from committing such breach or threatened breach.

6.8 Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be borne 50% by the Principal Shareholders proportionately, based on their Indemnification Percentage, and the remaining 50% by Purchaser. The Person responsible under applicable Law for the filing of any necessary Tax Returns with respect to Taxes, charges and fees described in this Section 6.8 shall timely file any such Tax Returns and other documentation at their own expense, and, if required by applicable Law, Purchaser, the Company and the Subsidiaries shall join in the execution of any such Tax Returns and other documentation.

6.9 Anti-Corruption. The Company shall not, and the Company shall cause each Subsidiary not to, and the Company Shareholders shall use their reasonable best efforts to cause the Company and each Subsidiary not to, engage in any actions that would constitute a breach of the representations and warranties in Section 3.14.

6.10 Further Assurances, Regulatory Matters. During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing:

(a) On the terms and subject to the conditions set forth in this Agreement, Purchaser and the Company shall use commercially reasonable efforts, and shall cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including the satisfaction of the respective conditions set forth in Article 7 (provided that no party shall be required to waive any condition for its benefit), and including the execution and delivery of the Related Agreements to which such party is required to be a party and that are to be delivered at the Closing pursuant to this Agreement. For the avoidance of doubt, Purchaser’s obligations under this paragraph (a) with respect to the Contract listed on Schedule N are limited to (i) using commercially reasonable efforts in assisting the Company, as requested by the Company, in obtaining a novation or consent to assignment required because of the change of control of the Company in connection with the transactions contemplated by this Agreement (the “Required Consent”) and (ii) not taking any action, in the course of performing its obligations under this Section 6.10(a) with respect to the Required Consent, that would be reasonably likely to cause any substantial delay in obtaining the Required Consent or any material adverse effect on the Company or its Subsidiaries or the Project Companies.

(b) Each of Purchaser and the Company shall, promptly after the execution of this Agreement, apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the transactions contemplated by this Agreement.

(c) The Company shall file (or shall cause any Subsidiary to file) (i) any Permit, FiT Registration, application and/or consent required to be filed by it (or such Subsidiary) with the applicable Governmental Entity as a result of the change of control of the Project Companies in connection with the transactions contemplated hereby, (ii) any applications, reports or other filings required under any Law relating to the ownership and control of the assets of the Company or any Subsidiary or the conduct of the business of the Company and each Project Company Business, and (iii) any further filings that may be necessary, proper or advisable in connection with the matters referred to in clauses (i) or (ii) above; provided, however, that neither the Company nor any Subsidiary shall be required to file any of the foregoing to the extent set forth on Schedule M.

(d) Following consultation with the Company, Purchaser shall determine strategy, lead all proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Entity as contemplated pursuant to this Section 6.10 and the parties shall reasonably cooperate in connection with obtaining such consents, approvals or waivers; provided, however, Purchaser shall not be required to, take any action with respect to satisfying the closing conditions in this Agreement which would bind Purchaser irrespective of whether the Closing occurs.

(e) The Company shall cooperate fully with Purchaser with respect to any private or governmental action, suit, proceeding, claim, arbitration, or investigation that arises relating to the matters described under this Section 6.10 and Section 3.20. These include any and all actions, suits, proceedings, claims, arbitrations, or investigations relating to Necessary Permits, Permit Applications, and Real Property. The Company shall further ensure that it continues to comply with all interconnection-related due diligence requirements and information requests, as well as any other requirements or requests of Governmental Entities as they relate to the transactions contemplated by this Agreement.

(f) The Company and each Subsidiary shall give all notices and other information required to be given to the employees of the Company or any Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Subsidiary, and any applicable Governmental Entity under Law in connection with the transactions contemplated by this Agreement.

(g) In no event will Purchaser be obligated to (i) divest any of its or any of its subsidiaries’ businesses, product lines or assets, or to agree to any divestiture of the Company’s businesses, product lines or assets, or (ii) take or agree to take any other action or agree to any limitation that individually or in the aggregate could reasonably be expected to have a Company Material Adverse Effect or a Project Material Adverse Effect, before or after the Closing.

(h) Nothing in this Section 6.10 shall (i) limit either Purchaser’s or the Company’s right to terminate this Agreement pursuant to Section 8.1 so long as such Party has complied in all material respects with its obligations under this Section 6.10 or (ii) require any Party to amend this Agreement or to waive or forbear from exercising any of its rights or remedies hereunder or under this Agreement.

6.11 Transfer or Encumbrance of Shares. From the date hereof until the earlier of the termination of this Agreement and the Closing Date, no Company Shareholder shall transfer, dispose of or encumber any of its Shares, except in accordance with the allocation and forfeiture provisions of the SunRay Malta Holdings Limited Share Plan.

6.12 Post-Closing Cooperation.

(a) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto, at their own expense, shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement and the Related Agreements to which it is a party.

(b) Following the Closing, the Company and Purchaser will afford each Company Shareholder and their counsel and accountants, during normal business hours, reasonable access to the books and records relating to the business or condition of the Company in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Entity or (iv) any actual or threatened Action. Further, each of Purchaser and the Company, agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

(c) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

6.13 Termination of Certain Agreements.

(a) Immediately prior to the execution of this Agreement:

(i) the Company, each Company Shareholder party to the Company Shareholders Agreement, and the Trustee executed and delivered the Deed of Variation of the Company Shareholders Agreement attached hereto as Exhibit M, to add to the end of the definition of “Complete Exit” contained therein a new clause (v) which shall read in its entirety as follows: “(v) the sale of all of the issued Shares”.

(ii) each applicable Company Shareholder and the Trustee executed and delivered the shareholders resolution attached hereto as Exhibit N (the “Shareholder Resolution”) to amend the Company Articles as of the date hereof, to add to the end of the definition “Complete Exit” contained therein a new clause (v) which shall read in its entirety as follows: “(v) the sale of all of the issued Shares”. Each applicable Company Shareholder hereby agrees that, they will take all steps as are necessary to effectuate the amendment and to procure the timely filing of the Shareholder Resolution, together with an amended copy of the Company Articles with the Maltese companies registry.

(iii) each Class C Holder executed and delivered a CSE Notice (as defined in the SunRay Malta Holdings Limited Share Plan Rules) in the form attached hereto as Exhibit O for purposes of instructing the Trustee and the EBT Trustee to sell and transfer the Company Class C Shares to Purchaser at the Closing in the manner described in Section 2.1, and each Class C Holder hereby agrees, subject to the terms and conditions of this Agreement, to take all other actions that may be necessary to give effect to the matters authorized in the CSE Notice delivered by it. Each of the Company and the Class C Holders have entered into a deed of termination and release that contains an acknowledgment from the Company, the Class C Holders, the Trustee and the EBT Trustee that the trusts relating to the SunRay Malta Holdings Limited Share Plan will terminate following the Closing and that the parties will be released from their respective obligations under the Share Plan and the trusts, except that the Company has agreed to continue its obligations to indemnify the Trustee following the Closing.

(iv) each Class C Holder, the Company, the EBT Trustee and the Trustee have executed and delivered the deed of termination and release in the form attached hereto as Exhibit P to be effective from the Closing.

(b) The Company and each Company Shareholder party to the Company Shareholders Agreement hereby agree (and the Trustee by delivery of the trustee consent, dated as of the date hereof, and attached hereto as Exhibit Q has agreed) that effective immediately following the Closing, the Company Shareholders Agreement shall terminate in its entirety, be of no further force and effect and there shall be no liability or obligation on the part of any party thereto or their respective officers, directors, shareholders, limited partners, Affiliates or affiliated investment funds after such termination.

(c) Each Company Shareholder party to the Company Subscription Agreement and the Company hereby agree that the Company Subscription Agreement shall terminate, effective immediately following the Closing, be of no further force and effect and there shall be no liability or obligation on the part of any party thereto or their respective officers, directors, shareholders limited partners, Affiliates or affiliated investment funds after such termination.

(d) Each Company Shareholder hereby agrees, subject to the terms and conditions of this Agreement, to take all further actions as shall be necessary to give effect to the foregoing Sections 6.13(a), (b) and (c).

6.14 Indemnification of Directors and Officers.

(a) Until the sixth anniversary of the Closing Date, Purchaser will not, nor will it permit any of its subsidiaries or affiliates to, take any action to amend any provision of the memorandum or articles of association (or other comparable corporate charter documents) of the Company or any Subsidiary that provides for indemnification of directors, officers or employees (including an amendment effected through a merger, consolidation, sale of all or substantially all the assets, liquidation or dissolution of any such entity), if the effect of such amendment would be to adversely affect the rights provided thereby to any Person who shall have served as a director or officer of the Company or any Subsidiary prior to the Closing Date in respect of actions taken in such capacity on or prior to the Closing Date, unless such Person would immediately thereafter be entitled to indemnification by Purchaser or another subsidiary of Purchaser comparable to that provided by the affected provision prior to any such amendment.

(b) Prior to the Closing, the Company shall procure and the Company shall purchase or cause to be purchased, at the Company’s expense, an extended reporting period for directors’ and officers’ and fiduciary liability policies covering each present or former director and officer of the Company and each Subsidiary for a period of six years following the Closing Date, such extended reporting period to be based upon the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of the date hereof. For the avoidance of doubt, the terms, conditions and policy limits of such extended reporting period shall be identical to the terms, conditions and policy limits of the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of the date hereof.

6.15 Covenants Relating to Certain Indebtedness.

(a) Prior to the Closing, Purchaser shall take all such actions as shall be necessary to cause the Permitted Indebtedness identified on Schedule G, together with all accrued interest, fees and other expenses payable thereon, to be paid in full effective as of the Closing, and at the Closing shall pay or cause such amounts to be so paid in full and shall procure for the applicable evidence customary “payoff letters” in connection therewith.

(b) At or prior to the Closing, Purchaser and the Company shall take all such actions as shall be necessary to terminate all of the guarantees or other forms of credit or financial support provided to the Company, the Subsidiaries or any Project Company by the Class A Holder or any of its Affiliates or Principal Shareholder Indemnified Persons effective as of the Closing (without cost or liability to Class A Holder of any of its Affiliates or Principal Shareholder Indemnified Persons) and of no further force or effect, except that, with respect to guarantees or other forms of credit or financial support that are provided for the benefit of Persons other than Purchaser or any of its Affiliates, a customary “pay off letter”, in form and substance reasonably satisfactory to the Class A Holder may be delivered at the Closing with the full termination actions of similar effect to be completed by Purchaser and the Company promptly after the Closing.

(c)

(i) The Company has delivered to Purchaser its budget for the operation of the Company from February 28, 2010 through March 26, 2010 (such budget, as may be modified by the Company from time to time with the prior consent of Purchaser and the Class A Holder, and which is set forth in Schedule W, the “Post-February 28 Budget”).

(ii) On or prior to February 28, 2010, the Class A Holder and the Company shall arrange for additional borrowings during March (the “March Debt”) by the Company from Citibank under the Revolving Credit Agreement, as amended, dated as of November 2, 2009, by and among Denham Commodity Partners Fund V LP, a Delaware limited partnership, Citibank N.A., as administrative agent and letter of credit issuer and the Lender described therein, in an amount sufficient to fund the Post-February Budget and on terms, including interest rate and drawing mechanics, substantially similar to those offered to the Company in connection with its existing €14,000,000 credit facility with Citibank. Any March Debt shall be included within clause (iv) of the definition of Permitted Indebtedness, and be deemed as listed on Schedule G for purposes of paragraph (a) above.

(iii) During the period from February 28, 2010 and continuing until the later of (A) the Closing Date or (B) March 26, 2010, the Company shall not make expenditures that, in the aggregate exceed the aggregate amount budgeted for the period covered by the Post-February 28 Budget without the prior consent of Purchaser and the Class A Holder, which consent shall not be unreasonably delayed or withheld. During such period, each of Purchaser and the Class A Holder shall use commercially reasonable efforts to ensure that Citibank promptly provides the Company with all funds necessary to make such expenditure in a timely fashion.

(iv) During the period from February 28, 2010 and continuing until the earlier of the Closing Date and the termination of this Agreement, Purchaser shall defer any receivables from the Company or any Subsidiary, unless otherwise permitted by the Class A Holder.

6.16 Tax Matters.

(a) After the Closing, the Company shall prepare and file, or cause to be prepared and filed, all Tax Returns for the Company and each Subsidiary not previously filed. All such Tax Returns that may relate to potential Pre-Closing Tax Liabilities shall be prepared and filed in a manner consistent with prior practice, except as required, in the reasonable judgment of Purchaser, to cause such Tax Returns to comply with applicable Tax Law and avoid the imposition of any penalty, and except as required by a change in Tax Law or a change in the interpretation of substantial authority previously relied upon by Company or a Subsidiary. The Company shall deliver all such Tax Returns that may relate to potential Pre-Closing Tax Liabilities to the Class A Holder not less than thirty (30) days prior to the due date, with any extensions, therefor for the Class A Holder’s review and comment. The Class A Holder shall provide the Company with any such comments within fifteen (15) days following delivery of the Tax Returns to the Class A Holder. The Company shall consider any of the Class A Holder’s comments in good faith and the parties shall work together to finalize all Tax Returns with respect to Pre-Closing Tax Periods in a manner acceptable to both parties. If the Company and the Class A Holder are unable to resolve any dispute regarding the filing of a Tax Return that relates to a Pre-Closing Tax Liability, the Parties shall retain an independent accounting firm acceptable to both parties, and whose fees shall be borne equally by both parties, to determine the most appropriate manner to complete and file such Tax Return, and any such Tax Return shall be prepared or revised to reflect the determination of the independent accountants. Unless required by Law, Purchaser will not amend or refile, and will cause the Company and each Subsidiary not to amend or refile, any Tax Return filed by or on behalf of the Company or any Subsidiary prior to the Closing Date without the Class A Holder’s consent, which consent will not be unreasonably withheld. Purchaser shall procure that any written information received by Purchaser, the Company or any Subsidiary from any Tax Authority or any of their respective employees in relation to the matters set forth on Schedule P or Schedule Q, including copies of notices, claims and correspondence, is promptly provided to the Class A Holder.

(b) Neither Purchaser, Company, nor any Subsidiary shall make any election, and Purchaser shall ensure that no such election is made, under section 338 of the Code or any similar provision of Law with respect to the transactions contemplated by this Agreement.

(c) Purchaser and Company Shareholders agree that indemnification payments made under this Agreement shall be treated as Purchase Price adjustments for Tax purposes to the extent allowable without penalties under applicable Law.

6.17 Notification of Certain Events. The Company shall promptly notify Purchaser, and Purchaser shall promptly notify the Company and the Company Shareholders, of any change, occurrence or event, which individually or in the aggregate with any other changes, occurrences and events, is reasonably likely to cause any of its conditions to closing set forth in Article 7 not to be satisfied.

6.18 Consideration. Each Company Shareholder acknowledges and agrees that (i) true, correct and complete copies of the provisions of Section 4.1 and 4.3 of the Company Shareholders Agreement and Article 103 of the Company Articles are set forth on Exhibit R, and that Sections 4.1(b) through (d) of the Company Shareholders Agreement and Articles 103.4 and 103.5 of the Company Articles, in each case as so attached, shall be used to determine the allocation to the Company Shareholders of the Adjusted Purchase Price and any distributions to the Company Shareholders from the Escrow Fund pursuant to Section 2.5(h), (ii) he, she or it has read such provisions and agrees that the allocation set forth with respect to such Company Shareholder in the Spreadsheet correctly show how such provisions operate and should be interpreted given the assumptions set forth therein, (iii) notwithstanding anything to the contrary contained in the Company Shareholders Agreement or the Company Articles, any amounts available to be drawn under or distributed from the Letter of Credit and the principal amount of each Company Shareholder Note shall be treated as cash for purposes of such provisions and allocations and (iv) the Acquisition constitutes a “Complete Exit” as defined in the Company Shareholders Agreement after giving effect to the amendment to the Company Shareholders Agreement described in Section 6.13.

6.19 Issuer Note Guarantee.

(a) In order to induce certain Class C Holders to accept promissory notes issued by SunPower North America, LLC, a Delaware limited liability company (the “Issuer”), for a portion of the Adjusted Purchase Price payable to such Class C Holders under this Agreement (the “Issuer Notes”), Purchaser hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each holder from time to time of the Issuer Notes (whether or not such holder is a Class C Holder on the date hereof) and the successor and assigns of any such holder (“Issuer Note Holder”) (i) the obligation of the Issuer to pay the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Issuer Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case when and as due, of the Issuer under the Issuer Notes (the “Obligations”). Purchaser further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

(b) Purchaser waives presentment to, demand of payment from and protest to the Issuer of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of Purchaser hereunder shall not be affected by (i) the failure of any Issuer Note Holder to assert any claim or demand or to enforce any right or remedy against the Issuer under the provisions of this Agreement, the Issuer Notes or otherwise; (ii) any extension or renewal of any of the Obligations; (iii) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, the Issuer Notes or any other agreement; (iv) the failure or delay of any Issuer Note Holder to exercise any right or remedy against any other guarantor of the Obligations; (v) the failure of any Issuer Note Holder to assert any claim or demand or to enforce any remedy under any other agreement or instrument; (vi) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (vii) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of Purchaser or otherwise operate as a discharge of Purchaser as a matter of law or equity or which would impair or eliminate any right of Purchaser to subrogation, in each case, other than payment in full of the Obligations.

(c) Purchaser further agrees that its guarantee hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection.

(d) The obligations of Purchaser hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise, in each case, other than the defense of payment in full of the Obligations.

(e) Purchaser further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Issuer Note Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(f) In furtherance of the foregoing and not in limitation of any other right which any Issuer Note Holder may have at law or in equity against Purchaser by virtue hereof, upon the failure of the Issuer to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Purchaser hereby promises to and will forthwith pay, or cause to be paid, to the Issuer Note Holders in cash an amount equal the unpaid principal amount of such Obligation. Purchaser further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any legal prohibition, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any Issuer Note Holder, not consistent with the protection of its rights or interests, then, at the election of such Issuer Note Holder, Purchaser shall make payment of such Obligation in Dollars (based upon the applicable spot exchange rate in effect on the date of payment) and/or in New York, and shall indemnify such Issuer Note Holder against any losses or expenses (including losses or expenses resulting from fluctuations in exchange rates) that it shall sustain as a result of such alternative payment.

(g) Upon payment in full by Purchaser of any Obligation of the Issuer, each Issuer Note Holder shall, in a reasonable manner, assign to Purchaser the amount of such Obligation owed to such Issuer Note Holder and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by Purchaser, or make such disposition thereof as Purchaser shall direct (all without recourse to any Issuer Note Holder and without any representation or warranty by any Issuer Note Holder). Upon payment by Purchaser of any sums as provided above, all rights of Purchaser against the Issuer arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by the Issuer to the Issuer Note Holders (it being understood that, after the discharge of all the Obligations due and payable from the Issuer, such rights may be exercised by Purchaser notwithstanding that the Issuer may remain contingently liable for indemnity or other Obligations).

(h) For the avoidance of doubt, Purchaser does not waive and may assert as an affirmative defense, in an action to enforce Purchaser’s guarantee hereunder, any and all contractual defenses to enforcement available to the Issuer under the Issuer Notes as expressly provided therein for reductions caused by any Trigger Event (as defined therein) or claim against the Escrow Fund and for performance of the Issuer Notes.

ARTICLE 7

CONDITIONS TO THE ACQUISITION

7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, which may be waived only in a written agreement of Purchaser and the Class A Holder in their sole discretion without notice, liability or obligation to any Person:

(a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by a Governmental Entity seeking any of the foregoing be pending. No action taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable, and be in full force and effect on the Closing Date, to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

(b) Governmental Approvals. Purchaser and the Company (both on behalf of itself, the Company Shareholders and each Subsidiary) shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated hereby. Without limiting the generality of the foregoing all applicable waiting periods under any antitrust or anticompetition Laws shall have expired or been terminated.

7.2 Additional Conditions to Obligations of the Company Shareholders. The obligations of the Company Shareholders to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, only in writing, by the Class A Holder in its sole discretion without notice, liability or obligation to any Person:

(a) Representations, Warranties and Covenants. The representations and warranties made by Purchaser in this Agreement (reading such representations and warranties without regard to any materiality or Material Adverse Effect qualification), taken as a whole, shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (or, in the case of representations and warranties that expressly speak as of a specified date or time, as of such specified date or time). Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(b) Receipt of Closing Deliveries. The Company Shareholders shall have received each of the agreements, instruments and other documents required to have been delivered to the Company Shareholders at or prior to the Closing as set forth on Exhibit L.

7.3 Additional Conditions to the Obligations of Purchaser. Subject to Section 10.14, the obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, only in writing, by Purchaser (each such condition is solely for the benefit of Purchaser and may be waived by Purchaser in its sole discretion without notice, liability or obligation to any Person):

(a) Representations, Warranties and Covenants. The representations and warranties made by the Company in Article 3 and the Company Shareholders in Article 4 (reading such representations and warranties without regard to any materiality or Material Adverse Effect qualification), taken as a whole, shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date (or, in the case that representations and warranties that expressly speak as of a specified date or time, as of such specified date or time). Each of the Company, the Shareholder’s Representative and each Company Shareholder shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(b) No Company Material Adverse Effect. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the execution and delivery of this Agreement.

(c) Construction of M52 Project. There shall not have occurred any event or condition of any character that has made it reasonably likely that the M52 Project will not be constructed prior to December 31, 2010, in all material respects to the specifications for such Project that are contemplated as of the date hereof (including more than 47 MWps of capacity), except to the extent that any such event or condition arises out of or results from any action or failure to act on the part of Purchaser or its Affiliates or any of their respective subcontractors or any other Persons acting at the direction of or under the supervision of Purchaser or its Affiliates (excluding the Company and the Subsidiaries), in each case in the course of performing EPC Work.

(d) Consent. Purchaser shall have received evidence reasonably satisfactory to it of the receipt of the consent, described on Schedule N, of the counterparty to the Contract listed on Schedule N.

(e) Receipt of Closing Deliveries. Purchaser shall have received each of the agreements, instruments and other documents required to have been delivered to Purchaser at or prior to the Closing as set forth on Exhibit K.

ARTICLE 8

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated and the Acquisition and the other transactions contemplated hereby may be abandoned, as follows:

(a) by mutual written consent of Purchaser and the Class A Holder;

(b) by either Purchaser or the Class A Holder, if the Closing shall not have occurred on or before April 30, 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party (including for this purpose, in the case of the Class A Holder, the Company and each of the Company Shareholders) who is in material breach of this Agreement and such breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c) by either Purchaser or the Class A Holder, if any permanent injunction or other order of a court or other competent Government Entity preventing the consummation of the transactions contemplated by this Agreement shall have become final and nonappealable;

(d) by Purchaser, if the Company or any Company Shareholders shall have materially breached any representation, warranty or covenant contained herein and (i) such breach shall not have been cured within thirty (30) days after receipt by the Company or the Class A Holder of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (ii) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or 7.3 to be satisfied (provided, however, that the termination right under this Section 8.1(d) shall not be available to Purchaser if Purchaser is at that time in material breach of this Agreement); or

(e) by the Class A Holder, if Purchaser shall have materially breached any representation, warranty or covenant contained herein and (i) such breach shall not have been cured within thirty days after receipt by Purchaser of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (ii) if not cured at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or 7.2 to be satisfied (provided, however, that the right to terminate this Agreement under this Section 8.1(e) shall not be available to the Class A Holder if any Company Shareholders or the Company is at that time in material breach of this Agreement).

8.2 Effect of Termination. If this Agreement is terminated in accordance with Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Purchaser or the Company or their respective officers, directors, shareholders or Affiliates; provided, however, that each party hereto shall remain liable for any Willful Breach of this Agreement prior to its termination; and provided, further, that the Prior NDA, Section 3 (Non-Solicitation) of the Prior Letter Agreement and the provisions of Sections 1.1, 6.4, 6.6 and 8.2 and Article 10 shall remain in full force and effect and survive any termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing, if this Agreement is terminated in accordance with Section 8.1 after a Closing Delay Event Date, and between the Closing Delay Event Date and the date of termination any of the conditions set forth in Section 7.1 that were satisfied cease to be satisfied, then the aggregate amount that the Company or any Company Shareholder may recover from Purchaser for any breach of this Agreement related to the failure of such conditions to be satisfied shall not exceed the aggregate amount of costs and expenses that were actually and reasonably incurred by the Company or such Company Shareholder, as the case may be, in connection with the negotiation of this Agreement.

8.3 Amendment. The parties hereto may amend this Agreement at any time in accordance with an instrument in writing signed by the parties hereto. In addition, Purchaser and the Class A Holder jointly (on behalf of all other parties, including the Company and the Company Shareholders) may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of Purchaser and the Class A Holder jointly (on behalf of all other parties, including the Company and the Company Shareholders) and such amendment shall be binding on all parties hereto as if they were signatories to such amendment; provided, however, that no such amendment may change the form or amount of consideration payable to any Company Shareholder (other than the Class A Holder) pursuant to this Agreement or otherwise materially and adversely affect the rights or obligations, under this Agreement or any Related Agreement, of any Company Shareholder (other than the Class A Holder) disproportionately compared to all other Company Shareholders (including the Class A Holder)) (it being understood and agreed that any allocation of amounts in accordance with Sections 4.1 and 4.3 of the Company Shareholders Agreement and Article 103.5 of the Company Articles shall not be deemed to disproportionately affect any Company Shareholder), without the written consent of Company Shareholders so adversely affected who held in the aggregate immediately prior to the Closing at least seventy-five percent (75%) of the outstanding Shares held immediately prior to the Closing by all of the Company Shareholders so adversely affected (it being acknowledged and agreed, for the avoidance of doubt, that any amendment contemplated in any such written consent shall be binding on all Company Shareholders (other than the Class A Holder) as if all such Company Shareholders executed such written consent).

8.4 Extension; Waiver. The Class A Holder and Purchaser jointly (on behalf of all parties, including the Company and the Company Shareholders) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the parties, (b) waive any inaccuracies in the representations and warranties made to any party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of any party contained herein; provided, however, that no such extension or waiver may change the form or amount of consideration payable to any Company Shareholder (other than the Class A Holder) pursuant to this Agreement or otherwise materially and adversely affect the rights or obligations, under this Agreement or any Related Agreement, of any Company Shareholder (other than the Class A Holder) disproportionately compared to all other Company Shareholders (including the Class A Holder)) (it being understood and agreed that any allocation of amounts in accordance with Sections 4.1 and 4.3 of the Company Shareholders Agreement and Article 103.5 of the Company Articles shall not be deemed to disproportionately affect any Company Shareholder), without the written consent of Company Shareholders so adversely affected who held in the aggregate immediately prior to the Closing at least seventy-five percent (75%) of the outstanding Shares held immediately prior to the Closing by all of the Company Shareholders so adversely affected (it being acknowledged and agreed, for the avoidance of doubt, that any extension or waiver contemplated in any such written consent shall be binding on all Company Shareholders (other than the Class A Holder) as if all such Company Shareholders executed such written consent). Any party may waive any of its rights under this Agreement by a written instrument signed by such party. Any agreement on the part of a party hereto, or by the Class A Holder on behalf of other holders, to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.

ARTICLE 9

ESCROW FUNDS AND INDEMNIFICATION

9.1 Escrow Fund. Subject to the provisions of this Article 9, from and after the Closing, each Principal Shareholder shall indemnify and hold harmless Purchaser, each subsidiary of Purchaser and their respective managers, officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each Person, if any, who controls or may control Purchaser within the meaning of the Securities Act (each of the foregoing, which for the avoidance of doubt shall not include any Company Shareholder, a “Purchaser Indemnified Person”) for such Principal Shareholder’s Indemnification Percentage of any and all losses, liabilities, damages, claims, suits, settlements, royalties, fines, penalties, reasonable costs and expenses, including costs of investigation, settlement, and defense and reasonable legal fees, court costs, and any interest costs or penalties (collectively, “Losses”), arising out of, related to or otherwise by virtue of (a) any breach of or inaccuracy in any representation or warranty of the Company contained in Article 3 or any of the Related Agreements to which the Company is a party, in each case, other than any representation or warranty contained in Section 3.9 and other than the Excepted Company Representations, (b) any of the matters set forth on Schedule O, (c) the matter set forth on Schedule P, (d) the matter set forth on Schedule Q, (e) any breach of or inaccuracy in any representation or warranty made by the Company in Section 3.1(a)(iii), the last sentence of Section 3.1(a), the first sentence of Section 3.1(c), Sections 3.1(d), (e) and (f), Section 3.2 and Section 3.3(a) (the “Excepted Company Representations”), (f) any breach or default by the Company of any of the covenants or agreements contained in this Agreement or any of the Related Agreements to which it is a party, or (g) any Taxes of the Company and any Taxes of any Person that at or before the time of Closing is a Subsidiary, which Taxes are attributable to any period (whether or not a taxable period) ending on or prior to the Closing (or, that in the event that a Closing Delay Event has occurred, on or prior to the Closing Delay Event Date) whenever asserted or assessed, including after the Closing, other than Taxes incurred solely in respect of the matters set forth on Schedule P or Schedule Q (the “Pre-Closing Tax Liabilities”), and in addition, and for the avoidance of doubt, Pre-Closing Tax Liabilities shall include interest accruing on any Pre-Closing Tax Liabilities regardless of whether such interest accrues prior to or after the Closing or the Closing Delay Event Date. Losses claimed pursuant to Sections 9.1(c), (d), (e), (f) or (g) are sometimes hereinafter referred to as “Escrow Specified Losses.” For the avoidance of doubt, all payments for Losses that arise out a claim made pursuant to this Section 9.1 shall, in accordance with Section 9.8, first be payable from the Escrow Fund and, subject to the limitations contained in Section 9.3, then by the Principal

Shareholders, but only to the extent that such Principal Shareholders are liable for such Losses. The parties agree that the sole indemnification of the Purchaser Indemnified Parties for Losses attributable to Taxes is provided in Sections 9.1(b) (to the extent described in item 3 on Schedule O), (c), (d), and (g).

9.2 Indemnification of Indemnified Persons.

(a) Subject to the provisions of this Article 9, from and after the Closing, each Company Shareholder shall, severally but not jointly, indemnify and hold harmless each Purchaser Indemnified Person from and against Losses arising out of, related to or otherwise by virtue of (i) any breach of or inaccuracy in any representation or warranty made by such Company Shareholder contained in Article 4 of this Agreement or any Related Agreement to which it is a party, or (ii) any breach or default by such Company Shareholder of any covenant, obligation or condition required to be performed or complied with by such Company Shareholder under this Agreement or any Related Agreement to which it is a party.

(b) Subject to the provisions of this Article 9, from and after the Closing, Purchaser shall indemnify and hold harmless each Principal Shareholder, each subsidiary of each Principal Shareholder and their respective managers, officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each Person, if any, who controls or may control each Principal Shareholder within the meaning of the Securities Act (each of the foregoing, a “Principal Shareholder Indemnified Person”), and with respect to any breach of or inaccuracy in the Excepted Purchaser Representations, the Company Shareholders, each subsidiary of each Company Shareholder and their respective managers, officers, directors, agents and employees, subsidiaries, directors and employees of subsidiaries, and each Person, if any, who controls or may control each Company Shareholder within the meaning of the Securities Act, from and against any and all Losses arising out of, related to or otherwise by virtue of (i) any breach of or inaccuracy in any representation or warranty contained in Article 5 of this Agreement or any Related Agreement, (ii) any breach of or default in connection with any of the covenants or agreements made by Purchaser in this Agreement or any Related Agreement, (iii) any Taxes of the Company or any Subsidiary to the extent attributable to any period after the Closing, but not including interest accruing after the Closing that is attributable to Taxes for any period prior to the Closing, or (iv) any amounts payable after the Closing Date (provided, that in the event that a Closing Delay Event has occurred, after the Closing Delay Event Date) under the guarantees or other forms of credits or financial support to be terminated pursuant to Section 6.15(b).

(c) For the purposes of Section 9.1 and this Section 9.2, in determining the amount of any Losses in respect of any inaccuracy in or any breach of any representation and warranty (but not for the purpose of determining whether or not a breach has occurred), any materiality or Material Adverse Effect qualification contained in such representation or warranty will in all respects be ignored.

(d) In the case of any taxable period that includes but does not end on the Closing Date (a “Straddle Period”), the amount of Pre-Closing Tax Liabilities based on or measured by income or receipts (collectively, the “Closing of the Books Taxes”) shall be based on an interim closing of the books as of the close of business on the Closing Date, for this purpose treating any transactions outside the ordinary course of business that occur on the

Closing Date but after the Closing as occurring on the day after the Closing, and the amount of any Pre-Closing Tax Liabilities that are not Closing of the Books Taxes for a Straddle Period shall be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period. Notwithstanding the foregoing, in the event that Purchaser has elected to postpone the Closing in accordance with the provisions of Section 10.14 of this Agreement, references in this Section 9.2(d) to the “Closing Date” shall mean the Closing Delay Event.

(e) If any amount is to be distributed to the Purchaser Indemnified Persons from the Escrow Fund with respect to a resolved claim in accordance with the Escrow Agreement, then such amount shall be paid by reduction of amounts available to be drawn under the Letter of Credit and cancellation of principal amount of Company Shareholder Notes pro rata in proportion to the Indemnification Percentage of each Company Shareholder.

9.3 Limitations on Indemnification.

(a) The Purchaser Indemnified Persons may not recover Losses from the Escrow Fund or from the Company Shareholders in respect of any claim for indemnification in accordance with Section 9.1(a) unless and until Losses in accordance with Section 9.1(a) have been incurred, paid or properly accrued in an aggregate amount greater than $2,500,000 (the “Purchaser Indemnification Deductible”). Once the Purchaser Indemnification Deductible has been exceeded, the Purchaser Indemnified Persons shall be entitled to recover all Losses in accordance with Section 9.1(a) in excess of the Purchaser Indemnification Deductible, subject to the other limitations, terms and conditions in this Article 9. No Loss may be claimed under Section 9.1(a) (or counted against the Purchaser Indemnification Deductible) unless the Losses resulting from any single claim or series of related claims arising out of the same facts, events or circumstances exceeds $50,000.

(b) The Company Indemnified Persons may not recover from Purchaser in respect of any claim for indemnification in accordance with Section 9.2(b)(i) unless and until Losses in accordance with Section 9.2(b)(i) have been incurred, paid or properly accrued in an aggregate amount greater than $2,500,000 (the “Company Indemnification Deductible”). Once the Company Indemnification Deductible has been exceeded, the Company Indemnified Persons shall be entitled to recover all Losses in accordance with Section 9.2(b)(i) in excess of the Company Indemnification Deductible, subject to the other limitations, terms and conditions in this Article 9. No Loss may be claimed under Section 9.2(b)(i) (or counted against the Company Indemnification Deductible) unless the Losses resulting from any single claim or series of related claims arising out of the same facts, events or circumstance exceeds $50,000. Notwithstanding the foregoing, the Company Indemnified Persons shall be entitled to recover for, and the Company Indemnification Deductible and the immediately foregoing sentence shall not apply as a threshold to, any Losses with respect to any breach of or inaccuracy in any representation or warranty made by Purchaser in Section 5.1, Section 5.2 or Section 5.3 (each, an “Excepted Purchaser Representation”).

(c) Subject to Section 9.3(a), the aggregate liability of the Company Shareholders for Losses shall be as follows, in each case to be satisfied in accordance with the provisions of Section 9.8:

(i) with respect to (A) breaches of or inaccuracies in any of the representations or warranties made by a Company Shareholder contained in Article 4 or in any Related Agreement to which such Company Shareholder is a party (each, an “Individual Representation”) claimed under Section 9.2(a)(i), or (B) breaches of or defaults by a Company Shareholder of any of the covenants, obligations or agreements required to be performed or complied with by such Company Shareholder and contained in Section 6.6, the first sentence of Section 6.8 or Section 6.15 of this Agreement, or any Article of this Agreement other than Article 6 (collectively, the “Payment Covenants”), a Purchaser Indemnified Person may recover from the applicable Company Shareholder all Losses arising out of such Company Shareholders breach, inaccuracy or default up to the aggregate portion of the Adjusted Closing Purchase Price received or to be received by such Company Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note); provided that in the case of fraud the foregoing limitation as to the maximum amount shall not apply;

(ii) with respect to (A) breaches of or inaccuracies in any of the Excepted Company Representations, or (B) breaches of or defaults by the Company of any Payment Covenants required to be performed or complied with by the Company, a Purchaser Indemnified Person may recover all of its Losses from each Principal Shareholder pro rata based on their Indemnification Percentage up to an amount equal to the portion of the Adjusted Purchase Price received or to be received by such Principal Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note); provided that in the case of fraud, the foregoing limitation as to the maximum amount shall not apply;

(iii) with respect to Pre-Closing Tax Liabilities, a Purchaser Indemnified Person may recover all of its Losses from each Principal Shareholder pro rata based on their Indemnification Percentage up to an amount equal to the portion of the Adjusted Purchase Price received or to be received by such Principal Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note);

(iv) with respect to matters set forth on Schedule P, a Purchaser Indemnified Person may recover up to an aggregate of fifty percent (50%) of its Losses from each Principal Shareholders pro rata based on their Indemnification Percentage up to an amount equal to the portion of the Adjusted Purchase Price received or to be received by such Principal Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note);

(v) with respect to the matters set forth on Schedule Q, a Purchaser Indemnified Person may recover (i) eighty percent (80%) of the first $5,000,000 of its Losses from each Principal Shareholder pro rata based on their Indemnification Percentage up to an amount equal to the Adjusted Purchase Price received or to be received by such Principal

Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note), and (ii) all of its Losses in excess of $5,000,000 from each Principal Shareholder pro rata based on their Indemnification Percentage up to amount equal to the portion of the Adjusted Purchase Price received or to be received by such Principal Shareholder,

(vi) with respect to all Losses other than those set forth in the immediately foregoing clauses (i)-(v), the Purchaser Indemnified Persons may recover all of its Losses solely from, and up to, the consideration in the Escrow Fund from time to time; and

(vii) In no event shall the aggregate Losses payable by any Company Shareholder to Purchaser under this Article 9 exceed the amount equal to the portion of the Adjusted Closing Purchase Price received or to be received by such Company Shareholder (less, in the case of any Class C Note Consideration Holder, any portion of the principal amount of such Holder’s Company Shareholder Note that has been canceled in accordance with the terms of such Company Shareholder Note), except that in the case of fraud by such Company Shareholder the foregoing limitation as to maximum amount shall not apply.

(d) Subject to Section 9.3(b), the aggregate liability of Purchaser for Losses shall be as follows:

(i) with respect to (A) breaches of or inaccuracies in any of the Excepted Purchaser Representations, (B) breaches of or defaults by Purchaser of any Payment Covenants required to be performed or complied with by Purchaser, or (C) any Taxes of the Company or any Subsidiary to the extent attributable to any period after the Closing, a Company Indemnified Person may recover all of its Losses from Purchaser up to an amount equal to the Adjusted Purchase Price; provided that in the case of fraud the foregoing limitation as to the maximum amount shall not apply;

(ii) with respect to (A) breaches of or inaccuracies in any representation or warranty of Purchaser claimed under Section 9.2(b)(i), other than the Excepted Purchaser Representations and (B) Losses claimed under Section 9.2(b)(ii) (other than those covered by clause (i) above), a Company Indemnified Person may recover all of its Losses from Purchaser up to an amount equal to $31,855,000; provided that in the case of fraud the foregoing limitation as to the maximum amount shall not apply; and

(iii) in no event shall the aggregate amount of Losses payable by Purchaser exceed an amount equal to the Adjusted Purchase Price, except that in the case of fraud by Purchaser the foregoing limitation as to maximum amount shall not apply.

(e) Except as expressly set forth in this Agreement, including in this Article 9, no party shall have any right of contribution, right of indemnity or other right or remedy against any other party in connection with any indemnification obligation or any other liability to which such party may become subject under or in connection with this Agreement; it being understood that nothing herein shall limit the right of a party to recover from any other party the fees and expenses that such other party has agreed to share pursuant to the terms of this Agreement.

(f) Nothing in this Agreement shall limit the liability of the Company Shareholders or Purchaser for any liability that survives the termination of this Agreement pursuant to Section 8.2 if the Acquisition is not consummated.

(g) No Indemnified Person’s rights under this Article 9 shall be adversely affected by any investigation conducted, or any knowledge acquired (or capable of being acquired), by such Indemnified Person at any time, whether before or after the execution or delivery of this Agreement or the Closing, or by the waiver of any condition to Closing.

(h) In calculating any Losses there shall be deducted (i) any indemnification, contribution or other similar payment actually recovered by the Indemnified Person or any Affiliate thereof from any third Person with respect to the subject of such Losses (including any insurance proceeds (net of any deductible amounts)) and (ii) any amounts (x) that would otherwise result in a duplicative recovery due to an adjustment made pursuant to the determination of Final Company Working Capital or otherwise or (y) that is specifically identified as a reserve on the face of the Company Balance Sheet and not in the notes thereto, other than any reserve for the matters set forth on Schedule O, Schedule P or Schedule Q.

(i) No party shall have any liability for any special, exemplary or punitive damages suffered or incurred by any Indemnified Persons or other Person.

(j) Except in the case of common law fraud and as otherwise expressly provided in Section 10.15 and except for remedies under the Company Shareholder Notes, the Escrow Agreement and the Letter of Credit, the remedies provided in this Article 9 shall, after the Closing, be the sole and exclusive remedy available to the Indemnified Persons for any claim or cause of action arising out of, in connection with or under this Agreement, the Related Agreements, or the transactions contemplated hereby or thereby.

(k) Subject to the limitations set forth on Schedule R, each party shall use its commercially reasonable efforts to mitigate the amount of any Losses for which it may seek recovery under this Article 9 with respect to the matters set forth on Schedule R.

(l) Notwithstanding anything contained in this Agreement to the contrary, in no event will any Purchaser Indemnified Person be entitled to recover, or make a claim for, any Losses from any of the Company Shareholders to the extent that such Losses result from either (i) any action taken or failed to be taken by Purchaser or its Affiliates or any of its or their respective subcontractors or any other Person performing work or providing services to the Company, the Subsidiaries or any Project Company at the direction of or under the supervision or responsibility of Purchaser and its Affiliates, in each case, in the course of EPC Work performed or to be performed, or (ii) Purchaser’s breach of its obligations under Section 6.15(c).

9.4 Escrow Claim Period. The period during which claims for indemnification from the Escrow Fund may be initiated (the “Escrow Claim Period”) shall commence at the Closing Date and terminate on the second anniversary of the Closing Date. Notwithstanding anything contained in this Agreement to the contrary, at the conclusion of the Escrow Claim Period, such portion of the Escrow Fund as shall equal the aggregate amounts set forth in any unresolved or unsettled claims for Losses set forth in Claims Notices delivered to the Escrow Agent prior to the expiration of the Claim Period (or otherwise set forth in certificates provided for in the Escrow Agreement) shall remain in the Escrow Fund until such claims for all such Losses have been resolved or satisfied, and the remaining portion of the Escrow Fund shall be released to the Company Shareholders. For the purpose of compensating any Purchaser Indemnified Person for any Losses pursuant to this Article 9, each Company Shareholder Note in the Escrow Fund shall be valued at its principal amount.

9.5 Claims for Indemnification.

(a) After an Indemnified Person becomes aware of any claim such Indemnified Person has under Section 9.1 or Section 9.2 that might result in a Loss (a “Liability Claim”), such Indemnified Person shall with reasonable promptness deliver a notice of such Liability Claim (a “Claims Notice”) (i) in the case of a Liability Claim under Section 9.1, to the Principal Shareholders and the Escrow Agent, (ii) (A) in the case of a Liability Claim under Section 9.2(a) or (B) for fraud (the “Excluded Items”), to the applicable Company Shareholder(s) (with a copy to the Class A Holder), or (iii) in the case of a Liability Claim under Section 9.2(b), to Purchaser.

(b) A Claims Notice shall (i) be signed by an officer or other authorized Person of the Indemnified Person (or in the case that the Indemnified Person is an individual, by such Individual), (ii) state that an Indemnified Person has incurred, paid or properly accrued, or reasonably anticipates that it may incur, pay or properly accrue, Losses, (iii) state the amount of such Losses (which, in the case of Losses not yet incurred, paid or properly accrued, shall be a good faith estimate of those anticipated to be incurred, paid or properly accrued), and (iv) specify in reasonable detail (based upon the information then possessed by such Indemnified Person) the individual items of such Losses included in the amount so stated and the nature of the claim to which such Losses are related.

(c) No delay in or failure to give a Claims Notice by an Indemnified Person to the Indemnifying Person pursuant to this Section 9.5 will adversely affect any of the rights or remedies that the Indemnified Person has under this Agreement or alter or relieve the Indemnifying Person of their obligation to indemnify the Indemnified Persons, except and to the extent that (i) the Claims Notice is not provided within the applicable time limit set forth in Section 9.4 or (ii) such delay or failure has actually prejudiced the Indemnifying Person.

9.6 Objections to Claims.

(a) The Class A Holder, and solely the Class A Holder, may object (with the costs of pursuing the objections hereunder to be shared by all Principal Shareholders proportionately based on their Indemnification Percentage) to any Liability Claim set forth in a Claim Notice delivered in accordance with Section 9.5(a)(i) by delivering written notice to Purchaser (with a copy to the Company Shareholders and the Escrow Agent) of its objection.

(b) The applicable Company Shareholder may object to any Liability Claim set forth in a Claim Notice delivered in accordance with Section 9.5(a)(ii) by delivering written notice to Purchaser (with a copy to the Class A Holder) of its objection.

(c) Purchaser may object to any Liability Claim set forth in a Claims Notice delivered in accordance with Section 9.5(a)(iii) by delivering written notice to the Company Shareholder that delivered the Claim Notice (with a copy to the Company Shareholders) of its objection.

(d) Any notice delivered pursuant to paragraph (a), (b) or (c) above shall be referred to herein as an “Objection Notice.” Any Objection Notice must describe the grounds for such objection in reasonable detail. If an Objection Notice is not delivered by the Indemnifying Person to the Indemnified Person that delivered the Claim Notice (with a copy to the Escrow Agent if a Claims Notice was delivered to the Escrow Agent) within sixty (60) days after delivery by the Indemnified Person of the Claims Notice (the “Objection Period”), such failure to so object shall be an irrevocable acknowledgment by the Indemnifying Persons that the Indemnified Person is entitled to indemnification under Section 9.1 or 9.2 for the full amount of the Losses set forth in such Claims Notice.

9.7 Resolution of Objections to Claims.

(a) If the Indemnifying Person shall object in writing to any claim or claims made in any Claims Notice to recover Losses from the Indemnifying Person in accordance with Section 9.6, the Indemnified Person shall have sixty (60) days after its receipt of the Objection Notice to respond (with a copy to each of the Company Shareholders, Purchaser and, if applicable, the Escrow Agent) in a written statement to such objection (such sixty-day period, the “Response Period”).

(b) If after the expiration of the Response Period there remains a dispute as to any claims, the Indemnified Person and Indemnifying Person shall attempt in good faith for thirty (30) days thereafter to agree upon the rights of the respective parties with respect to each of such claims.

(c) If no agreement can be reached after good-faith negotiation and after thirty (30) days after the expiration of the Response Period, either Purchaser or the Class A Holder (or in the case of a Liability Claim with respect to an Excluded Item, the applicable Company Shareholder(s)) may institute arbitration to resolve the dispute in accordance with the arbitration provisions of Section 10.12 and the decision of the arbitrator regarding such claims shall be binding and conclusive on the parties to this Agreement.

9.8 Payment of Claims.

(a) If a Claims Notice was delivered to the Escrow Agent and no Objection Notice was delivered to the Escrow Agent within the Objection Period, or an Objection Notice was delivered to the Escrow Agent within the Objection Period but such Objection Notice was only with respect to a portion of the Losses claimed in the Claims Notice, the amount available to be drawn under the Letter of Credit by the Escrow Agent and the aggregate principal amount of the Company Shareholder Notes held in the Escrow Fund shall be reduced proportionally based on the respective Indemnification Percentages having a value equal to (i) the amount of the Losses set forth in such Claims Notice, if no Objection Notice was delivered to the Escrow Agent, or (ii) the amount of the portion of the Losses set forth in such Claims Notice to which no objection was made, if an Objection Notice was delivered to the Escrow Agent and, if such Losses specified in clauses (i) or (ii) were Escrow Specified Losses and if such reduction in the amount available to be drawn under the Letter of Credit and the aggregate principal amount of the Company Shareholder Notes from the Escrow Fund is insufficient to fully satisfy all such Losses, each Principal Shareholder obligated to indemnify Purchaser (on behalf of itself or any other Purchaser Indemnified Person) shall promptly wire transfer to Purchaser an amount of cash equal to its Indemnification Percentage of the value of any amount by which the Escrow Fund is insufficient to fully satisfy all such Losses, subject to any applicable limitations in Section 9.3(c); provided, however, that, to the extent that the amount of the Losses set forth in the Claims Notice (or portion thereof) is an estimate, the Indemnified Persons shall not be so entitled to receive, and the Escrow Agent shall not deliver, funds in respect of such portions of such estimated Losses unless and until the amount of such estimated Losses is finally determined.

(b) If (i) a Claims Notice was delivered directly to one or more Company Shareholders in the case of a Liability Claim under Section 9.2(a) (an “Individual Claim”) and no Objection Notice was delivered to Purchaser by such Company Shareholder(s) within the Objection Period, or (ii) a Claims Notice was delivered directly to one or more Company Shareholders in the case of an Individual Claim within the Objection Period but such Objection Notice was only with respect to a portion of the Losses claimed in the Claims Notice, then promptly, and in no event later than ten (10) days after expiration of the Objection Period, each such Company Shareholder shall wire transfer to Purchaser the applicable portion of the amount of such Losses set forth in the Claims Notice for which such Company Shareholder is responsible under Section 9.2, subject to any applicable limitations in Article 9; provided, however, that if the amount of the Losses stated in the Claims Notice (or any portion thereof) is an estimate, then such Company Shareholder(s) will be required to make such payment within five days after the date that the amount of Losses is finally determined.

(c) If (i) a Claims Notice was delivered to Purchaser and no Objection Notice was delivered to the Class A Holder within the Objection Period, then promptly, and in no event later than ten (10) days after expiration of the Objection Period, Purchaser shall wire transfer to the Company Indemnified Person(s) the amount of such Losses set forth in the Claims Notice from which Purchaser is responsible under Section 9.2 subject to any applicable limitations in Article 9; provided, however, that if the amount of the Losses stated in the Claims Notice (or any portion thereof) is an estimate, then Purchaser will be required to make such payment within five (5) days after the date that the amount of Losses is finally determined.

(d) If an Objection Notice is delivered within the Objection Period:

(i) In the case of Losses claimed under Section 9.1, if an agreement between the Class A Holder and Purchaser is reached during the Response Period or in accordance with Section 9.7(b) or otherwise, a memorandum setting forth such agreement shall be prepared and signed by each of Purchaser and the Class A Holder. A copy of the memorandum setting forth the agreement shall be delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall reduce the amount available to be drawn under the Letter of Credit and the aggregate principal amount of the Company Shareholder Notes in the Escrow Fund as soon as practicable in accordance with the terms of such memorandum. In addition, if such Losses were Escrow Specified Losses and if the value of the reduction in the amount available to be drawn under the Letter of Credit and the aggregate principal amount of the Company Shareholder Notes from the Escrow Fund set forth in such memorandum is insufficient to fully satisfy all such Losses, each Company Shareholder from which Purchaser (on behalf of itself or any other Purchaser Indemnified Person) seeks recovery (without duplicative recoveries) shall promptly wire transfer to Purchaser an amount of cash equal to its Indemnification Percentage of the value of any amount by which the Escrow Fund is insufficient to fully satisfy all such Losses, subject to any applicable limitations in Section 9.3(c).

(ii) In the case of an Individual Claim, if an agreement between the applicable Company Shareholder(s) and Purchaser is reached during the Response Period or in accordance with Section 9.7(b) or otherwise, a memorandum setting forth such agreement shall be prepared and signed by each of such Company Shareholder(s) and Purchaser. Within ten (10) Business Days of the date of such memorandum, such Company Shareholder(s) shall wire transfer to Purchaser (on behalf of the applicable Indemnified Person(s)) the amount of cash agreed to be delivered to Purchaser (on behalf of the applicable Indemnified Person(s)) in the memorandum.

(iii) In the case of Losses claimed under Section 9.1, if a determination is made through arbitration in accordance with Sections 9.7(c) and Section 10.12, a copy of the determination shall be delivered to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such decision and, in accordance with Section 9.2(e), shall reduce the amount available to be drawn under the Letter of Credit and the aggregate principal amount of Company Shareholder Notes in the Escrow Fund as soon as practicable from the Escrow Fund in accordance with the terms of such determination. In addition, if such Losses are Escrow Specified Losses, and if the value of the reduction in the amount available to be drawn under the Letter of Credit and the aggregate principal amount of the Company Shareholder Notes from the Escrow Fund set forth in such determination is insufficient to fully satisfy all such Losses, each Company Shareholder from which Purchaser (on behalf of itself or any other Purchaser Indemnified Person) seeks recovery shall, subject to any applicable limitations in Section 9.3(c), promptly wire transfer to Purchaser an amount of cash equal to the amount by which such Losses exceed the value of such distributions.

(iv) In the case of an Individual Claim, if a determination is made through arbitration in accordance with Sections 9.7(c) and Section 10.12, within ten (10) Business Days of such determination the applicable Company Shareholder(s) shall deliver an amount of cash to Purchaser in accordance with the terms of such determination.

(v) In the case of a Liability Claim under Section 9.2(b), (i) if an agreement between Purchaser and the applicable Indemnified Person(s) is reached during the Response Period or in accordance with Section 9.7(b) or otherwise, a memorandum setting forth such agreement shall be prepared and signed by each and within ten (10) Business Days of the date of such memorandum, Purchaser shall wire transfer to the applicable Indemnified Person(s) the amount of cash agreed to in the memorandum and (ii) if a determination is made through arbitration in accordance with Sections 9.7(c) and Section 10.12, within ten (10) Business Days of such decision Purchaser shall, subject to any applicable limitations in Section 9.3(d)(ii), deliver an amount of cash to the applicable Indemnified Persons in accordance with the terms of such determination.

(e) Notwithstanding anything to the contrary in this Agreement, the Company Shareholders do not have any individual right to object to any claim made in a Claims Notice under this Article 9 (except for an Individual Claim, and then only the Company Shareholder(s) to whom such Claims Notice was delivered shall have the individual right to object in accordance with this Article 9) and, except as aforesaid, any and all claims made in Claims Notice on behalf of the Indemnified Persons may be objected to only by the Class A Holder.

(f) Notwithstanding anything to the contrary contained in this Section 9.8, if any Principal Shareholder that is a Class C Note Consideration Holder is required to pay any amount under this Section 9.8, then such amount shall be paid as follows: such Principal Shareholder shall promptly wire transfer to Purchaser an amount of cash up to the amount received by such Principal Shareholder under Article 2 of this Agreement prior to such time, and, in the event that such amount of cash so received is insufficient to fully satisfy all such Losses, Purchaser shall have the right to exercise the set-off provisions, if and to the extent set-off is available, for the amount of such shortfall, first, under the Company Shareholder Note delivered to the Escrow Agent on behalf of such Principal Shareholder at the Closing pursuant to Section 2.3(a)(iv), and second, under the Company Shareholder Note received by such Principal Shareholder at the Closing pursuant to Section 2.3(a)(v).

9.9 Third-Party Claims. If any Indemnified Person receives written notice of a third-party claim, including from a Tax Authority, that such Indemnified Person believes may result in a claim for indemnification pursuant to this Article 9, Purchaser (in the case such Indemnified Person is a Purchaser Indemnified Person) or the Class A Holder (in the case such Indemnified Person is a Company Indemnified Person) shall promptly notify the other (or in the case of a third-party claim that may result in an Individual Claim, the applicable Company Shareholders(s)) of such third-party claim, and provide the Indemnifying Person the opportunity to direct, through counsel of its own choosing (who shall be reasonably acceptable to Purchaser or the Class A Holder (or Company Shareholder(s)), as the case may be), at its own cost (to be shared proportionally by all Principal Shareholders in the case of the Class A Holder), the defense and, subject to the next sentence, settlement of such claim; provided, however, that (a) the claim or proceeding solely seeks (and continues to seek) monetary damages or an amount in respect of Taxes; and (b) the Indemnified Person reasonably determines in good faith that there is no reasonable likelihood that such claim will cause any Indemnified Person to suffer Losses (other than Losses not subject to indemnification because of the application of the Purchaser Indemnification Deductible or the Company Indemnification Deductible or because of the application of provisions in Sections 9.3(c)(iv) and (v) in which Purchaser specifically agrees to be liable for a specified portion of Losses) in excess of the amount for which such Indemnified Person is entitled to be indemnified under this Article 9 from time to time during the pendency of the claim, excluding any amounts of the Escrow Fund as are the subject of any then pending Liability Claims (if applicable) (the conditions set forth in clauses (a) and (b) are, collectively, the “Litigation Conditions”). Any settlement of such claim by the Indemnifying Person shall require the prior written consent of the Indemnified Person (which shall not be unreasonably withheld or delayed). If the Litigation Conditions are met and the Indemnifying Person elects to assume the defense of any such claim or proceeding, the Indemnifying Person shall allow the Indemnified Persons to participate in such defense, but in such case the expenses of the Indemnified Persons shall be paid by the Indemnified Persons. An Indemnified Person shall provide the Indemnifying Person and its counsel with reasonable access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Person in the defense or settlement thereof, and the Indemnified Persons shall be reimbursed for all of their reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Person fails to defend or if, after commencing or undertaking any such defense, the Indemnifying Person fails to prosecute or withdraws from such defense, or if any of the Litigation Conditions cease to be met, the Indemnified Person shall have the right to undertake the defense or settlement thereof, and in its sole discretion to settle any such claim; provided, however, that without the consent of the Indemnifying Person, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. If the Indemnifying Person consents to any such settlement, no Person shall have any power or authority to object to the amount or validity of any claim by or on behalf of the Indemnified Person for indemnity with respect to such settlement. Notwithstanding any other provision of this Agreement, in connection with any third-party claim, any costs and expenses of defense and investigation, including court costs and reasonable attorneys fees incurred or suffered by the Indemnified Persons in connection with the defense of any such third party claim, other than costs of the Indemnified Person’s counsel to be borne by the Indemnified Person pursuant to the third sentence of this Section 9.9, whether or not it is determined that there was a breach or inaccuracy of a representation or warranty or any other matter specified in Section 9.1 or Section 9.2 as a basis for indemnification under this Agreement, shall constitute Losses subject to indemnities under Section 9.1 or Section 9.2. Notwithstanding anything contained in this Agreement to the contrary, for purposes of Section 9.9, and subject to the limitations set forth in this Section 9.9, with respect to the matters set forth on Schedule P and Schedule Q, the Purchaser Indemnified Persons shall be treated as the Indemnified Party and the Principal Shareholders shall be treated as the Indemnifying Persons.

9.10 Acknowledgement of Certain Rights of the Class A Holder. Each Company Shareholder hereby acknowledges and agrees that, in accordance with the terms of this Agreement, the Class A Holder is permitted or required to take certain actions, including without limitation, making certain decisions or giving or withholding its approval or consent, and that in taking (or failing to take) all such actions permitted under this Agreement, the Class A Holder is not acting as an agent, representative, fiduciary or otherwise on behalf of any other Company Shareholder and the Class A Holder shall be entitled to act in its sole discretion. Moreover, each Company Shareholder acknowledges and agrees that the Class A Holder shall have no obligation to consider the interests of the other Company Shareholders in exercising any of its rights pursuant to this Agreement.

ARTICLE 10

GENERAL PROVISIONS

10.1 Survival of Representations, Warranties and Covenants. The representations and warranties made by the Company, the Company Shareholders and Purchaser in this Agreement or any Related Agreement shall survive the Closing and remain in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Sections 4.2, 4.3, 4.4, 4.5, 4.8 and 4.10 shall survive the Closing and remain in full force and effect indefinitely; and provided, further, that the representations and warranties contained in Section 3.9 shall not survive the

Closing. Any covenant or agreement contained in this Agreement to be performed prior to the Closing (other than any Payment Covenants) shall survive the Closing and remain in full force and effect until the second anniversary of the Closing Date. Each of the Payment Covenants and any covenant or agreement contained in Section 6.4, the second sentence of Section 6.8 and Sections 6.12, 6.13, 6.14, 6.15, 6.16 and 6.18 shall survive the Closing and remain in full force and effect in accordance with their terms. Any indemnification by the Principal Shareholders for Pre-Closing Tax Liabilities contained in this Agreement or for the matters set forth on Schedule P or Schedule Q shall survive the Closing and remain in full force and effect until sixty (60) days following the expiration of all applicable statutes of limitations. The date until which each representation, warranty, covenant or agreement shall survive is herein referred to as the “Date of Survival” with respect to such representation, warranty, covenant or agreement. Notwithstanding the foregoing, if written notice of a claim for breach of any representation, warranty, covenant or agreement has been given on or before the Date of Survival by a party in whose favor such representation, warranty, covenant or agreement has been made to the party that made such representation, warranty, covenant or agreement, then the relevant representation, warranty, covenant or agreement shall survive, as to such claim, until the claim has been finally resolved. Except as set forth in the preceding sentence, any and all breaches of representations, warranties, covenants and agreements shall be deemed waived as of the applicable Date of Survival, and no claim with respect thereto may be brought after such Date of Survival.

10.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified, (b) two days after deposit with an airborne or overnight courier if to an address in a different country, specifying priority international delivery, with written verification of delivery and properly addressed to the party to be notified, (c) one day after deposit with an airborne or overnight courier if to an address in the same country, with written verification of delivery and properly addressed to the party to be notified, or (d) when sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Purchaser, to:

SunPower Corporation

3939 N. 1st Street

San Jose, CA 95134

Attention: Thomas Werner

Facsimile No.: (408) 240-5400

Telephone No.: (408) 240-5500

with a copy (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: R. Todd Johnson

                 Stephen E. Gillette

Facsimile No.: 650.739.3939

Telephone No.: 650.739.3900

(ii)	if to the Company, to:

Sunray Malta Holdings Limited

Suite 1, Level 2, Forni Complex,

Valletta Waterfront, Pinto Wharf,

Floriana FRN 1913

Malta

Attention: Secretary

Facsimile No.: +356.22480720

Telephone No.: +356.22480700

(iii)	if to the Company Shareholders, to the address set forth below his, her or its name on the signature pages attached to the applicable Side Agreement.

with a copy (which shall not constitute notice), in the case of a notice or other communication hereunder to the Class A Holder, to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, New York 10005

Attention: Crayton L. Bell

Facsimile No.: 212.530.5219

Telephone No.: 212.530.5000

and/or with a copy (which shall not constitute notice), in the case of a notice or other communication hereunder to a Class C Holder, to:

Chadbourne & Park LLP

30 Rockefeller Plaza

New York, New York 10112

Attention: Charles E. Hord, III

Facsimile No.: 212.541.5369

Telephone No.: 212.408.5100

10.3 Interpretation. When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified. The words “made available” shall, unless otherwise specifically provided herein, mean, with respect to any statement in this Agreement to the effect that any information, document or other material has been “made available” to Purchaser, that such information, document or material: (a) was available for review by Purchaser or its accountants or counsel in the virtual data room provided by the Company in connection with this Agreement for at least the period from 5:00 p.m. Eastern time on the date one (1) Business Day prior the date hereof through the date hereof, (b) can be shown by the Company to have been available for review on January 8, 2010 or January 13, 2010, in either case, by Purchaser or its accountants or counsel in the offices of the Company or Norton Rose Group located in Greece, or (c) delivered to Purchaser or its accountants or counsel by electronic mail prior to 5:00 p.m. Eastern time on the date one (1) Business Day prior to the date hereof. The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. All references in this Agreement and in any Related Agreement to amounts of money expressed in dollars are references to United States dollars, unless otherwise indicated. For purposes of calculating the amount of the Adjusted Purchase Price, except as provided otherwise herein, any amounts denominated in any currency other than United States dollars shall be converted to United States dollars using the applicable Exchange Rate as of the date of the Closing Date. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation. The headings and captions in this Agreement are for reference only and shall not be used in the construction or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parole evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF or other picture format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.5 Entire Agreement; No Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto (but not including any Related Agreements), the Company Disclosure Schedule and the Company Shareholder Disclosure Schedules, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except the Prior NDA, which shall continue in full force and effect following any termination of this Agreement and shall survive any termination of this Agreement, in accordance with its terms, but shall terminate automatically at the Closing, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person (other than the parties hereto and, with respect to Article 9, the Persons with indemnification rights thereunder and the directors and officers of the Company to the extent provided in Section 6.14) any rights or remedies hereunder. The Prior NDA shall terminate and be of no further force or effect upon the Closing.

10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may, without prior written consent of the other parties, assign this Agreement and any of its respective rights, interest or obligations hereunder to an Affiliate of Purchaser or in connection with a merger of Purchaser or a sale of all or substantially all of the assets of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder (including, to pay the Purchase Price and issue the Company Shareholder Notes in accordance with Article 2). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.7 No Limitation. It is the intention of the parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (i) the representations, warranties, covenants and closing conditions in this Agreement shall be construed to be cumulative; (ii) each representation, warranty, covenant and closing condition in this Agreement shall be given full separate and independent effect; and (iii) no limitation in any representation, warranty, covenant or closing condition shall be construed to limit any other representation, warranty, covenant or closing condition unless such limitation is expressly made applicable to such other representation, warranty, covenant or closing condition.

10.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

10.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. For the avoidance of doubt, the parties agree that no corporate ratification or rectification of prior board or shareholder actions or omissions, no approval of statutory accounts or other similar corporate action occurring post-Closing, nor any filing with a Governmental Entity of any such document by Purchaser, the Company or any Subsidiary with respect to the Company or any Subsidiary shall be deemed a waiver of, consent to or acquiescence on the part of Purchaser in any breach of any representation, warranty or obligation by the Company, any Subsidiary or any Company Shareholders under this Agreement.

10.10 Agent for Service of Process. Each of the Company and each of the non-U.S. Company Shareholders has appointed CT Corporation, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the State of New York (the “Authorized Agent”), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; provided, however, that with respect to each of the non-U.S. Company Shareholders who is a Non-Principal Shareholder, such appointment shall terminate on the third anniversary of the Closing Date. The Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company and each of the non-U.S. Company Shareholders agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and each non-U.S. Company Shareholder, as applicable. Each of the Company and each of the non-U.S. Company Shareholders also agrees that process may be served upon it in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby by registered mail to its address set forth (i) with respect to the Company, in Section 10.2, and (ii) with respect to any non-U.S. Company Shareholder, on the signature pages attached to this Agreement. Each of the Company and each non-U.S. Company Shareholder shall each take all steps to maintain, and in the case of non-U.S. Company Shareholders who are Non-Principal Shareholders, at all times on or before the third anniversary of the Closing Date, the Authorized Agent as such party’s authorized agent in the State of New York upon whom process may be served with respect to such party, and shall take any further efforts necessary or reasonably requested by Purchaser in furtherance thereof.

10.11 Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of New York, without regard to any such Laws, the application of which would result in the application of the Laws of any jurisdiction other than the State of New York.

10.12 Dispute Resolution and Venue. Except as otherwise expressly provided in Sections 2.5, Section 6.7 and Article 9, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity hereof, including any request for specific performance, claim based on contract, tort, statute or constitution or the determination of the scope or applicability of this agreement to arbitrate, will be determined by arbitration in the Borough of Manhattan, New York, New York before one arbitrator. The arbitration will be administered by Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures, as modified in this Section 10.12.

(a) The arbitrator will not have the power to order hearings and meetings to be held in any place or places outside of the Borough of Manhattan, New York, New York. The arbitration proceedings will be conducted in English.

(b) The arbitrator will have the power to order any remedy, including monetary damages, specific performance and all other forms of legal and equitable relief, except that the arbitrator will not have the power to order special, exemplary or punitive damages. The arbitrator may hear and rule on dispositive motions as part of the arbitration proceeding (e.g., motions for summary disposition).

(c) Each party will be entitled to the timely production by the other party of relevant, non-privileged documents or copies thereof. If the parties are unable to agree on the scope and/or timing of such document production, the arbitrator will have the power, upon application of any party, to make all appropriate orders for the production of documents by any party.

(d) Before the arbitrator establishes the facts of the case, each party will be entitled to examine witnesses by deposition to provide non-privileged testimony that is relevant to the controversies, claims or disputes at issue. If the parties are unable to agree on the propriety, scope or timing of a deposition, the arbitrator, upon the application of any party, may make all appropriate orders in connection with a proposed deposition.

(e) The arbitrator may appoint expert witnesses only with the consent of all of the parties to the arbitration.

(f) The arbitrator’s fees and the administrative expenses of the arbitration will be paid equally by the parties. Each party to the arbitration will pay its own costs and expenses (including attorney’s fees) in connection with the arbitration.

(g) The award rendered by the arbitrator will be executory, final and binding on the parties. The award rendered by the arbitrator may be entered into any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Such court proceeding will disclose only the minimum amount of information concerning the arbitration as is required to obtain such acceptance or order.

(h) Except as required by law, no party may disclose the existence, contents or results of an arbitration brought in accordance with this Agreement, or the evidence produced by its opposing parties, or any analyses or summaries derived from such evidence.

(i) Each party to this Agreement hereby agrees that in connection with any such action process may be served in the same manner as notices may be delivered under Section 10.2 and irrevocably waives any defenses it may have to service in such manner.

(j) Each party to this Agreement hereby agrees that this Agreement does not preclude parties from seeking provisional remedies in aid of arbitration from (i) the trial courts of superior jurisdiction located in the Borough of Manhattan, New York, New York or (ii) the United States District Court for the Southern District of New York. For the purposes of this subparagraph, each of the parties hereto consents to submit itself to the personal jurisdiction of the courts described in the first sentence of this subparagraph, agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other application, agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, agrees that it will not assert as a defense that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and agrees that mailing of process or other papers in connection with any such Actions in the manner provided in Section 10.2 or in such other manner as may be permitted by Law will be valid and sufficient service thereof.

(k) Each party to this Agreement waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 10.12, stipulates that the courts located in New York, New York shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement, and hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

10.13 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY, PURCHASER OR ANY COMPANY SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

10.14 Postponement of Closing and Suspension of Conditions.

(a) At any time when the conditions set forth in Sections 7.1 and 7.3 (excluding conditions that, by their terms, are not expected to be satisfied until the Closing Date) have been satisfied or waived, then subject to the notice requirements in Section 2.4, Purchaser may elect to postpone the Closing to a date to be specified by Purchaser to occur not later than March 26, 2010.

(b) If a Closing Delay Event shall have occurred, then from and after 5:00 pm Eastern time on the Closing Delay Event Date, the obligations of Purchaser to consummate the transactions contemplated hereby shall no longer be subject to the satisfaction at or prior to the Closing of the conditions set forth in (i) Section 7.1, (ii) the first sentence of Section 7.3(a) (except with respect to the Excepted Company Representations), or (ii) Sections 7.3(b) or (c).

10.15 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement, the Escrow Agreement or the Company Shareholder Notes were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, the Escrow Agreement or the Company Shareholder Notes or to enforce specifically the performance of the terms and provisions hereof before any arbitrator specified in Section 10.12 in addition to any other remedy to which they are entitled at law or in equity.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

SUNPOWER CORPORATION

By:	/s/ Tom Werner
Name:	Tom Werner
Title:	CEO

SUNRAY MALTA HOLDINGS LIMITED

By:	/s/ Alexander Tranter
Name:	Alexander Tranter
Title:	Director

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

(Signature of Individual Company Shareholder)

(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

Sunray Equity Investment Holdings LLC
(Print Name of Principal)	(Print Name of Entity Company Shareholder)

/s/ Scott Mackin
(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

Scott Mackin
(Print Name of Nominee)	(Print Name of Authorized Person)

Manager
(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

(Signature of Individual Company Shareholder)

(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

Perpetual Energies Limited
(Print Name of Principal)	(Print Name of Entity Company Shareholder)

/s/ Michael Solomon
(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

Michael Solomon
(Print Name of Nominee)	(Print Name of Authorized Person)

Attorney in Fact
(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

(Signature of Individual Company Shareholder)

(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

Yellowstone Capital Partners Ltd
(Print Name of Principal)	(Print Name of Entity Company Shareholder)

/s/ Grégory Guissard
(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

Grégory Guissard
(Print Name of Nominee)	(Print Name of Authorized Person)

Authorized Signatory
(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

(Signature of Individual Company Shareholder)

(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

Indian River Ventures Ltd
(Print Name of Principal)	(Print Name of Entity Company Shareholder)

/s/ Heather Kent
(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

Heather Ann Kent
(Print Name of Nominee)	(Print Name of Authorized Person)

Alternate Director to Marion Louise DeCarte
(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Yoram Amiga
(Signature of Individual Company Shareholder)

Yoram Amiga
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Giles Clark
(Signature of Individual Company Shareholder)

Giles Clark
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Giora Salita
(Signature of Individual Company Shareholder)

Giora Salita
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Michael Barnea
(Signature of Individual Company Shareholder)

Michael Barnea
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Sean Murphy
(Signature of Individual Company Shareholder)

Sean Murphy
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Timothy Corfield
(Signature of Individual Company Shareholder)

Timothy Corfield
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Giuseppe Brunelli
(Signature of Individual Company Shareholder)

Giuseppe Brunelli
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Giuseppe La Loggia
(Signature of Individual Company Shareholder)

Giuseppe La Loggia
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Luigi Samuele
(Signature of Individual Company Shareholder)

Luigi Samuele
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Ronen Gani
(Signature of Individual Company Shareholder)

Ronen Gani
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Alba Martinez
(Signature of Individual Company Shareholder)

Alba Martinez
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Mike Rutgers
(Signature of Individual Company Shareholder)

Mike Rutgers
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Eran Pliskine
(Signature of Individual Company Shareholder)

Eran Pliskine
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Alex Whalley
(Signature of Individual Company Shareholder)

Alex Whalley
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Heather Galloway
(Signature of Individual Company Shareholder)

Heather Galloway
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Robert Belke
(Signature of Individual Company Shareholder)

Robert Belke
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Tomer Zucker
(Signature of Individual Company Shareholder)

Tomer Zucker
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ F. Sheldon
(Signature of Individual Company Shareholder)

Farah Sheldon
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Yacob Katz
(Signature of Individual Company Shareholder)

Yacob Katz
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Share Purchase Agreement as of the date first above written.

COMPANY SHAREHOLDERS:

If Company Shareholder is an individual, please print Company Shareholder’s name and sign below:

/s/ Israel Efrat
(Signature of Individual Company Shareholder)

Israel Efrat
(Print Name of Individual Company Shareholder)

If Company Shareholder is a nominee, please print the name and address of the principal and have the principal and nominee sign below:	If Company Shareholder is an entity, please print the name of the entity and sign below, indicating your title:

(Print Name of Principal)	(Print Name of Entity Company Shareholder)

(Signature of Authorized Person of Principal)	(Signature of Authorized Person)

(Print Name of Nominee)	(Print Name of Authorized Person)

(Signature of Authorized Person of Nominee)	(Print Title of Authorized Person)